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                                                                    EXHIBIT 10.1

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                           SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                   DATED AS OF

                                NOVEMBER 10, 1998

                                      AMONG

                            GROUP 1 AUTOMOTIVE, INC.,
                     ITS SUBSIDIARY BORROWERS LISTED HEREIN

                            THE BANKS LISTED HEREIN,

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                      FORMERLY KNOWN AS TEXAS COMMERCE BANK
                              NATIONAL ASSOCIATION
                             AS ADMINISTRATIVE AGENT

                                  COMERICA BANK
                              AS FLOOR PLAN AGENT,

                                NATIONSBANK, N.A.
                             AS DOCUMENTATION AGENT,

                                       AND

                           U. S. BANK, BANK OF AMERICA
                     NATIONAL TRUST AND SAVINGS ASSOCIATION,
                     BANK ONE, N.A., AND BANK BOSTON, N.A.,
                                  AS CO-AGENTS

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         THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of
November 10, 1998, is entered into among GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the "Company"), each of the Subsidiaries of the Company listed on the signature pages hereof and such other Subsidiaries of the Company which hereafter shall become parties to this Agreement (the Company and the Subsidiaries are sometimes referred to herein as, individually, a "Borrower," and collectively, the "Borrowers"), the Banks listed on the signature pages hereof (the "Banks"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, formerly known as Texas Commerce Bank National Association, as Administrative Agent for the Banks (in such capacity together with any successor in such capacity pursuant to Section 12.6, the "Agent"), COMERICA
BANK, a Michigan banking association, as Floor Plan Agent for the Banks (in such capacity together with any successor in such capacity pursuant to Section 12.13, the "Floor Plan Agent").


                                    RECITALS

         WHEREAS, on December 31, 1997, the Borrowers, the Banks, the Agent and the Floor Plan Agent entered into the Revolving Credit Agreement (the "Initial Agreement"), whereby upon the terms and conditions therein stated, the Banks agreed to make loans to the Borrowers up to the aggregate amount of $125,000,000, to be used by the Borrowers for the purposes set forth in Section
9.9 of the Initial Agreement; and

         WHEREAS, on, June 19, 1998, the Borrowers, the Banks, the Agent and the Floor Plan Agent amended the Initial Agreement and entered into an Amended and Restated Revolving Credit Agreement (hereinafter called the "Amended and Restated Agreement") whereby, upon the terms and conditions therein stated, the Banks agreed to make loans to the Borrowers up to the aggregate amount of $345,000,000 to be used by the Borrowers for the purposes set forth in Section
9.9 of the Amended and Restated Agreement; and

         WHEREAS, the Borrowers, the Banks, the Agent and the Floor Plan Agent mutually desire to amend certain aspects of the Amended and Restated Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                   CERTAIN DEFINED TERMS, ACCOUNTING TERMS AND
                                  CONSTRUCTION

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "ABR Borrowing" means a Borrowing comprised of Alternate Base Rate
Loans.

             Second Amended and Restated Revolving Credit Agreement

         "Accounts" means any and all rights of the Company or any of its Subsidiaries to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates.

         "Acquisition" means the acquisition by the Company or any of its wholly owned Subsidiaries of (i) not less than one hundred percent (100%) of the capital stock or other evidence of equity ownership of an Auto Dealer, or (ii) all or substantially all of the assets of an Auto Dealer.

         "Acquisition Loan" has the meaning specified in Section 3.1.

         "Acquisition Loan Advance Limit" means as of any Borrowing Date of an Acquisition Loan, for the Company and its Subsidiaries on a consolidated basis, calculated as of the last day of the most recently ended fiscal quarter or year for which financial statements have been delivered under either Section 7.5 or 9.5, an amount equal to the lesser of (i) $130,000,000 minus the amount, if any, of any portion of the Acquisition Loan Commitment allocated to Floor Plan Borrowings or the Floor Plan Loan Commitment, or (ii) the sum of (y) the aggregate amount for all Qualifying Subsidiaries of two (2) times the difference between Pro Forma EBITDA of each such Qualifying Subsidiary minus Pro Forma Interest Expense of each such Qualifying Subsidiary plus (z) the lesser of (A) the aggregate amount for all Qualifying Ford Subsidiaries of two (2) times the difference between Pro Forma EBITDA of each such Qualifying Ford Subsidiary minus Pro Forma Interest Expense of each such Qualifying Ford Subsidiary, or (B) the amount derived under clause (x) of the definition of the Ford Borrower Liability Amount and such amount shall not include the Pro Forma EBITDA of any of the GM Borrowers. If the purpose of any Borrowing of an Acquisition Loan is to make a Permitted Acquisition, then the foregoing amounts shall be calculated to give effect to such Permitted Acquisition as if such Acquisition had been consummated on or before the last day of the fiscal quarter immediately preceding such Borrowing Date.

         "Acquisition Loan Commitment" means for each Bank, its obligation to make Acquisition Loans to the Company up to the amount set forth opposite such Bank's name on Schedule I under the caption "Acquisition Loan Commitments" (as the same may be permanently terminated or reduced or increased from time to time pursuant to the applicable provisions in Sections 2.3(g)(iii), 3.4, 5.5, or 11.1 and as such amount may be increased or decreased from time to time by assignment or assumption pursuant to Section 13.3(b)), including any portion thereof which constitutes an Increased Acquisition Loan Commitment.

         "Acquisition Loan Worksheet" has the meaning specified in Section 9.16(a)(viii).

         "Addendum" means the form of Addendum substantially in the form of Exhibit A.

         "Adjusted Indebtedness" means as of any date of determination, for the Company and its Subsidiaries, on a consolidated basis, the difference between
(i) Indebtedness minus (ii) the sum of (x) Floor Plan Loans outstanding, (y) Retail Loan Guaranties, and (z) Subordinated Indebtedness.


             Second Amended and Restated Revolving Credit Agreement

         "Adjusted Total Indebtedness" means as of any date of determination, for the Company and its Subsidiaries, on a consolidated basis, the difference between (i) Indebtedness minus (ii) the sum of (y) Floor Plan Loans outstanding, and (z) Retail Loan Guaranties.

         "Adjustment Period" means the period of time commencing on a Floor Plan Adjustment Date and ending on the next succeeding Floor Plan Adjustment Date.

         "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit B hereto, which each Bank shall complete and provide to the Agent.

         "Affiliate" means any Person (including any member of the immediate family of any such natural person) who directly or indirectly beneficially owns or controls five percent (5%) or more of the total voting power of shares of capital stock of the Company having the right to vote for directors under ordinary circumstances, any Person controlling, controlled by or under common control with any such Person (within the meaning of Rule 405 under the Securities Act of 1933) and any director or executive officer of such Person.

         "Agency Fee" has the meaning specified in Section 5.4(b).

         "Agent" has the meaning specified in the introduction to this Agreement.

         "Agent's Letter" has the meaning specified in Section 5.4(b).

         "Agreement" shall mean this Second Amended and Restated Revolving Credit Agreement.

         "Alternate Base Rate" means, for any day, a fluctuating rate per annum (rounded upwards to the next highest one-eighth (1/8) of one percent (1%) if not already an integral multiple of one-eighth (1/8) of one percent (1%)) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus one-half (1/2) of one percent (1%). "Prime Rate" shall mean, as of a particular date, the prime rate most recently announced by Chase and thereafter entered in the minutes of Chase's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to any Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.


             Second Amended and Restated Revolving Credit Agreement

         "Alternate Base Rate Loan" means any Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of this Agreement.

         "Applicable Interest Rate" means the LIBO Rate, the Alternate Base Rate, or the Comerica Prime-based Rate, as selected by the Company from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" means, on any date, with respect to Eurodollar Loans which are Acquisition Loans or to Alternate Base Rate Loans, as the case may be, the applicable percentages set forth below based upon the Total Leverage Ratio as in effect as of such date.


                    Total Leverage          Eurodollar          Alternate Base
                        Ratio                 Margin              Rate Margin
                        -----                 ------              -----------
Category 1            x  >  2.50              3.25%                1.75%

Category 2       1.75  <  x  <=  2.50         3.00%                1.50%

Category 3       1.25  <  x  <=  1.75         2.50%                1.00%

Category 4       1.00  <  x  <=  1.25         2.00%                 .50%

Category 5            x  <=  1.00             1.75%                 .25%

         Each change in the Applicable Margin shall apply to all Eurodollar Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Comerica Prime Rate Loan and an Alternate Base Rate Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Loan.

         "Assignment and Acceptance" has the meaning specified in Section
13.3(b).

         "Auto Dealer" means a Person engaged in the sale of new and/or Used Motor Vehicles pursuant to a franchise or licensing agreement with a Manufacturer and related operations.

         "Banks" has the meaning specified in the introduction to this Agreement, and Bank(s) shall include the Swing Line Bank unless the context otherwise requires.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Book Value" means the wholesale value set forth in the most recent edition of the National Automotive Dealers Association ("N.A.D.A.") Official Used Car Guide Retail Edition.


             Second Amended and Restated Revolving Credit Agreement

         "Borrower" or "Borrowers" has the meaning specified in the introduction to this Agreement.

         "Borrowing" means a Loan or a group of Loans of a single Type made by the Banks on a single date and as to which a single Interest Period is in effect.

         "Borrowing Date" means, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are made available to any Borrower.

         "Business Day" means a day when the Agent and each Bank are open for business, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings are carried on in the London interbank market and commercial banks are open for domestic or international business in London, England, in New York City, New York, Detroit, Michigan and in Houston, Texas.

         "Capital Lease" means any lease required to be accounted for as a capital lease under generally accepted accounting principles.

         "Cash Collateral Account" has the meaning specified in Section 6.8(a).

         "Cash Receipted" means, in connection with the sale of a Motor Vehicle, that cash has been received upon the sale thereof.

         "Change of Control" will be deemed to have occurred if either (a) the shares of the Company shall cease to be publicly traded or (b) at any time after the Closing Date, individuals who were directors of the Company on the Closing Date shall cease to constitute a majority of the members of the board of directors of the Company.

         "Chase" means Chase Bank of Texas, National Association and its successors and assigns as permitted in this Agreement.

         "Closing Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement and all of the Loan Documents shall have been executed by each Borrower, each Bank, the Agent and the Floor Plan Agent and the Agent shall have received counterparts hereof which taken together, bear the signature of all such signatories and all of the other conditions to the initial Borrowing or the issuance of any Letters of Credit set forth in Section 8.1 hereof shall have been satisfied.

         "Code" means the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

         "Collateral" means the collateral described in each of the Loan Documents including the Security Documents and shall include (a) all of the capital stock and any other equity interests of all Subsidiaries of the Company or other Borrowers, now or hereafter existing (except such capital stock and equity interests which the Company or other applicable Borrower is prohibited by a

             Second Amended and Restated Revolving Credit Agreement

Manufacturer from pledging), and (b) with respect each of the Borrowers, (i) all inventory, including without limitation, Motor Vehicles, (ii) all Accounts,
(iii) all equipment, machinery, furniture and fixtures, and (iv) all real estate owned or leased by any Borrower.

         "Comerica Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Comerica Prime-based Rate" shall mean, for any day, that rate of interest which is equal to (a) the greater of (i) the Comerica Prime Rate and
(ii) the Comerica Alternate Base Rate minus (b) 0.50%.

         "Comerica Prime Rate" shall mean the per annum rate of interest announced by the Floor Plan Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Floor Plan Agent to any of its customers), which rate shall change simultaneously with any change in such announced rate.

         "Comerica Prime Rate Loan" or "Comerica Prime Rate Borrowing" means any Loan with respect to which the Company shall have selected an interest rate based on the Comerica Prime-based Rate in accordance with the provisions of this Agreement.

         "Commitment" means (a) for each Bank (or, as to any Person who becomes a Bank after the Closing Date), the sum of (i) such Bank's Acquisition Loan Commitment, plus (ii) such Bank's Floor Plan Loan Commitment; and (b) for the Swing Line Bank, its obligation to make Swing Line Loans to the Floor Plan Borrowers up to the amount of the Swing Line Commitment as the same may be increased or decreased pursuant to the provisions of Sections 2.3(g)(iii), 3.4 or 5.5.

         "Commitment Fees" means, collectively, the Floor Plan Loan Commitment Fees and the Acquisition Loan Commitment Fees as such terms are defined in
Section 5.4(a).

         "Communications" has the meaning specified in Section 13.1.

         "Company" has the meaning specified in the introduction to this Agreement.

         "Confidential Information Memorandum" means the Confidential Information Memorandum dated April, 1998 furnished by Chase Securities Inc., as Arranger on behalf of the Agent, the Floor Plan Agent and the Banks, relating to the credit facilities evidenced by this Agreement.

         "Consolidated EBITDA" means, for any period for which the amount thereof is to be determined, Consolidated Net Income for such period, plus, to the extent deducted in the determination of Consolidated Net Income and without duplication with items included in the adjustments under generally accepted accounting principles to net income in the determination of Consolidated Net Income, (a) provisions for income taxes, (b) Interest Expense, (c) depreciation and amortization expense, and (d) other non-cash income or charges.


             Second Amended and Restated Revolving Credit Agreement

         "Consolidated Net Income" means for any period for which the amount thereof is to be determined, the Net Income of the Company in accordance with generally accepted accounting principles.

         "Consolidated Pro Forma EBITDA" means, Pro Forma EBITDA of the Company and its Subsidiaries, determined on a consolidated basis.

         "Current Ratio" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the quotient of (a) current assets as of such date divided by (b) the sum of (without duplication) current liabilities and the outstanding balance of all Floor Plan Indebtedness as of such date.

         "Curtailment Date" means (a) with respect to a new Motor Vehicle, one year after the date it is Deemed Floored, (b) with respect to a Fleet Motor Vehicle, thirty (30) days from the date it is Deemed Floored, (c) with respect to a Demonstrator, two hundred ten (210) days from the date it is Deemed Floored, (d) with respect to a Used Motor Vehicle, one hundred twenty (120) days from the date it is Deemed Floored, (v) with respect to a Program Car, one hundred eighty (180) days from the date it is Deemed Floored and (vi) with respect to a Rental Motor Vehicle the first to occur of (y) two (2) years from the date it is Deemed Floored or (z) the introduction by the Manufacturer of the third model year for such Motor Vehicle.

         "Dealer Franchise Agreement" has the meaning specified in Section 7.20.

         "Deemed Floored" means with respect to a Motor Vehicle, the earlier of
(a) the date a Floor Plan Loan Borrowing is deemed by the Floor Plan Agent in its sole discretion to be advanced by the Floor Plan Agent; or (b) thirty (30) days after an advance is made on a Floor Plan Loan with respect to such Motor Vehicle.

         "Default" means any event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

         "Demonstrator" means a new Motor Vehicle with mileage resulting from customer test drives or use of such Motor Vehicle by dealership personnel.

         "Disposition" means the sale, lease, conveyance or other disposition of property.

         "Dollars" and the symbol "$" mean the lawful currency of the United States of America.


             Second Amended and Restated Revolving Credit Agreement

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Closing Date, on the signature page of the Assignment and Acceptance executed by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Agent.

         "Draft" means a draft on a Floor Plan Borrower's account at the Floor Plan Agent made by a Manufacturer in accordance with the terms of a Drafting Agreement by and among the Floor Plan Agent, the Manufacturer and/or any of the Borrowers.

         "Drafting Agreement" means an agreement (whether or not issued in the form of a letter of credit) by and between the Floor Plan Agent and a Manufacturer, entered into for the account of a Floor Plan Borrower (and in some cases acknowledged or countersigned by a Floor Plan Borrower) under which a Manufacturer is entitled to submit Drafts to the Floor Plan Agent (via ACH electronic transfer or otherwise) for payment of invoices identifying Motor Vehicles delivered or shipped to the applicable Floor Plan Borrower, such agreements to be substantially in the form of the existing Drafting Agreements identified in Schedule II hereto or otherwise on terms and conditions consistent with the usual customs and practices in effect from time to time for the floor plan industry.

         "EBITDA" means, for any Person, for any period for which the amount thereof is to be determined, Net Income for such period, plus, to the extent deducted in the determination of Net Income and without duplication with items included in the adjustments under generally accepted accounting principles to Net Income in the determination of net income, (a) provisions for income taxes,
(b) Interest Expense, (c) depreciation and amortization expense and (d) other non-cash income or charges.

         "Earnings Available for Fixed Charges" means, for any period for which the amount thereof is to be determined, Consolidated EBITDA plus (a) lease expense of the Company and its Subsidiaries on a consolidated basis minus (b) the cash income taxes of the Company and its Subsidiaries, determined on a consolidated basis as reported in the annual audited and the quarterly unaudited financial statements.

         "Eligible Assignee" means (a) any Bank or any Affiliate of any Bank (b) a commercial bank organized under the laws of the United States, or any state there of, and having total assets in excess of One Billion Dollars ($1,000,000,000) or its equivalent in any other currency and having deposits that rated in either of the two highest generic letter rating categories (without regard to subcategories) from either S&P or Moody's or a comparable nationally recognized national or international rating agency; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of One Billion Dollars ($1,000,000,000) or its equivalent in any other currency, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; or (e) any other financial institution approved by the Agent


             Second Amended and Restated Revolving Credit Agreement and the Company, (if such consent is required pursuant to Section 13.3) whose consent shall not be unreasonably withheld.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA.

         "Eurodollar Borrowing" means a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Lending Office" means, with respect to each Bank, the branches or Affiliates of such Bank which such Bank has designated as its "Eurodollar Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Closing Date, on the signature page of the Assignment and Acceptance executed by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Agent.

         "Eurodollar Loan" means any Loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of this Agreement.

         "Event of Default" has the meaning specified in Section 11.1.

         "Excess/Payments in Process" means as of any date of determination the funds transferred from any Floor Plan Borrower to the Floor Plan Agent in payment of Floor Plan Loans which have at such time not yet been applied on a VIN specific basis.

         "Federal Funds Effective Rate" has the meaning specified in the definition of "Alternate Base Rate."

         "Fixed Charges" means, for any period for which the amount thereof is to be determined, the sum of Interest Expense, lease expense, principal payments, cash dividends, and capital expenditures (other than capital expenditures on Property which is or will be within six (6) months of the date of such expenditures the subject of a Qualified Sale/Leaseback Transaction), in each case, for the Company and its Subsidiaries, determined on a consolidated basis.

         "Fixed Charge Coverage Ratio" means the quotient of (a) Earnings Available for Fixed Charges divided by (b) Fixed Charges.

         "Fleet Motor Vehicle" means one of a large group of new Motor Vehicles sold to a purchaser (e.g., a rental car agency) which purchases vehicles for short term use.


             Second Amended and Restated Revolving Credit Agreement

         "Floor Plan Adjustment Date" means each of (a) the last Business Day of each calendar month, and (b) the first Business Day after two (2) Business Days prior written notice from the Swing Line Bank to the Agent requesting therein a Floor Plan Adjustment Date, but in any event not less frequently than once each calendar month.

         "Floor Plan Advance Limit" means (a) with respect to new Motor Vehicles, Demonstrators, and Rental Motor Vehicles the wholesale purchase price charged by a Manufacturer as reflected in the invoice to the Company or any other Floor Plan Borrower for such Motor Vehicles, and (b) with respect to Used Motor Vehicles and Program Cars, the cost of such Motor Vehicles to the Company or any other Floor Plan Borrower; provided, however, with respect to Demonstrators, Used Motor Vehicles, Program Cars, and Rental Motor Vehicles, (w) the aggregate amount of Floor Plan Loans outstanding at any time in connection with Used Motor Vehicles may not exceed an amount equal to fifty-five percent (55%) of the aggregate Book Value of all Used Motor Vehicles of the Floor Plan Borrowers, as reflected in their current Manufacturer/Dealer Statement, (x) the aggregate amount of Floor Plan Loans outstanding at any time in connection with Used Motor Vehicles and Program Cars may not exceed Forty-Five Million Dollars ($45,000,000), (y) the aggregate amount of Floor Plan Loans outstanding at any time in connection with Demonstrators may not exceed Twenty Million Dollars ($20,000,000) and (z) the aggregate amount of Floor Plan Loans outstanding at any time in connection with Rental Motor Vehicles may not exceed Six Million Dollars ($6,000,000).

         "Floor Plan Agency Fee" has the meaning specified in Section 5.4(c).

         "Floor Plan Borrowers" shall mean the Company and/or any Floor Plan Subsidiaries.

         "Floor Plan Indebtedness" means (without duplication) all Indebtedness of the Borrowers secured by Motor Vehicles.

         "Floor Plan Interest Expense" means that component of the Company's aggregate Interest Expense, determined on a consolidated basis, attributable to Floor Plan Indebtedness.

         "Floor Plan Loan" has the meaning specified in Section 2.1.

         "Floor Plan Loan Commitment" means for each Bank, its obligation to make Floor Plan Loans to the Floor Plan Borrowers up to the amount set forth opposite such Bank's name on Schedule I under the caption "Floor Plan Loan Commitments" (as the same may be increased, permanently terminated, reduced or increased from time to time pursuant to the applicable provisions of Sections 2.3(g)(iii), 3.4, 5.5 or 11.1 and as such amount may be increased or decreased from time to time by assignment or assumption pursuant to Section 13.3(b)).

         "Floor Plan Subsidiary" means any Subsidiary of the Company which has granted a Lien to the Agent for the benefit of the Banks on its Property in the manner required by the Loan Documents.


             Second Amended and Restated Revolving Credit Agreement

         "Ford Borrower Liability Amount" means, at any time, an amount equal to the lesser of (i) all Obligations owed to the Banks by the Company and/or any of the Ford Borrowers or (ii) at any time of determination thereof, (w) an amount equal to all Floor Plan Loans outstanding to any Ford Borrower, plus (x) an amount equal to the greater of (A) $25,000,000 or (B) all cash consideration paid by the Company or any of its Subsidiaries in connection with the acquisition of the stock or other equity interest, or assets of any Auto Dealer engaged in the sale of new Motor Vehicles manufactured by Ford Motor Company plus (y) an amount equal to all reasonable costs and expenses associated with the collection and enforcement of the obligations of any Ford Borrower arising under the Loan Documents including attorneys fees plus (z) an amount equal to all capital contributions and expenditures for capital or fixed assets, made by the Company or any of its Subsidiaries on behalf of any Ford Borrower.

         "Ford Borrower" means any Subsidiary of the Company engaged in the sale of new Motor Vehicles manufactured by any division of the Ford Motor Company.

         "Fronting Fees" has the meaning specified in Section 6.7(b).

         "GM Borrower" means the Borrowers set forth in Schedule XV and any other Subsidiary of the Company engaged in the sale of new Motor Vehicles manufactured by any division of General Motors Corporation.

         "GM Borrower Guaranty" means the Form of Guaranty Agreement substantially in the form of Exhibit P.

         "GM Borrower Liability Amount" means, at any time, the sum of (y) an amount equal to the Floor Plan Borrowings of all GM Borrowers and (z) all reasonable costs and expenses associated with the collection and enforcement of the obligations of any GM Borrower arising under the Loan Documents including attorneys fees and expenses in connection with Floor Plan Loans of any GM Borrower.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor,


             Second Amended and Restated Revolving Credit Agreement

                  (b) to advance or supply funds (a) for the purchase or payment of such Indebtedness or obligation, (b) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,

                  (c) to lease property under a Capital Lease or any other lease, the lessee under which is a Person other than the Company or wholly-owned Subsidiary of the Company or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or perform such obligation, or

                  (d) otherwise to assure the owner of the Indebtedness or the obligation of the primary obligor against loss in respect thereof.

For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Hedging Agreement" shall mean any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement with the Agent, any Bank, or any affiliate of the Agent, or any Bank or any option with respect to any such transaction.

         "Highest Lawful Rate" means, as to any Bank, the maximum nonusurious rate of interest, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the aggregate principal amount of all Loans under the laws of the United States of America and/or the laws of the State of Texas as may be applicable thereto that are presently in effect or, to the extent allowed under such applicable law, which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable law now allows. To the extent, if any, that the maximum non-usurious rate is determined with reference to the laws of the State of Texas, the Highest Lawful Rate shall be the "weekly" rate ceiling as defined in Chapter 1D of Subtitle 1 of Title 79, Texas Revised Civil Statutes (as amended) (the "Act"), calculated on the basis of a 365/366 day year; provided, however, that to the extent permitted by the Act, the Agent may at its election or at the request of the Required Banks substitute for the "weekly" rate ceiling the "annual" or "quarterly" ceiling, as those terms are defined in the Act, upon the giving of notices provided for by the Act and effective upon the giving of such notices.

         "Honor Date" has the meaning specified in Section 6.3(b).

         "Increased Acquisition Loan Commitment" means, for each Bank which has an Acquisition Loan Commitment outstanding to the Borrowers as of the date immediately preceding the Closing Date, the additional Acquisition Loan Commitment of such Bank equal to the difference (if a


             Second Amended and Restated Revolving Credit Agreement positive number) between the amount of its Acquisition Loan Commitment after such date and the amount of its Acquisition Loan Commitment immediately preceding the Closing Date.

         "Indebtedness" of any Person means, without duplication:

                  (a) any obligation of such Person for borrowed money, including any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, and

                  (b) any obligation of such Person on account of deposits or advances,

                  (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person,

                  (d) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business,

                  (e) rentals in respect of Capital Leases of such Person,

                  (f) Guaranties by such Person to the extent required pursuant to the definition thereof,

                  (g) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person, and

                  (h) any Indirect Indebtedness of such Person.

         "Indemnitee" has the meaning specified in Section 13.4(b).

         "Indirect Indebtedness" means preferred stock of a Person having a mandatory redemption prior to the Maturity Date.

         "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangements in respect of its creditors generally or any substantial portion of a Person's creditors, undertaken under federal.

         "Interest Coverage Ratio" means for any period the quotient of (a) Consolidated EBITDA for such period divided by (b) Interest Expense of the Company for such period.

         "Interest Expense" means, for any Person, determined on a consolidated basis, the sum of all interest on Indebtedness paid or payable (including the portion of rents payable under Capital Leases allocable to interest, but excluding interest allowances from Manufacturers) plus all original


             Second Amended and Restated Revolving Credit Agreement issue discount and other interest expense associated with Indebtedness amortized or required to be amortized in accordance with GAAP.

         "Interest Payment Date" means, (a) with respect to Floor Plan Loans (other than Swing Line Loans and Swing Line Overdraft Loans), the last day of the Interest Period applicable to each such Loan (and, in addition, in the case of any Interest Period more than 30 days' duration, the day that would have been the Interest Payment Date of such Interest Period if such Interest Period had been of one month or 30 days' duration), (b) with respect to Acquisition Loans which are Eurodollar Loans, the last day of the Interest Period applicable to each such Loan (and in addition, in the case of any Interest Period of six months or 180 days' duration, the day that would have been the Interest Payment Date of such Interest Period if such Interest Period had been of three months' or 90 days' duration), (c) with respect to Alternate Base Rate Loans, on the first Business Day of each January, April, July and October of each year, commencing July 1, 1998 and with respect to Swing Line Loans, Swing Line Overdraft Loans and Comerica Prime Rate Loans, on the fifth (5th) Business Day of each month.

         "Interest Period" means: with respect to:

         (a) Floor Plan Loans and Swing Line Loans (i) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is fourteen (14) days or one month thereafter, as the Company may elect, and (ii) as to any Comerica Prime Rate Loan, the period commencing on the date of such Comerica Prime Rate Loan and ending on the date such Loan is repaid; or converted into a Eurodollar Loan in accordance with the terms of Section 5.15(b); provided, however, that
         (A) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) no Interest Period shall end later than the Maturity Date and (C) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period; and

          (b) Acquisition Loans (i) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter, as the Company may elect and (ii) as to any Alternate Base Rate Loan, a period commencing on the date of such Loan and ending on the date such Loan is repaid or converted into a Eurodollar Loan in accordance with the terms of Section 5.15(a); provided, however, that (A) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) no Interest Period shall end later than the Maturity Date and (C)


             Second Amended and Restated Revolving Credit Agreement interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Inventory Detail Report" means a report delivered pursuant to Section 9.5(f) by the Company and the other Floor Plan Borrowers (on an individual and consolidated basis) which breaks out in detail the new Motor Vehicles, Used Motor Vehicles, Demonstrators, and Program Vehicles held by such Floor Plan Borrower as reflected in its Manufacturer/Dealer Statements.

         "Investment" means, as to any Person, any investment so classified under generally accepted accounting principles made by stock purchase, capital contribution, loan or advance or by purchase of property or otherwise, but in any event shall include as an investment in any other Person the amount of all Indebtedness owed by such other Person and all Accounts from such other Person which are not current assets or did not arise from services rendered or sales to such other Person in the ordinary course of business.

         "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiration date of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

         "Issuing Bank" means Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association, in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor letter of credit issuer and any replacement letter of credit issuer.

         "Leasehold Mortgage" has the meaning specified in Section 8.1(b)(iv).

         "Letter of Credit" means any letter of credit issued by the Issuing Bank pursuant to Article VI.

         "Letter of Credit Advance" means each Bank's participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share of Acquisition Loan Commitments.

         "Letter of Credit Application" and "Letter of Credit Amendment Application" means an application form for Issuance of, and for amendment of, Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "Letter of Credit Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made from proceeds of a Borrowing of Acquisition Loans under
Section 6.3(b).

         "Letter of Credit Commitment" means the obligation of the Issuing Bank to Issue, and the obligation of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article VI in an aggregate amount not to exceed on any date the amount of Five


             Second Amended and Restated Revolving Credit Agreement

Million Dollars ($5,000,000); provided that the Letter of Credit Commitment of each Bank is a part of its Acquisition Loan Commitment, rather than a separate, independent commitment.

         "Letter of Credit Fees" has the meaning specified in Section 6.7(a).

         "Letter of Credit Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding Letter of Credit Borrowings.

         "Letter of Credit-Related Documents" means the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard for documents for Letter of Credit Issuances.

         "Letter of Credit Termination Date" has the meaning provided in Section 6.1(a).

         "Leverage Ratio" means as of any date of determination, for the Company, the quotient of (a) Adjusted Indebtedness as of such date divided by
(b) (y) Consolidated Pro Forma EBITDA as of such date, minus (z) Pro Forma Floor Plan Interest Expense of the Company and its Subsidiaries, determined on a consolidated basis and after having given effect to any proposed Acquisition, as of such date.

         "LIBO Rate" means with respect to a Borrowing the rate (rounded to the nearest one-sixteenth (1/16) of one percent (1%) or, if there is no nearest one-sixteenth (1/16) of one percent (1%), the next higher one-sixteenth (1/16) of one percent (1%) at which dollar deposits approximately equal in principal amount of such Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal office of the Agent in London, England (or if the Agent does not at the time any such determination is made, maintain an office in London, England, the principal office of any Affiliate of the Agent in London, England) by leading banks in the London interbank market for Eurodollars at approximately 11:00 a.m., London, England time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capital Lease.

         "Loan" means an Alternate Base Rate Loan, a Comerica Prime Rate Loan, a Eurodollar Loan, an Acquisition Loan, a Floor Plan Loan, a Swing Line Loan, or a Swing Line Overdraft Loan; and "Loans" means all such Loans made pursuant to this Agreement


             Second Amended and Restated Revolving Credit Agreement

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Agent's Letter and all other documents and instruments executed by the Borrowers or any other Person in connection with this Agreement and the Loans.

         "Manufacturer" means the manufacturer of a Motor Vehicle.

         "Manufacturer/Dealer Statement" means a financial statement prepared by a Floor Plan Borrower for a Manufacturer and delivered to the Manufacturer on a monthly basis.

         "Manufacturer's Certificate" means any Manufacturer's Statement of Origin, Manufacturer's Certificate, MSO, Certificate of Origin or any other document evidencing the ownership or transfer of ownership of a new Motor Vehicle from a Manufacturer to any Borrower.

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (i) a material adverse effect on the financial condition, business, operations, assets or prospects of the Company and its Subsidiaries, on a consolidated basis, (ii) a material impairment of the ability of the Company and its Subsidiaries on a consolidated basis or the Floor Plan Subsidiaries as a group, to perform their Obligations under the Loan Documents or (iii) a material impairment of the validity or enforceability of the Loan Documents.

         "Maturity Date" means December 31, 2001, or the earlier termination of the Commitments under Sections 5.5 and 11.1 unless extended pursuant to Section 5.16.

         "Maximum Permissible Rate" has the meaning specified in Section 13.8.

         "Mortgage" means a mortgage or deed of trust substantially in the form of Exhibit D covering each parcel of real estate owned by any Borrower (other than real estate securing Non- Recourse Real Estate Debt that cannot be subordinately mortgaged), executed by the respective Borrower in favor of the Agent for the benefit of the Banks.

         "Motor Vehicle" means an automobile, truck, van or any other motor vehicle, including, without limitation, new Motor Vehicles, Used Motor Vehicles, Program Cars, Fleet Motor Vehicles, Rental Motor Vehicles and Demonstrators.

         "Net Income" means for any Person for any period for which the amount thereof is to be determined the net income (or net losses) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles after deducting, to the extent included in computing said net income and without duplication, (i) the income (or deficit) of any Person (other than a Subsidiary) in which such Person or any of its Subsidiaries has any ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of cash dividends or similar cash distribution, (ii) any income


             Second Amended and Restated Revolving Credit Agreement

(or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or merges into or consolidates with such entity, (iii) the gain or loss (net of any tax effect) resulting from the sale of any capital assets, (iv) any gains or losses or other income which is non-recurring, extraordinary or attributable to discontinued operations, (v) income resulting from the write-up of any assets, and (vi) any portion of the net income of any Subsidiaries which is not available for distribution.

         "Non-Recourse Real Estate Debt" means Indebtedness of a Subsidiary of the Company existing as of the Closing Date and described in Schedule XII or incurred in connection with an Acquisition, provided that such Indebtedness is non-recourse to such Borrower and secured solely by real estate of such Borrower used in the day-to-day operations of its business.

         "Note" and "Notes" mean each of the Promissory Notes substantially in the form of Exhibit C-1 duly executed by all of the Borrowers each payable and delivered to each of the respective Banks in the aggregate principal face amount of the respective Bank's Commitment.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties, arising under any Loan Document or arising under any Hedging Agreement owing by any Borrower to any Bank, the Agent, the Floor Plan Agent, the Swing Line Bank, or the Issuing Bank, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Other Activities" has the meaning specified in Section 12.3.

         "Other Financings" has the meaning specified in Section 12.3.

         "Other Taxes" has the meaning specified in Section 5.14(b).

         "Out of Balance" means (i) with respect to a Motor Vehicle, the outstanding balance of the Floor Plan Loan pursuant to which such Motor Vehicle was purchased exceeds the Floor Plan Advance Limit and (ii) with respect to a Floor Plan Loan, the outstanding balance thereof has not been paid in accordance with the terms of this Agreement; provided, however, that so long as the outstanding balance of (y) Cash Receipted Motor Vehicles shall have been received within five (5) days of the sale thereof and (z) Sale Dated Motor Vehicles shall have been received within ten (10) days of the sale thereof, such Loans shall not be considered Out of Balance.

         "Out of Balance Amount" has the meaning specified in Section 9.12(b).

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Performance Letter of Credit" has the meaning specified in Section
6.2.


             Second Amended and Restated Revolving Credit Agreement

         "Permitted Acquisition" means (a) in connection with an Acquisition by the Company pursuant to which (i) the total consideration (exclusive of stock or other equity consideration) is less than or equal to Ten Million Dollars ($10,000,000), (ii) when combined with the total consideration (exclusive of stock or other equity consideration) paid or payable in connection with all other Acquisitions completed within the immediately preceding twelve (12) calendar months, such amount is less than or equal to Twenty-five Million Dollars ($25,000,000) and (iii) not less than one hundred percent (100%) of the capital stock or other evidence of equity ownership (other than director qualifying shares) of the target entity is acquired, and that satisfies all the requirements for a Permitted Acquisition set forth in Section 9.16(a)(i)(ii)(v)(vi)(viii)(ix) and Section 9.16(b); (b) in connection with an Acquisition by the Company pursuant to which (i) the total consideration (exclusive of stock or other equity consideration) is greater than Ten Million Dollars ($10,000,000), and (ii) not less than one hundred percent (100%) of the capital stock or other evidence of equity ownership (other than director qualifying shares) of the target entity is acquired, and that satisfies all the requirements for a Permitted Acquisition set forth in Section 9.16(a) and
Section 9.16(b); and (c) in connection with an Acquisition by the Company pursuant to which (i) the total consideration (exclusive of stock or other equity consideration) is less than Ten Million Dollars ($10,000,000), (ii) when combined with the total consideration (exclusive of stock or other equity consideration) paid or payable in connection with all other Acquisitions completed within the immediately preceding twelve (12) calendar months, such amount is greater than Twenty-Five Million Dollars ($25,000,000) and (iii) not less than one hundred percent (100%) of the capital stock or other evidence of equity ownership, other than director qualifying shares, of the target entity is acquired and that satisfies all the requirements of a Permitted Acquisition set forth in Section 9.16(a) and Section 9.16(b).

         "Permitted Acquisition Notice" has the meaning specified in Section 9.16(a)(ii).

         "Permitted Liens" means those Liens described in Section 10.2.

         "Person" means any natural person, corporation, business trust, association, company, limited liability company, joint venture, partnership or government or any agency or political subdivision thereof.

         "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any of its Subsidiaries or any ERISA Affiliate or as to which the Company or any of its Subsidiaries or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

         "Pledge Agreement" means a Stock Pledge Agreement substantially in the form of Exhibit E attached hereto, executed by the Company and certain other Borrowers in favor of the Agent for the benefit of the Banks covering all of the capital stock and other equity interests of the Company's direct and indirect Subsidiaries which the Company or such other Borrower is not prohibited by a Manufacturer from pledging.

         "Prime Rate" has the meaning specified in the definition of the term "Alternate Base Rate."


             Second Amended and Restated Revolving Credit Agreement

         "Pro Forma EBITDA" means, for any Person, as of any date of determination, based upon the immediately preceding four fiscal quarters, for any period for which the amount thereof is to be determined, EBITDA of such Person plus (or minus), without duplication, the EBITDA for such four quarter period of any Person acquired during such period.

         "Pro Forma Floor Plan Interest Expense" means, for any Person, as of any date of determination, based upon the immediately preceding four fiscal quarters of such Person, Floor Plan Interest Expense of such Person plus (or minus), without duplication, the Floor Plan Interest Expense for such period of any Person acquired during such period.

         "Pro Forma Interest Expense" means Pro Forma Floor Plan Interest Expense plus pro forma Interest Expense of other permitted Indebtedness of the Borrowers.

         "Pro Rata Share of Acquisition Loan Commitments" means, at any time, with respect to any Bank, the percentage corresponding to the fraction, the numerator of which shall be the amount of the Acquisition Loan Commitment of such Bank and the denominator of which shall be the aggregate amount of the Acquisition Loan Commitments of all of the Banks.

         "Pro Rata Share of Floor Plan Loan Commitments" means, at any time, with respect to any Bank, the percentage corresponding to the fraction, the numerator of which shall be the amount of the Floor plan Loan Commitment of such Bank and the denominator of which shall be the aggregate amount of the Floor Plan Loan Commitments of all the Banks.

         "Pro Rata Share of Total Commitments" means, at any time, with respect to any Bank, the percentage corresponding to the fraction, the numerator of which is such Bank's Commitment and the denominator of which shall be the aggregate amount of the Commitments of all the Banks.

         "Program Car" means a Motor Vehicle in the current or immediately preceding model year in readily saleable condition, previously used by a car rental company as a part of its rental fleet or previously driven by an executive of a Manufacturer before being offered for sale to the Company or any other Floor Plan Borrower at a Manufacturer sponsored auction.

         "Qualified Sale/Lease back Transaction" means the sale by any of the Borrowers of real property and related fixtures and accessories thereto used in ordinary course of business, which property is, in a concurrent transaction, leased by such Borrower from the purchaser thereof under a lease agreement, the terms of which, as of the date of such transaction, based upon the immediately preceding four fiscal quarters of the Company, would not cause the Company to be in Default of any of the provisions of Sections 10.14, 10.15, 10.16 or 10.17 or any other provision of this Agreement.

         "Qualifying Ford Subsidiary" means a Ford Borrower (i) which is a Floor Plan Subsidiary, (ii) which has granted a general Lien and security interest in favor of the Agent for the benefit of the Banks in substantially all of the Property subject only to Permitted Liens, (iii) which is a co-maker of the Notes with joint and several liability with all other Ford Borrowers for all the Obligations to the extent of the Ford Borrower Liability Amount, except as limited by Section 13.13 of this

             Second Amended and Restated Revolving Credit Agreement

Agreement, (iv) the capital stock or other equity ownership of which has been pledged by the Company to the Agent for the benefit of the Banks, (v) which has no Indebtedness except as permitted pursuant to Sections 10.1(a), (f), (g), (l) and (m), and (vi) which is in all other respects in compliance with the terms of this Agreement.

         "Qualifying Subsidiary" means a wholly-owned (other than director qualifying shares) Subsidiary of the Company (i) which is a Floor Plan Subsidiary, (ii) which has granted a general Lien and security interest in favor of the Agent for the benefit of the Banks on substantially all of its Property, subject only to Permitted Liens, (iii) which is a co-maker of the Notes with joint and several liability with all other Borrowers for all the Obligations except as limited by Section 13.13 of this Agreement, (iv) the capital stock or other equity ownership of which has been pledged by the Company to the Agent for the benefit of the Banks, (v) which has no Indebtedness except as permitted pursuant to Section 10.1(a), (f), (g) (l) and (m), and (vi) which is in all other respects in compliance with the terms of this Agreement.

         "Quoted Rate" shall mean the lesser of (i) rate of interest per annum offered by Swing Line Bank in its sole discretion with respect to a Swing Line Loan or a Swing Line Overdraft Loan, such rate to be derived from the LIBO Rate (or other cost of funds, as selected by Swing Line Bank) on the applicable date of determination, plus 1.5% and (ii) the Highest Lawful Rate.

         "Refunded Swing Line Loans" has the meaning specified in Section
4.5(a).

         "Register" has the meaning specified in Section 13.3(d).

         "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation G" means Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation T" means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reportable Event" means a Reportable Event as defined in Section 4043(b) of ERISA.


             Second Amended and Restated Revolving Credit Agreement

         "Rental Motor Vehicle" means a Motor Vehicle owned by a Floor Plan Subsidiary and purchased directly from a Manufacturer as a new Motor Vehicle which is less than two years old and which is used as a service loaner vehicle or is periodically subject to a rental contract with customers of the Floor Plan Subsidiary for loaner or rental periods of up to thirty (30) consecutive days.

         "Request for Borrowing" means, in connection with a Floor Plan Loan, a Swing Line Loan, or a Swing Line Overdraft Loan, a Request for Borrowing substantially in the form attached hereto as Exhibit F-1, and in the case of an Acquisition Loan, a Request for Borrowing substantially in the form attached hereto as Exhibit F-2.

         "Required Banks" means, at any time, Banks holding 66-2/3% of the aggregate principal amount of the Loans and the Letter of Credit Obligations at the time outstanding, as of the immediately preceded Floor Plan Adjustment Date provided that, for purposes of determining Required Banks hereunder, Swing Line Loans shall be allocated among the Banks based upon their respective Pro Rata Share of the Floor Plan Loan Commitments, or if no such principal amount is outstanding, Banks having in the aggregate a Pro Rata Share of the Total Commitments equal to sixty-six and two-thirds percent (66-2/3%) of the Total Commitment.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of any arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Reserve Commitment" has the meaning specified in Section 3.4.

         "Restricted Payment" means, as to any Person, any dividend or other distribution of assets, properties, cash, rights, obligations or securities made by such Person or any Subsidiary of such Person on account of shares of such Person's capital stock, or any partnership interest or similar ownership interest in such Person, or any purchase, retirement, redemption or other acquisition made by such Person or any Subsidiary of such Person of any of such Person's capital stock, partnership interest or similar ownership interest or warrants, rights or options evidencing a right to acquire such shares or interests.

         "Retail Loan Guarantees" means any Guaranty by the Company or any of its Subsidiaries in favor of any Person of retail installment contracts or other retail payment obligations in respect of Motor Vehicles sold to a customer.

         "Sale Dated" means, in connection with the sale of a Motor Vehicle, that closing of the sale of such Motor Vehicle is pending financing or other contingencies.

         "Security Agreement" means a Security Agreement substantially in the form of Exhibit G attached hereto, executed by each of the Borrowers in favor of the Agent for the benefit of the Banks covering all assets of the Borrowers described therein.


             Second Amended and Restated Revolving Credit Agreement

         "Security Documents" means this Agreement, the Pledge Agreement, the Security Agreements, the agreements or instruments described or referred to in
Section 8.1(b) and any and all other agreements or instruments now or hereafter executed and delivered by any Borrower or any other Person in connection with, or as security for, the payments or performance of any of the Obligations.

         "Stockholders' Equity" means the consolidated stockholders' equity of the Company and its Subsidiaries after eliminating all intercompany items and after deducting from stockholders' equity such portion thereof as is properly attributable to minority interests in such Subsidiaries.

         "Subordinated Indebtedness" means (i) Indebtedness of any Borrower having maturities and terms, and which is subordinated to payment of the Notes, and approved in writing by the Agent and the Required Banks which in the aggregate, is less than Ten Million Dollars ($10,000,000) and (ii) unsecured subordinated Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured basis) provided that such Indebtedness (x) is subordinated to payment of the Notes as approved in writing by the Agent, (y) does not have a maturity before the Maturity Date, and (z) has terms that are no more restrictive than the terms of the Loan Documents and further provided that, after giving effect to the issuance of such Indebtedness, no Default or Event of Default shall have occurred or be continuing or would occur as a result thereof.

         "Subsidiary" means any Person of which or in which any other Person (the "Parent") and the other Subsidiaries of the Parent own directly or indirectly fifty percent (50%) or more of:

                  (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation;

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

                  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         The term Subsidiary (or Subsidiaries), as used in the introduction to this Agreement, means a Subsidiary (or the Subsidiaries) of the Company.

         "Swing Line Bank" means Comerica Bank and its successors and assignees as provided in this Agreement.

         "Swing Line Commitment" means, for the Swing Line Bank, its obligation to make Swing Line Loans to the Floor Plan Borrowers up to the amount equal to the greater of (i) $50,000,000, or (ii) in the sole determination of the Swing Line Bank after five (5) Business Days' notice to the Agent, from time to time an amount equal to $75,000,000, or such lesser amount (not less than $50,000,000) as the Floor Plan Agent shall determine in its sole discretion; provided that, subject


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                                       23
to the provisions of Article IV, the Swing Line Commitment is a part of the Floor Plan Loan Commitment rather than a separate, independent commitment.

         "Swing Line Loan" has the meaning specified in Section 4.1.

         "Swing Line Minimum Amount" means the amount of Swing Line Loans which in the mutual determination of the Borrowers and the Floor Plan Agent shall remain outstanding as of each Floor Plan Adjustment Date, which amount may change from time to time as the Borrowers and the Floor Plan Agent shall mutually agree; provided, however, the Swing Line Minimum Amount shall in any event not be in excess of Ten Million Dollars ($10,000,000).

         "Swing Line Note" means the Swing Line Note substantially in the form of Exhibit C-2, duly executed by all of the Floor Plan Borrowers and payable to and delivered to the Swing Line Bank, in the principal face amount of the Swing Line Commitment.

         "Swing Line Overdraft Borrowing Request" has the meaning specified in
Section 2.3(g)(iii).

         "Swing Line Overdraft Loan" has the meaning specified in Section 2.3(g)(iii).

         "Taxes" has the meaning specified in Section 5.14(a).

         "Total Commitments" means, at any time, the aggregate amount of the Commitments of all the Banks, as in effect at such time.

         "Total Leverage Ratio" means as of any date of determination, for the Company, the quotient of (a) Adjusted Total Indebtedness as of such date divided by (b) (y) Consolidated Pro Forma EBITDA as of such date, minus (z) Pro Forma Floor Plan Interest Expense of the Company and its Subsidiaries, determined on a consolidated basis and after having given effect to any proposed Acquisition, as of such date.

         "Transferee" has the meaning specified in Section 5.14(a).

         "Type" means any type of Loan determined with respect to the interest option applicable thereto, i.e., a Eurodollar Loan, an Alternate Base Rate Loan or Comerica Prime Rate Loan.

         "UCC" means the Uniform Commercial Code as adopted and in effect in the State of Texas from time to time.

         "Used Motor Vehicle" means a Motor Vehicle in the current or any of the four preceding model years which is in readily saleable condition.


             Second Amended and Restated Revolving Credit Agreement

         "Wholly-Owned Subsidiary" means any Person of which the Company or its other Wholly- Owned Subsidiaries own directly or indirectly one hundred percent (100%) of:

                  (a) the issued and outstanding shares of stock (except shares required as directors' qualifying shares and shares constituting less than two percent (2%) of the issued and outstanding shares);

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

                  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         "Working Capital" means, as of any date of determination, the difference between (i) the current assets of the Company and its Subsidiaries determined on a consolidated basis plus the unused, available portion (as determined in accordance with Section 9.16) of the Acquisition Loan Commitments minus (ii) current liabilities of the Company and its Subsidiaries determined on a consolidated basis plus the outstanding balance of all Floor Plan Loans.

         SECTION 1.2 Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under generally accepted accounting principles as in effect, as of the applicable date of determination thereof, from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and applied on a consistent basis.

         SECTION 1.3  Interpretation.

                  (a) In this Agreement, unless a clear contrary intention appears:

                      (i) the singular number includes the plural number and vice versa;

                      (ii) reference to any gender includes each other gender;

                      (iii) the words "herein," "hereof" and "hereunder"
                  and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                      (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;


             Second Amended and Restated Revolving Credit Agreement

                      (v) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                      (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                      (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                      (viii) with respect to the determination of any period of
                  time, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                      (ix) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                  (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II

                              THE FLOOR PLAN LOANS

         SECTION 2.1 Floor Plan Loan Commitments. Subject to the terms and conditions and relying upon the representations and warranties of the Borrowers herein set forth, each Bank severally and not jointly agrees, on the terms and conditions set forth herein, to make revolving credit loans (each such loan, a "Floor Plan Loan") to any Floor Plan Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding such Bank's Floor Plan Loan Commitment; provided, however, that after giving effect to all Floor Plan Loans and Swing Line Loans requested on any date, the aggregate principal amount of all outstanding Floor Plan Loans, all outstanding Swing Line Loans, all outstanding Acquisition Loans, and all outstanding Letter of Credit Obligations shall not at any time exceed the Total Commitment and subject to the other terms and conditions hereof, any Floor Plan Borrower may borrow, prepay and reborrow Floor Plan Loans under this Section 2.1.


             Second Amended and Restated Revolving Credit Agreement

         SECTION 2.2  Floor Plan Loans.

                  (a) Each Floor Plan Loan Borrowing made to any of the Floor Plan Borrowers by the Banks on the Closing Date or on any Floor Plan Adjustment Date shall be in the minimum aggregate principal amount of One Million Dollars ($1,000,000) and in integral multiples of One Million Dollars ($1,000,000); provided that a Comerica Prime Rate Loan or a Floor Plan Loan resulting from a Draft may be in any amount and shall consist of Floor Plan Loans of the same Type made ratably by the Banks in accordance with their respective Pro Rata Share of Floor Plan Loan Commitments; provided, however, that the failure of any Bank to make any Floor Plan Loan shall not relieve any other Bank of its obligation to lend hereunder.

                  (b) Each Floor Plan Loan Borrowing shall be a Comerica Prime Rate Borrowing or a Eurodollar Borrowing as any of the Floor Plan Borrowers may request pursuant to Section 2.3. Each Bank may fulfill its obligation to make Floor Plan Loans with respect to any Eurodollar Loan by causing, at its option, any domestic or foreign branch or Affiliate of such Bank to make such Loan, provided that the exercise of such option shall not affect the obligation of the applicable Floor Plan Borrower to repay such Loan in accordance with the terms of the applicable Note.

                  (c) Not later than 10:00 a.m., Houston, Texas time on the Closing Date any one or more of the Floor Plan Borrowers shall deliver a Request for Borrowing to the Floor Plan Agent. Not later than 11:00 a.m. Houston, Texas time of the same day, the Floor Plan Agent shall notify the Agent of the Type of Borrowing requested and the aggregate amount of Floor Plan Loans being requested by the Floor Plan Borrowers as of the Closing Date, less an amount equal to the initial Swing Line Loan Minimum Amount. Upon receipt of such notice, the Agent shall notify each Bank of the contents thereof and the amount of the Floor Plan Loan required to be advanced by such Bank.

                  (d) Each Bank shall, upon request from the Agent, from time to time as herein provided, advance the amount required in connection with each such Floor Plan Loan Borrowing by paying to the Agent in U.S. Dollars and in immediately available funds on the same day not later than 3:00 p.m., Houston, Texas time, and, subject to satisfaction of the conditions set forth in Article VIII, and the terms, provisions and conditions set forth in Section 2.3 and
Section 4.3, the Agent shall promptly and in any event on the same day, credit the amounts so received to the account of the Floor Plan Agent, or, if a Floor Plan Loan Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Upon receipt of such funds the Floor Plan Agent shall promptly and in any event on the same day, credit the amount so received to the account of the applicable Borrower.

                  (e) Unless the Agent shall have received notice from a Bank prior to the date of any such Floor Plan Loan Borrowing that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Floor Plan Loan Borrowing in accordance with this Section 2.2(e) and the Agent may, in reliance upon such assumption, make available to the Floor


             Second Amended and Restated Revolving Credit Agreement

Plan Agent on such date a corresponding amount. If, and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the applicable Floor Plan Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Floor Plan Agent until the date such amount is repaid to the Agent (i) in the case of the Floor Plan Borrowers, at the Applicable Interest Rate at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, at the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

                  (f) A Floor Plan Subsidiary shall not be entitled to request a Floor Plan Borrowing hereunder until it (i) has executed and delivered to the Banks, as aforesaid, the Notes, and to the Swing Line Bank, a Swing Line Note,
(ii) has become a party to this Agreement by execution and delivery of an Addendum, and (iii) has become a party to the Security Documents, accompanied in each case by authority documents, legal opinions and other supporting documents as required by Agent, Floor Plan Agent and the Required Banks hereunder and has otherwise complied with the provisions of Section 9.15.

         SECTION 2.3 Floor Plan Borrowing Procedure. Any Floor Plan Borrower may request a Floor Plan Loan, (i) subject to Sections 2.8 through 2.12, inclusive, in the case of a Draft by a Manufacturer, if such Draft is delivered in accordance with the express terms of a Drafting Agreement and (ii) in the case of Floor Plan Loans requested directly by a Floor Plan Borrower, only after delivery to the Floor Plan Agent of a written Request for Borrowing executed by a Person authorized by such Floor Plan Borrower to make such requests on behalf of such Floor Plan Borrower. Floor Plan Loan Borrowings are subject to the following and to the remaining provisions hereof:

                  (a) each such Request for Borrowing shall set forth the following information:

                      (i) the proposed date of such Borrowing, which must be a Business Day;

                      (ii)   the aggregate amount of such requested
                  Borrowing;

                      (iii) whether such Floor Plan Borrowing is to be a Comerica Prime Rate Loan or a Eurodollar Loan, or in the case of a Swing Line Loan, a Loan at the Quoted Rate (provided, however, that all Drafts shall be deemed to be requested at the Quoted Rate) and the Interest Period applicable thereto;

                      (iv) a description of the Motor Vehicle(s) purchased or to be purchased with the proceeds of such Borrowing, including for each Motor Vehicle, its vehicle identification number, make, model and purchase price, and whether such Motor Vehicle is a new Motor Vehicle, Used Motor Vehicle, Program Car or Demonstrator; and


             Second Amended and Restated Revolving Credit Agreement

                      (v) if requested by the Floor Plan Agent, in the case of a Request for Borrowing requested directly by a Floor Plan Borrower to fund the purchase of Used Motor Vehicles, such Borrower shall deliver a current Manufacturer/Dealer Statement with appropriate inventory breakout as required by the Floor Plan Agent with the first such Request for Borrowing in any month.

                  (b) each such Request for Borrowing shall be delivered to the Floor Plan Agent (i) in the case of a Draft by a Manufacturer, by 11:00 a.m., Houston, Texas time one (1) Business Day prior to the Borrowing Date of a proposed Borrowing, (ii) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Houston, Texas time, three (3) Days prior to the Borrowing Date of a proposed Borrowing, and (iii) in the case of a Comerica Prime Rate Borrowing, not later than 11:00 a.m., Houston, Texas time on the Borrowing Date of a proposed Borrowing.

                  (c) the aggregate principal amount of such Borrowing shall not exceed the aggregate Floor Plan Advance Limit for the Motor Vehicles described in such Request for Borrowing;

                  (d) subject to Section 2.3(g) hereof, the aggregate principal amount of such requested Borrowing, plus the principal amount of all Floor Plan Loans then outstanding plus the aggregate principal amount of all Swing Line Loans then outstanding shall not exceed the Floor Plan Loan Commitment;

                  (e) the aggregate principal amount of such requested Borrowing, plus the principal amount of all Floor Plan Loans then outstanding hereunder plus the aggregate principal amount of all Swing Line Loans (but minus the amount of any Swing Line Loans to be refunded with the proceeds of such Borrowing) then outstanding plus the aggregate principal amount of all Acquisition Loans then outstanding plus all outstanding Letter of Credit Obligations shall not exceed the Total Commitment;

                  (f) each Request for Borrowing shall be irrevocable and shall constitute a certification as to itself by the applicable Floor Plan Borrower as of the date thereof that:

                      (i) both before and after such Borrowing, the obligations of the Company and its Subsidiaries under this Agreement and the other Loan Documents to which it is a party, as applicable, are valid, binding, and enforceable obligations of such Person;

                      (ii) to the best knowledge of the Company and the applicable Borrower, all conditions to such Borrowing have been satisfied;

                      (iii) there is no Default or Event of Default in
                  existence, and none will exist upon the making of such Floor Plan Loan;


             Second Amended and Restated Revolving Credit Agreement

                      (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material aspects as of and immediately after the making of such Floor Plan Loan; and

                      (v) such Borrowing will not violate the material terms and conditions of any material contract, agreement or other Borrowing of the Company and such applicable Borrower, or any of its Subsidiaries.

                  (g) Notwithstanding the foregoing,

                      (i) if the Floor Plan Agent has, at the request of the Required Banks or acting in its discretion according to the terms hereof, taken action to suspend or terminate Drafts pursuant to one or more Drafting Agreements and such Drafting Agreements have in fact been suspended or terminated in accordance with their respective terms, then subject to the terms of any such Drafting Agreements, the Floor Plan Agent shall not fund the amount of such Draft; and

                      (ii)  if on any day the requirements set forth in
                  Section 2.3(f) have been satisfied and the aggregate principal amount of a Request for Borrowing of a Floor Plan Loan, plus
                  (A) the aggregate principal amount of all other Floor Plan Loans then outstanding plus (B) the aggregate principal amount of all Swing Line Loans (but minus the amount of any Swing Line Loans to be refunded with the proceeds of such Borrowing) then outstanding exceeds the aggregate principal amount of such Loans outstanding as of the immediately preceding Floor Plan Adjustment Date and is less than the Swing Line Commitment, then such Request for Borrowing shall be deemed for all purposes a Request for Borrowing of a Swing Line Loan and the Borrowing to be disbursed in connection therewith shall constitute a Swing Line Loan, and shall be disbursed in accordance with the provisions of Article IV hereof; and

                      (iii) if on any day the requirements set forth in
                  Section 2.3(f) have been satisfied and the aggregate principal amount of a Request for Borrowing of a Floor Plan Loan consists of a Draft, the payment of which would cause (A) the aggregate principal amount of all Floor Plan Loans then outstanding, plus (B) the aggregate principal amount of all Swing Line Loans (but minus the amount of any Swing Line Loan to be refunded with the proceeds of such Borrowing) then outstanding, plus (C) the aggregate principal amount of all Requests for Borrowings of Floor Plan Loans outstanding as of such day to exceed the Floor Plan Loan Commitment, as of such day, and the Company fails to either immediately reduce any pending Request for a Borrowing of a Floor Plan Loan which does not consist of a Draft or make a payment of principal on Floor Plan Loans and/or Swing Line Loans in an amount which would prevent the aggregate amounts described in (A),


             Second Amended and Restated Revolving Credit Agreement

                  (B) and (C) above from exceeding such Floor Plan Loan Commitment, then, in such event:

                                   (1) the Company may request an increase in
                            the Floor Plan Loan Commitment pursuant to Section 5.5(b), and such Request for Borrowing shall be funded to the extent of the increased Floor Plan Loan Commitment (if any), or

                                   (2) if the Company does not elect to act
                            under clause (1) above and if pursuant to Section
                            3.4 there is a Reserve Commitment available, then the Floor Plan Loan Commitment shall be deemed to be irrevocably increased by the amount of such Reserve Commitment, and the Request for Borrowings of Floor Plan Loans shall be funded to the extent of the Floor Plan Loan Commitment as increased by the Reserve Commitment, or

                                   (3) if there is no Reserve Commitment
                            available, such Request for Borrowing shall be deemed for all purposes a Swing Line Overdraft Loan Borrowing Request (each a "Swing Line Overdraft Borrowing Request") and such Borrowing shall constitute a Swing Line Overdraft Loan (each, a "Swing Line Overdraft Loan") to be disbursed and subject to the provisions of Section 4.6.

                  (h) The Floor Plan Agent, acting on behalf of the Banks, may, at its option make Loans under this Article II upon the irrevocable telephone request of a duly authorized officer of any Floor Plan Borrower and, in the event the Floor Plan Agent, acting on behalf of the Banks, makes any such Loan upon a telephone request, the requesting officer of such Floor Plan Borrower shall, if so requested by the Floor Plan Agent, deliver (including via fax) to the Floor Plan Agent, on the same day as such telephone request, a written Request for Borrowing. Each of the Floor Plan Borrowers hereby authorizes the Floor Plan Agent to disburse Floor Plan Loans under this Section 2.3 pursuant to the telephone instructions of any Person purporting to be a Person identified by name on a written list of Persons authorized by each such Floor Plan Borrower to make a Request for Borrowing for Floor Plan Loans on behalf of such Borrower(s). Notwithstanding the foregoing, each of the Floor Plan Borrowers acknowledges and agrees that the applicable Floor Plan Borrower shall bear all risk of loss resulting from disbursements made upon any telephone request. Each Request for Floor Plan Loan Borrowing made via telephone as hereunder provided shall constitute a certification of the matters set forth in Section 2.3(f) of this Agreement.

                  (i) If at any time during an Adjustment Period the payment of all of a Swing Line Loan would cause the outstanding balance of all Swing Line Loans to be fully repaid, the Company may elect to cause such funds to be invested in overnight funds or other securities held by Comerica Securities, Inc. and acceptable to the Floor Plan Agent and the Banks, which investments shall be subject to the first priority security interest of the Floor Plan Agent for the benefit of the Banks to secure the outstanding balance of the Obligations. The Floor Plan Agent and


             Second Amended and Restated Revolving Credit Agreement any of the Floor Plan Borrowers may enter into an agreement from time to time to facilitate the investment of such funds.

         SECTION 2.4  Notice of Types of Floor Plan Loans and Interest Periods.

                  (a) On or before 10:00 a.m. Houston, Texas time, three (3) Business Days prior to each Floor Plan Adjustment Date, the Company shall provide written (including via fax) Request for Borrowing to the Floor Plan Agent designating the Type of Floor Plan Loans which will be outstanding commencing on the Floor Plan Adjustment Date immediately following such notice until the next succeeding Floor Plan Adjustment Date. If, for any reason, the Company does not deliver the Request for Borrowing as herein provided, including, without limitation providing for three (3) Business Days' notice, the Company shall be deemed to have delivered the Request for Borrowing and requested that on the Floor Plan Adjustment Date all Floor Plan Loans be Comerica Prime Rate Borrowings.

                  (b) On or before 11:00 a.m. Houston, Texas time on each Floor Plan Adjustment Date, the Floor Plan Agent shall provide written (including via fax) notice to the Agent of the amount of (i) Floor Plan Loans outstanding, plus
(ii) Swing Line Loans (plus Swing Line Overdraft Loans, if any) outstanding in excess of the Swing Line Minimum Amount (if any), plus (iii) the amount of Floor Plan Loans being requested pursuant to any Request for Borrowing of Floor Plan Loans, as of 10:00 a.m., Houston, Texas time on such date. Upon receipt of such notice, the Agent shall provide prompt written (including via fax) notice to the Banks advising them (A) that the amount of Floor Plan Loans required pursuant to
(i), (ii) and (iii) above is greater than the amount required as of the immediately preceding Floor Plan Adjustment Date and, with respect to each Bank, the amount of additional Floor Plan Loans to be advanced by such Bank, (B) that the amount of Floor Plan Loans required pursuant to (i), (ii) and (iii) above, has decreased since the immediately preceding Floor Plan Adjustment Date and, with respect to each Bank, the amount of such repayment to be made to such Bank, or (C) that there is no change in the amount of Floor Plan Loans required pursuant to (i), (ii) and (iii) above since the immediately preceding Floor Plan Adjustment Date. Such notice shall also advise the Banks of the Type of Floor Plan Loans the Floor Plan Borrowers have selected for the period of time from the next Floor Plan Adjustment Date to the next succeeding Floor Plan Adjustment Date.

                  (c) On each Floor Plan Adjustment Date (i) if Swing Line Loans (plus Swing Line Overdraft Loans, if any) outstanding are greater than the Swing Line Minimum Amount, the Swing Line Overdraft Loans shall be repaid and the Swing Line Loans shall be reduced to the Swing Line Minimum Amount with proceeds advanced by the Banks pursuant to notices from the Floor Plan Agent given to the Agent as provided in Section 2.2(e) hereof; in such event the Agent shall remit the proceeds of such Floor Plan Loans to the Floor Plan Agent for application to the Swing Line Loans (and to the Swing Line Overdraft Loans, if any) outstanding in excess of the Swing Line Minimum Amount, or (ii) if Swing Line Loans are less than the Swing Line Minimum Amount, the Swing Line Bank shall make a Swing Line Loan to the Floor Plan Borrowers in an amount required to cause the total amount of Swing Line Loans outstanding to equal the Swing Line Minimum


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
Amount; in such event the Floor Plan Agent shall remit the proceeds of such Swing Line Loan to the Agent, and the Agent shall promptly remit such proceeds to the Banks.

         SECTION 2.5  Payments.

                  (a) Subject to the provisions of Section 2.3(i), each Floor Plan Borrower shall, on the Curtailment Date of a Motor Vehicle, pay in full the Floor Plan Advance Limit with respect to such Motor Vehicle.

                  (b) Subject to the provisions of Section 2.3(i), upon the sale of any Motor Vehicle by a Floor Plan Borrower, such Floor Plan Borrower shall pay in full the Floor Plan Advance Limit with respect to such Motor Vehicle (i) with respect to Cash Receipted Motor Vehicles, immediately upon receipt of payment, (ii) with respect to Sale Dated Motor Vehicles, within ten (10) days of the date of such Motor Vehicle was sold and (iii) with respect to Fleet Motor Vehicles, within thirty (30) days of the date of sale.

                  (c) Subject to the provisions of Section 2.3(i) and Section 4.6(c), payments required to be made by any Floor Plan Borrower as set forth in Sections 2.5(a) and 2.5(b) shall be applied first to the outstanding principal balance of Swing Line Overdraft Loans, next to the outstanding principal balance of Swing Line Loans and then, only if no Swing Line Overdraft Loans or Swing Line Loans are then outstanding, to the outstanding principal balance of Floor Plan Loans.

                  (d) Each Floor Plan Borrower shall cause all proceeds from the sale of Motor Vehicles to be deposited directly into an account of the applicable Borrower with its local financial institution which proceeds shall be transferred to the Excess/Payments in Process for payment of the Loans as provided in Section 2.5(b).

                  (e) An amount equal to two percent (2%) of the original principal amount of Floor Plan Loans (or any portion thereof) attributable to each Rental Motor Vehicle shall be payable on the fifteenth (15th) day of each month after the date such Motor Vehicle is Deemed Floored.

         SECTION 2.6 Title Documents. All original Manufacturer's invoices and title documents evidencing the Floor Plan Borrowers' ownership of all of their Motor Vehicles, including, without limitation, the Manufacturer's Certificate, shall be maintained in safekeeping by the Floor Plan Borrowers in a manner acceptable to the Floor Plan Agent, unless and until an Event of Default has occurred and is continuing, within three (3) Business Days of the request by the Floor Plan Agent, the Floor Plan Borrowers shall deliver or cause to be delivered all such original Manufacturer's invoices and title documents whether at the time of such request or thereafter, to the Floor Plan Agent and the Floor Plan Agent shall retain or hold all such original Manufacturer's invoices and title documents received by the Floor Plan Agent after such request. Thereafter, for so long as such Event of Default shall be continuing, all original Manufacturer's Certificates and title documents shall remain in the Floor Plan Agent's possession until the Floor Plan Loan Borrowing in connection therewith or such ratable portion thereof in respect of a Motor Vehicle sold by any Floor Plan Borrower in the ordinary course of business has been paid and performed in full; provided


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
that, upon the happening of an Event of Default and during the continuance thereof, the Floor Plan Agent may transfer, as applicable, title documents delivered to it pursuant to this Section 2.6 in connection with the sale of Motor Vehicles in accordance with its rights provided for in this Agreement or the other Loan Documents.

         SECTION 2.7 Power of Attorney. For the purpose of expediting the financing of Motor Vehicles under the terms of this Agreement and for other purposes relating to such financing transaction, each of the Floor Plan Borrowers irrevocably constitutes and appoints the Floor Plan Agent and any of its officers, and each of them, severally, as its true and lawful attorneys-in-fact or attorney-in-fact with full authority to act on behalf of, and in the name of, place, and stead of, each such Floor Plan Borrower, regardless of whether or not an Event of Default shall have occurred hereunder, to prepare, execute, and deliver any and all instruments, documents, and agreements required to be executed and delivered by each such Floor Plan Borrower necessary to evidence Floor Plan Loan Borrowings (and if outstanding, Swing Line Overdraft Loans) hereunder and/or after the occurrence and during the continuance of an Event of Default, to evidence, perfect, or realize upon the security interest granted by this Agreement, and/or any of the Loan Documents, including, without limitation, the Notes, requests for advances, security agreements, financing statements, other instruments for the payment of money, receipts, manufacturer's certificates of origin, certificates of origin, certificates of title, applications for certificates of title, other basic evidences of ownership, dealer reassignments of any of the foregoing, affidavits, and acknowledgments. The foregoing power of attorney shall be coupled with an interest, and shall be irrevocable so long as this Agreement remains in effect, any Drafting Agreement remains in effect or any Obligations (including Letter of Credit Obligations and Swing Line Overdraft Loans) remain outstanding under this Agreement or any of the Notes. Each of said attorneys-in-fact shall have the power to act hereunder with or without the other. The Floor Plan Agent may, but shall not be obligated to, notify the Floor Plan Borrowers of any such instruments or documents the Floor Plan Agent has executed on any Borrower's behalf prior to such execution.

         SECTION 2.8 Issuance of Drafting Agreements. Subject to the terms and conditions of this Agreement, Floor Plan Agent shall, at any time and from time to time from and after the Closing Date until thirty (30) Business Days prior to the Maturity Date, upon the written request of the Company or the applicable Floor Plan Borrower, countersigned by the Company, accompanied by applications, letter of credit agreements and/or such other documentation related thereto as the Floor Plan Agent may require, issue Drafting Agreements for the account of the applicable Floor Plan Borrower.

         SECTION 2.9 Conditions to Issuance. The Floor Plan Agent shall not be obligated to enter into or issue a Drafting Agreement unless, as of the date of issuance of such Drafting Agreement:

                  (a) the Company or the applicable Floor Plan Borrower requesting the Drafting Agreement shall have delivered to the Floor Plan Agent not less than ten (10) Business Days prior to the requested date for issuance (or such shorter time as the Floor Plan Agent in its sole discretion may permit), a written application and such other documentation (including without


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                                       34
limitation a letter of credit agreement if the Drafting Agreement is to be issued in the form of a letter of credit) and the terms of such documents and of the proposed Drafting Agreement shall satisfy the terms hereof and otherwise be satisfactory to Floor Plan Agent;

                  (b) the obligations of the Company and its Subsidiaries set forth in this Agreement and the other Loan Documents to which each is a party are valid, binding and enforceable obligations of such parties and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by any of the Company or any of its Subsidiaries;

                  (c) the representations and warranties contained in this Agreement or any other Loan Documents are true in all material respects as if made on such date (unless limited to an earlier date), and both immediately before and immediately after issuance of the Drafting Agreement so requested, no Default or Event of Default has occurred and is continuing;

                  (d) No order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Floor Plan Agent from entering into or issuing such Drafting Agreement; no Requirement of Law applicable to the Floor Plan Agent and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Floor Plan Agent shall prohibit the Floor Plan Agent, or request that the Floor Plan Agent refrain, from issuing or entering into Drafting Agreements generally or such Drafting Agreement in particular or shall impose upon the Floor Plan Agent with respect to such Drafting Agreement any restriction, reserve or capital requirement (for which the Floor Plan Agent is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Floor Plan Agent any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Floor Plan Agent in good faith deems material to it (relating to Drafts and Drafting Agreements); and

                  (e) The Floor Plan Agent does not receive written notice from any Bank, the Agent or any Floor Plan Borrower, on or prior to the Business Day prior to the requested date of issuance or entry into such Drafting Agreement that one or more of the applicable conditions contained in Article VIII (or in this Section 2.9) has not been satisfied or that a Default or Event of Default has occurred and is continuing.

Each application for a Drafting Agreement issued by a Borrower hereunder shall constitute certification by each of the Company of the matters set forth in subparagraphs (a) through (d) hereof, and Floor Plan Agent shall be entitled to rely on such certification without any duty of inquiry. Immediately upon the issuance or entering into by the Floor Plan Agent of each Drafting Agreement (except in respect of any Drafting Agreement issued or entered into by the Floor Plan Agent after it has obtained actual knowledge that an Event of Default has occurred and is continuing), each Bank shall be deemed to, and subject to
Section 4.6 (relating to a Swing Line Overdraft Loan) hereby irrevocably and unconditionally agrees to purchase from the Floor Plan Agent a participation in such Drafting Agreement and each Draft thereunder in an amount equal to the product of (i) the Pro Rata


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                                       35

Share of Floor Plan Loan Commitments of such Bank and (ii) the amount of each Draft presented by a Manufacturer.

Notwithstanding the foregoing, the Floor Plan Agent shall take such action as necessary to terminate and suspend all Drafting Agreements effective ten days prior to the Maturity Date then in effect.

         SECTION 2.10 Notice of Issuance of or entering into Manufacturers Drafting Letters. The Floor Plan Agent shall give notice, substantially in the form attached to this Agreement as Exhibit H, to each Bank of the issuance of or entering into each Drafting Agreement not later than five (5) Business Days after issuance of or entering into each such Drafting Agreement, attaching a copy of such Drafting Agreement, as issued or entered into.

         SECTION 2.11 Drafts Under Manufacturers Drafting Letters.

                  (a) In accordance with Sections 2.3, 4.3 and 4.6 hereof, each Draft submitted by a Manufacturer pursuant to a Drafting Agreement shall constitute a Request for Borrowing of a Floor Plan Loan, a Swing Line Loan, or a Swing Line Overdraft Loan, as the case may be, and upon the funding of each Draft presented by a Manufacturer under a Drafting Agreement, the Floor Plan Agent shall be deemed to have disbursed or on behalf of the applicable Floor Plan Borrower and the applicable Floor Plan Borrower shall be deemed to have elected to substitute for its respective reimbursement obligations in respect of such Draft, an advance of a Floor Plan Loan, a Swing Line Loan, or a Swing Line Overdraft Loan, as the case may be, bearing interest at the Applicable Interest Rate. Each of the Floor Plan Borrowers shall be irrevocably obligated to reimburse Floor Plan Agent on demand for the amount of any Draft presented by a Manufacturer under the terms of any Drafting Agreement; provided however that such reimbursement obligation shall be deemed satisfied by the funding of a Loan in respect thereto.

                  (b) Notwithstanding the obligation (if any) of the Floor Plan Agent to fund a Draft drawn under a Drafting Agreement, (i) if at any time any of the Floor Plan Borrowers has failed to satisfy the conditions precedent for the Floor Plan Agent to make a Floor Plan Loan, or the Swing Line Bank to make a Swing Line Loan or a Swing Line Overdraft Loan, (ii) if at any time the amount of such Draft would cause the aggregate amount of Floor Plan Loans to exceed the Floor Plan Loan Commitment, or (iii) after a Default or an Event of Default has occurred and is continuing, then in any such event, the funding of such Draft shall not constitute a waiver of any such condition, commitment, Default or Event of Default or otherwise any manner whatsoever affect the rights, and remedies available to the Floor Plan Agent, the Agent, the Swing Line Bank or any of the Banks hereunder. In any such event, the Floor Plan Borrowers shall remain obligated to pay the amount of any Swing Line Overdraft Loan forthwith as set forth herein and shall have all other duties and obligations applicable to the Floor Plan Borrowers under this Agreement. Notwithstanding anything to the contrary contained herein, each of the Floor Plan Borrowers shall bear all risk of loss resulting from the payment of any Draft, or any resulting disbursements of the Floor Plan Loans, Swing Line Loans or Swing Line Overdraft Loans, as the case may be, whether or not due to the gross negligence, willful misconduct or fraud of any Manufacturer.


             Second Amended and Restated Revolving Credit Agreement

                  (c) Subject to Section 4.6 hereof, each Bank shall be obligated to fund Floor Plan Loans resulting from the presentation of Drafts by Manufacturers under the Drafting Agreements, by making available their respective Pro Rata Share of Floor Plan Loan Commitments of the amounts so advanced, all in accordance with Section 2.2 hereof; provided, however, that if for any reason the Floor Plan Agent is prohibited from making a Floor Plan Loan in respect of any such Draft, each such Bank shall be deemed to and unconditionally agrees to purchase from the Floor Plan Agent a participation interest in the amount of such Draft (in the amount of its Pro Rata Share of Floor Plan Loan Commitments), subject only to Section 4.6 hereof. Notwithstanding the amount of the Floor Plan Loan Commitment in effect from time to time, except with respect to the notices terminating or suspending drafting privileges to be given pursuant Section 4.6(d) or Section 11.1 hereof or any other notices given by the Floor Plan Agent in response to the written direction of the Required Banks, the Floor Plan Agent shall not be obligated to terminate or suspend the drafting privileges of any Manufacturer under the Drafting Agreements even though the aggregate amount of Drafts which may be presented by Manufacturers under the Drafting Agreements may exceed the amount of the Floor Plan Loan Commitment in effect from time to time. Furthermore, (i) any limitations contained in any of the Drafting Agreements (whether in respect of daily Drafts to be presented or otherwise) are for informational purposes only and Floor Plan Agent shall not be obligated to monitor or limit the amount of Drafts presented or honored on the basis of any such limitations and (ii) any right of the Floor Plan Agent, acting in its discretion and not at the direction or with the concurrence of the Required Banks, to terminate or suspend drafting privileges of any Manufacturer or otherwise exercise any right or remedy shall be for the sole benefit and protection of the Floor Plan Agent, and Floor Plan Agent shall not owe any duty to any of the other Banks with respect to such rights or remedies or be required to exercise such rights or remedies to protect any of the other Banks.

         SECTION 2.12 Obligations Absolute. The Obligations of the Floor Plan Borrowers under this Agreement and any of the other Loan Documents to reimburse the Floor Plan Agent for Drafts presented by a Manufacturer under a Drafting Agreement, and to repay any Swing Line Loans, the Floor Plan Loans or the Swing Line Overdraft Loans, as the case may be, funded to pay a Draft shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Loan Document under all circumstances, including the following: (a) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any Draft or any Drafting Agreement or any other amendment or waiver of or any consent to departure from all or any of the applicable/related Loan Documents; (c) the existence of any claim, set-off, defense or other right that any Floor Plan Borrower may have at any time against any Manufacturer or any other beneficiary or transferee of any Drafting Agreement (or any Person for whom any such beneficiary or such transferee may be acting), the Floor Plan Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the related Loan Documents or any unrelated transaction other than the defense of payment or claims arising out of the gross negligence, bad faith or willful misconduct of the Floor Plan Agent or the Swing Line Bank; (d) any Draft, demand, certificate or other document presented under a Drafting Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any


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                                       37
loss or delay in the transmission or otherwise of any document required in order to make a Draft under any Drafting Agreement; (e) any payment by the Floor Plan Agent under any Drafting Agreement against presentation of a draft or certificate that does not strictly comply with the terms of any Drafting Agreement; or any payment made by the Floor Plan Agent under any Drafting Agreement to any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Drafting Agreement, including any arising in connection with any Insolvency Proceeding; (f) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from all or any of the Obligations of any Borrower in respect of any Drafting Agreement; or (g) any other circumstance that might otherwise constitute a defense available to, or discharge of, any Borrower other than the defense of payment or claims arising out of the gross negligence, bad faith or willful misconduct of the Floor Plan Agent or the Swing Line Bank.

                                   ARTICLE III

                                ACQUISITION LOANS

         SECTION 3.1 General. Subject to the terms and conditions and relying upon the representations and warranties of the Company herein set forth, each Bank severally and not jointly agrees on the terms and conditions set forth herein to make revolving credit loans to the Company, (each such loan, an "Acquisition Loan") from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding such Bank's Pro Rata Share of the lesser of (a) the Acquisition Loan Advance Limit, or (b) the aggregate amount of the Acquisition Loan Commitments of all the Banks; provided, however, that, after giving effect to any Acquisition Loan Borrowing, the aggregate amount of all outstanding Acquisition Loans, all outstanding Floor Plan Loans, all outstanding Swing Line Loans and all outstanding Letter of Credit Obligations, shall not at any time exceed the Total Commitment and subject to the other terms and conditions hereof, the Company may borrow, prepay and reborrow Acquisition Loans under this
Section 3.1.

         SECTION 3.2  Acquisition Loans.

                  (a) Each Acquisition Loan Borrowing made by the Banks to the Company on any Borrowing Date shall be in the minimum aggregate principal amount of One Million Dollars ($1,000,000) (or the amount of a Letter of Credit Borrowing or the remaining balance of the aggregate Acquisition Loan Commitments, if less) and an integral multiple of One Million Dollars ($1,000,000) and shall consist of Acquisition Loans of the same Type made by the Banks in accordance with their respective Pro Rata Share of Acquisition Loan Commitments; provided, however, that the failure of any Bank to make any Acquisition Loan shall not relieve any other Bank of its obligation to lend hereunder.

                  (b) Each Acquisition Loan Borrowing shall be an ABR Borrowing or a Eurodollar Borrowing as the Company may request in a Request for Borrowing delivered to the Agent in accordance with Section 3.3. Each Bank may fulfill its Acquisition Loan Commitment


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                                       38
with respect to any Eurodollar Loan by causing, at its option, any domestic or foreign branch or Affiliate of such Bank to make such Loan, provided that the exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms hereof. Subject to the provisions of
Section 3.3 and Section 5.9, Acquisition Loan Borrowings of more than one Type may be outstanding at the same time.

                  (c) Each Bank shall make Acquisition Loans equal to its Pro Rata Share of the Acquisition Loan Commitments by paying the amount required to the Agent in Houston, Texas in U.S. Dollars and in immediately available funds not later than 1:00 p.m., Houston, Texas time, on the proposed Borrowing Date and, subject to satisfaction of the conditions set forth in Article VIII, the Agent shall promptly and in any event on the same day, credit the amounts so received to the general deposit account of the Company, with the Agent, or such other depository account as shall be designated by the Company or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Unless the Agent shall have received notice from a Bank prior to the date of any Acquisition Loan Borrowing that such Bank will not make available to the Agent such Bank's portion of such Acquisition Loan Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Acquisition Borrowing in accordance with this Section 3.2 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If, and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the Company jointly and severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent (i) in the case of the Company at the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, at the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Banks' portion of the Acquisition Loan as part of such Acquisition Loan Borrowing for purposes of this Agreement.

         SECTION 3.3  Notice of Acquisition Loan Borrowings.

                  (a) In order to obtain an Acquisition Loan, the Company shall make an irrevocable written request therefor (or irrevocable telephone notice thereof, confirmed as soon as practicable by written request) to the Agent, in the form of a Request for Borrowing (i) in the case of an ABR Borrowing, not later than 11:00 a.m., Houston, Texas time, one (1) Business Day before the Borrowing Date of a proposed Acquisition Loan Borrowing, and (ii) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston, Texas time, three
(3) Business Days before the Borrowing Date of a proposed Acquisition Loan Borrowing. Each Request for Loan Borrowing shall be irrevocable and shall in each case refer to this Agreement and specify (1) whether the Request for Borrowing then being requested is to be an ABR Borrowing or a Eurodollar Borrowing, (2) the Borrowing Date of such Acquisition Loan Borrowing (which shall be a Business Day) and (3) the aggregate amount thereof (which shall not be less than One Million Dollars ($1,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof), and (4) the Interest Period or Interest Periods with respect thereto. If no election as to the Type of Acquisition Loan


             Second Amended and Restated Revolving Credit Agreement

Borrowing is specified in any such Request for Borrowing by the Company, such Acquisition Loan Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Borrowing is specified in any such Request for Borrowing, the Company shall be deemed to have selected an Interest Period of one (1) month's duration. The Agent shall promptly advise the Banks of any Request for Borrowing given by the Company pursuant to this Section 3.3 and of each Bank's portion of the requested Acquisition Loan Borrowing.

                  (b) No more than eight (8) Acquisition Loans may be outstanding at any time. For purposes of the foregoing, Borrowings comprised of Acquisition Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         SECTION 3.4 Reserve Commitment; Suspension of Acquisition Loans. Notwithstanding the foregoing provisions of this Article III, in the event that on any day the aggregate outstanding principal amount of all (a) Floor Plan Loans, plus (b) Swing Line Loans, plus (c) Requests for Floor Plan Loan Borrowings exceeds ninety-five percent (95%) of the Floor Plan Loan Commitment as of such date, then (i) a portion of the Acquisition Loan Commitment (the "Reserve Commitment") in an amount equal to the lesser of (ii) Five Million Dollars ($5,000,000) and (iii) the entire remaining unused portion of the Acquisition Loan Commitment as of such date shall be reserved and shall no longer be available for funding Acquisition Loans, and (d) no further Acquisition Loan Borrowings (after giving effect to the Reserve Commitment in clause (a) hereof) shall be available to the Company until the next Business Day on which such condition no longer exists.

                                   ARTICLE IV

                                SWING LINE LOANS

         SECTION 4.1  Swing Line Commitments.

                  (a) The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including Section 4.3), make one or more advances (each such advance being a "Swing Line Loan") to any Floor Plan Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate principal amount not to exceed at any time (not including Swing Line Overdraft Loans) the aggregate amount of the Swing Line Commitment as such amount may change from time to time; and

                  (b) The Swing Line Bank may on the terms and subject to the conditions hereinafter set forth (including Section 4.3) make one or more Swing Line Loans to any Floor Plan Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate principal amount greater than the Swing Line Commitment but not to exceed at any time (not including Swing Line Overdraft Loans) the aggregate amount of the Floor Plan Loan Commitments of all the Banks; provided, however, that after giving effect to all Borrowings of Swing Line Loans, Floor Plan Loans and all Floor Plan Loans requested on any date, the sum of the aggregate principal amount of all outstanding Floor Plan Loans and Swing Line Loans


             Second Amended and Restated Revolving Credit Agreement

(but excluding Swing Line Overdraft Loans) shall not exceed the aggregate amount of the then applicable aggregate Floor Plan Loan Commitments. All Swing Line Loans (including the Swing Line Overdraft Loans) shall be evidenced by the Swing Line Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Loan shall mature and the principal amount thereof shall be due and payable by the applicable Floor Plan Borrower, as the case may be, on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Loan be deemed to reduce, modify or affect any Bank's obligation to make Floor Plan Loans based upon its Pro Rata Share of Floor Plan Loan Commitments.

         SECTION 4.2 Accrual of Interest; Margin Adjustments. Each Swing Line Loan shall, from time to time after the date of such Loan, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Loan, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on the Swing Line Bank's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Bank to record any such information shall not affect the obligations of the applicable Floor Plan Borrower with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

         SECTION 4.3  Requests for Swing Line Loans.

                  (a) On the Closing Date, subject to the terms and conditions hereunder set forth, the Swing Line Bank shall make a Swing Line Loan to one or more of the Floor Plan Borrowers pursuant to a Request for Borrowing given by such Floor Plan Borrowers in the manner specified in Section 4.3(b) and at the Applicable Interest Rate in the aggregate amount of the Swing Line Minimum Amount.

                  (b) On any day that a Request for Borrowing constitutes a Request for Borrowing of a Swing Line Loan pursuant to Section 2.3(g)(ii), the applicable Floor Plan Borrower shall be deemed to have delivered to Swing Line Bank a Request for Borrowing in connection therewith, subject to the following and to the remaining provisions of this Section 4.3:

                      (i) the aggregate principal amount of such requested Swing Line Loan Borrowing, plus the aggregate principal amount of all other Swing Line Loans then outstanding shall not exceed the Swing Line Commitment;

                      (ii)  each such Request for Borrowing of a Swing
                  Line Loan once delivered to the Swing Line Bank, shall not be revocable by the applicable Floor Plan Borrower, as the case may be, and shall constitute and include a certification to the extent applicable, by the Company of the provisions of
                  Section 2.3(f); and

                      (iii) the Swing Line Bank may, at its option, make Swing
                  Line Loans under this Section 4.3 upon the irrevocable telephone request of a duly authorized officer of any Floor Plan Borrower and, in the event the Swing Line Bank


             Second Amended and Restated Revolving Credit Agreement
                  makes any such Swing Line Loan upon a telephone request, the requesting officer of such Floor Plan Borrower shall, if so requested by the Swing Line Bank, deliver (including via fax) to the Swing Line Bank on the same day as such telephone request, a written Request for Borrowing of a Swing Line Loan. Each of the Floor Plan Borrowers hereby authorizes the Swing Line Bank to disburse Swing Line Loans pursuant to the telephone instructions of any Person purporting to be a Person identified by name on a written list of Persons authorized by each such Floor Plan Borrower to make Requests for Borrowings of Swing Line Loans on behalf of such Floor Plan Borrowers. Notwithstanding the foregoing, each of the Floor Plan Borrowers acknowledges and agrees that such Floor Plan Borrower shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for a Swing Line Loan Borrowing shall constitute a certification of the matters set forth in Section 2.3(f) of this Agreement.

         SECTION 4.4 Disbursement of Swing Line Loans. Subject to receipt by the Swing Line Bank of a Request for Borrowing of a Swing Line Loan by any Floor Plan Borrower without exceptions noted in the compliance certifications in connection therewith, and to the other terms and conditions of this Agreement, the Swing Line Bank shall make available to any Floor Plan Borrower the amount so requested, in same day funds, not later than 1:00 p.m., Houston, Texas time on the Borrowing Date of such Swing Line Loan, by credit to an account of the applicable Floor Plan Borrower maintained with the Swing Line Bank or to such other account or third party as such Floor Plan Borrower may reasonably direct. The Swing Line Bank shall promptly notify the Floor Plan Agent of any Swing Line Loan by telephone or telecopier.

         SECTION 4.5  Refunding of or Participation Interest in Swing Line
Loans.

                  (a) On any Floor Plan Adjustment Date the Swing Line Bank shall, and upon the occurrence and during the continuance of an Event of Default, the Swing Line Bank in its sole and absolute discretion, may:

         on behalf of any Floor Plan Borrower (each of whom hereby irrevocably directs the Swing Line Bank to act on its behalf) make a written (including via fax) request to the Floor Plan Agent, requesting the Banks (including the Swing Line Bank in its capacity as a Bank) to make Floor Plan Loans in an amount equal to the outstanding principal amount of the Swing Line Loans in accordance with each Bank's respective Pro Rata Share of Floor Plan Loan Commitments (including, but only if an Event of Default shall have occurred and is continuing, the portion thereof which constitutes the Swing Line Minimum Amount and excluding Swing Line Overdraft Loans; provided that no such request shall require any Bank to make Floor Plan Loans in excess of such Bank's Floor Plan Loan Commitment) (the "Refunded Swing Line Loans") on the date such request is made; provided however, unless an Event of Default has occurred and is continuing, Refunded Swing Line Loans shall not be subject to the indemnification provisions of Section 5.10, and no losses, costs or expenses may be assessed by the Swing Line Bank against the applicable Floor Plan Borrower or the other Banks as a consequence thereof. Unless an Event of Default described in Section


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
         11.1(f) or 11.1(g) shall have occurred (in which event the procedures of paragraph (b) of this Section 4.5 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Floor Plan Loan are then satisfied, each Bank shall upon request by the Agent in the manner specified in Section 2.4 thereof make the proceeds of its Floor Plan Loan available to the Floor Plan Agent for the benefit of the Swing Line Bank.

                  (b) If, prior to the Banks' making of Floor Plan Loans pursuant to the provisions in paragraph (a) of this Section 4.5, an Event of Default described in Section 11.1(f) or 11.1(g) shall have occurred, the Banks shall, in the manner provided in Section 2.11 (b) and (c), on the date such Floor Plan Loan was to have been made, purchase from the Swing Line Bank, in accordance with each Bank's respective Pro Rata Share of Floor Plan Loan Commitments, participation interests in the Refunded Swing Line Loan; provided, however, except for any Borrowing which occurs as a result of a Draft made prior to the effective suspension or termination of the Drafting Agreement pursuant to which such Borrowing occurred which Borrowing is subject to Section 2.11 hereof, no Bank shall be obligated to purchase a participation interest in a Refunded Swing Line Loan to the extent such Loan was made by the Swing Line Bank notwithstanding the failure of the Floor Plan Borrower to which such Loan was made to satisfy the requirements of Section 2.3(f).

                  (c) Each Bank's obligation to make Floor Plan Loans and to purchase participation interests in accordance with Section 4.5(a) and Section 4.5(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank, any Floor Plan Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Floor Plan Borrower or any other Person; (iv) any breach of this Agreement by any Floor Plan Borrower or any other Person; (v) any inability of any Floor Plan Borrower to satisfy the conditions precedent to a Borrowing set forth in this Agreement on the date upon which such Floor Plan Loan is required to be made or such participating interest is to be purchased; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Floor Plan Agent the amount required pursuant to Section 4.5(a) or Section 4.5(b), as the case may be, the Swing Line Bank shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate.

                  (d) Refunded Swing Line Loans which are funded by the Banks after two (2) Business Days notice as provided in subsection 4.5(a) shall thereafter become Floor Plan Loans and subject to any right of acceleration herein provided, shall remain outstanding until the next succeeding Floor Plan Adjustment Date. Such Loans shall accrue interest in favor of the Banks in accordance with each Bank's respective Pro Rata Share of Floor Plan Loan Commitments at the Comerica Prime-based Rate. On the next succeeding Floor Plan Adjustment Date such Loans shall be treated as all other Floor Plan Loans outstanding in accordance with the provisions of Section 2.4(b).

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                                       43

         SECTION 4.6  Swing Line Overdraft Loans.

                  (a) On any day that a Request for Borrowing of a Floor Plan Loan constitutes a Swing Line Overdraft Borrowing Request pursuant to Section 2.3(g)(iii), the applicable Floor Plan Borrower shall be deemed to have delivered to the Swing Line Bank a Swing Line Overdraft Borrowing Request, and each such Swing Line Overdraft Borrowing Request shall not be revocable by the applicable Floor Plan Borrower, as the case may be, and shall constitute and include a certification as to itself and its Subsidiaries, to the extent applicable, by such Floor Plan Borrower of the provisions of Section 2.3(f).

                  (b) Each Swing Line Overdraft Loan shall bear interest at the Applicable Interest Rate. The amount and date of each Swing Line Overdraft Loan, the Applicable Interest Rate, the Interest Period, and the amounts and dates of any repayment shall be noted on the Swing Line Bank's records, which records will be conclusive evidence thereof, absent manifest error; provided however, that any failure by the Swing Line Bank to record any such information shall not affect the applicable Floor Plan Borrower's obligation under the terms of this Agreement and the Loan Documents.

                  (c) Swing Line Overdraft Loans shall be made only by the Swing Line Bank, solely for its own account and shall not be subject to the provisions of Section 4.5; provided, however, at any time a Swing Line Overdraft Loan is outstanding, the payment of principal and interest with respect to all Loans shall be subordinated in right of payment and priority to the prior payment in full of the Swing Line Overdraft Loans and the Floor Plan Agent, the Agent and the Banks, as the case may be, shall remit to the Swing Line Bank, and the Swing Line Bank shall have the right to receive, all payments of principal and interest made by any Borrower in respect of any Loan and all other proceeds of Collateral securing the Loans for application and reduction of the aggregate principal amount of outstanding Swing Line Overdraft Loans.

                  (d) If at any time the aggregate outstanding principal amount of all (i) Floor Plan Loans, plus (ii) Swing Line Loans, plus (iii) Swing Line Overdraft Loans, plus (iv) Requests for Borrowings of Floor Plan Loans exceeds
(A) one hundred ten percent (110%) of the aggregate Floor Plan Loan Commitments as of such date and such condition exists for two (2) consecutive Business Days or (B) the aggregate Floor Plan Loan Commitments by any amount for any fifteen
(15) days out of any thirty (30) day period, then, in such event, the Floor Plan Agent shall give prompt written notice to the Agent and the Agent shall give prompt written notice to the Banks and the Floor Plan Agent acting in its sole discretion may, and upon the election of the Required Banks shall (y) take any and all actions reasonably necessary to suspend and/or terminate Drafts pursuant to the Drafting Agreements and (z) elect by written notice to the Company to terminate the Commitments and to deem such occurrence as constituting an Event of Default.


             Second Amended and Restated Revolving Credit Agreement

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
                                    ARTICLE V

                                    ALL LOANS

         SECTION 5.1  Notes: Repayment of Loans.

                  (a) All Loans made hereunder shall be evidenced by the Notes or the Swing Line Note, as the case may be, shall be payable as therein provided, dated the Closing Date, and shall be in an aggregate principal amount equal to the Total Commitments on such date. All Borrowers agree, jointly and severally, to pay the outstanding principal balance of such Loans and all interest thereon and all the obligations, as evidenced by the Notes, in accordance with the terms and provisions of this Agreement and on the Maturity Date. Each Note shall bear interest from its date on the outstanding principal balance thereof as provided in Section 5.2.

                  (b) Each Bank, the Agent or the Floor Plan Agent and the Swing Line Bank, on its behalf, and the Swing Line Bank shall, and is hereby authorized by each Borrower to, endorse on the schedule attached to the Notes delivered to each Bank (or a continuation of such schedule attached to such Notes and made a part thereof), or otherwise record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Bank, Agent or the Floor Plan Agent, or the Swing Line Bank to make such a notation or any error in such a notation shall not affect the obligations of all Borrowers hereunder or under the Notes or the Swing Line Note.

         SECTION 5.2  Interest on Loans.

                  (a) Subject to the provisions of Section 5.3, each Alternate Base Rate Loan shall bear interest at a rate per annum, equal to the lesser of
(i) the Alternate Base Rate plus the Applicable Margin for ABR Loans and (ii) the Highest Lawful Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; or if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

                  (b) Subject to the provisions of Section 5.3, each Comerica Prime Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the Comerica Prime-based Rate for the Interest Period in effect for such Loan and (ii) the Highest Lawful Rate.

                  (c) Subject to the provisions of Section 5.3, (i) each Eurodollar Loan which is an Acquisition Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (1) the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin for Eurodollar Acquisition Loans and (2) the Highest Lawful Rate; and (ii) each Eurodollar Loan which is a Floor Plan Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year


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                                       45
of 360 days) equal to the lesser of (1) the LIBO Rate for the Interest Period in effect for such Loan plus 1.50% and (2) the Highest Lawful Rate.

                  (d) Interest on each Acquisition Loan and each Floor Plan Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. Interest on each Swing Line Loan and Swing Line Overdraft Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate, and the Alternate Base Rate shall be determined by the Agent, and the Comerica Prime Rate shall be determined by the Floor Plan Agent, and such determination shall be conclusive absent demonstrable error. The Agent shall promptly advise the Borrowers and each Bank of each such determination.

         SECTION 5.3 Interest on Overdue Amounts. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a period of 360 days) equal to the lesser of (a) the Highest Lawful Rate and (b) the Alternate Base Rate plus two percent (2%) per annum.

         SECTION 5.4  Fees.

                  (a) The Company shall pay each Bank, through the Agent, on the last day of each March, June, September and December, and on the Maturity Date, in immediately available funds, (i) a Floor Plan Loan Commitment fee (such Bank's "Floor Plan Loan Commitment Fee") equal to twenty-five-one-hundredths of one percent (0.25%) per annum times the average unused amount of the Floor Plan Loan Commitment of such Bank, during the immediately preceding fiscal quarter (or shorter portion thereof) just ended; (ii) an Acquisition Loan Commitment fee (such Bank's "Acquisition Loan Commitment Fee") equal to thirty-seven and one-half one-hundredths of one percent (0.375%) per annum times the average unused amount of the Acquisition Loan Commitment of such Bank during the immediately preceding fiscal quarter (or shorter period thereof) just ended; and
(iii) subject to Section 13.8, at any time Acquisition Loans are equal to or greater than $100,000,000, a usage fee ("Usage Fee") equal to twelve and one-half one-hundredths of one percent (0.125%) per annum times the outstanding principal balance of Acquisition Loans owing to each such Bank (computed on the basis of the actual number of days such condition exists). All Commitment Fees and Usage Fees under this Section 5.4(a) shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. All Usage Fees under this Section 5.4(a) shall be computed on the basis of the actual Acquisition Loans outstanding during the applicable period. The Floor Plan Loan Commitment Fees, the Acquisition Loan Commitment Fees, and Usage Fees due to each Bank shall commence to accrue on the Closing Date and cease to accrue on the earlier of the Maturity Date or the termination of the Commitments of such Bank pursuant to Section 5.5 or 13.3 (b).

                  (b) The Company shall pay the Agent and Chase Securities Inc. the fees (the "Agency Fees") in such amount and on such dates as may be agreed between the Company, the


             Second Amended and Restated Revolving Credit Agreement

Agent and Chase Securities Inc. pursuant to that certain letter agreement dated October 1, 1998 herewith among the Company, the Agent, and Chase Securities Inc. (the "Agent's Letter").

                  (c) The Company shall pay the Floor Plan Agent a Floor Plan Agency Fee ("Floor Plan Agency Fee") in such amount on such dates as may be agreed between the Company and the Floor Plan Agent (the "Floor Plan Agent's Letter").

                  (d) The Company shall pay the Agent for the benefit of the Banks, according to their Pro Rata Share of Floor Plan Loan Commitments, a fee in the amount of $750.00 for each day any Swing Line Overdraft Loan is outstanding; and such amount (if any) shall be payable on the last Business Day of each month.

                  (e) The Company shall pay to each of the Banks on the Closing Date the amendment fee and the participation fee payable to each of the Banks as provided in the letter dated October 9, 1998 from the Agent to each of the Banks, respectively.

         SECTION 5.5 Termination, Reduction or Conversion of Commitments. The Commitment of a Bank shall be deemed "unused" to the extent and in the amount such Bank is obligated to fund future Loans or Letter of Credit Obligations of any Borrower.

                  (a) Subject to Section 3.4, upon at least three (3) Business Days' prior written notice to the Agent, (i) the Company may at any time, in whole, permanently terminate, or from time to time, permanently reduce, the Increased Acquisition Loan Commitments, ratably among the Banks which have Increased Acquisition Loan Commitments outstanding; provided, however, that any partial reduction of the Increased Acquisition Loan Commitments shall be in minimum increments of One Million Dollars ($1,000,000) and (ii) at any time the Increased Acquisition Loan Commitments have, in whole, been permanently terminated, the Company may at any time, in whole, permanently terminate, or from time to time, permanently reduce, the Total Commitments, ratably among the Banks in accordance with (i) their respective Pro Rata Share of Floor Plan Loan Commitments, and (ii) their respective Pro Rata Share of Acquisition Loan Commitments; provided, however, that (x) any such partial reduction of the Total Commitments shall be in minimum aggregate increments of Five Million Dollars ($5,000,000) and the Total Commitments may not be reduced to less than an aggregate amount of One Hundred Million Dollars ($100,000,000) unless the Total Commitments are terminated in whole; (y) any such partial reduction shall be made ratably between the Floor Plan Loan Commitments and the Acquisition Loan Commitments of each Bank, respectively, and (z) no reduction shall reduce the amount of the Acquisition Loan Commitments to an amount which is less than the Letter of Credit Obligations outstanding at such time; provided further, the Floor Plan Agent in its sole discretion may, or at the direction of the Required Banks, shall suspend and/or terminate all or any portion of the then outstanding Drafting Agreements.


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                                       47

                  (b) At any time there exists any unused portion of the Acquisition Loan Commitments, the Company may request the Agent to convert such unused portion of the Acquisition Loan Commitments to the Floor Plan Loan Commitments and thereafter the Acquisition Loan Commitments shall be in an aggregate amount equal to (i) the sum of all Acquisition Loans then outstanding, plus (ii) all Letter of Credit Obligations then outstanding, plus (iii) the remaining unused portion of the Acquisition Loan Commitments after subtracting the amount thereof converted to the Floor Plan Loan Commitments; in such event, the Floor Plan Loan Commitments shall, upon such request, be irrevocably increased by the amount so requested by the Company, such amount together with the Acquisition Loan Commitments not to exceed the Total Commitment. At any time there exists any unused amount of a converted portion of the Floor Plan Loan Commitments, the Company may request the Agent to reverse any such portion thereof, in whole or in part, and in such event the Floor Plan Loan Commitments and the Acquisition Loan Commitments shall be restored, as applicable, in the respective amounts so requested by the Company.

                  (c) At the time the Commitments of any Bank are terminated or reduced pursuant to Section 5.5, the Company shall pay to the Agent for the account of each such Bank, the Floor Plan Loan Commitment Fees and the Acquisition Loan Commitment Fees on the amount of the Commitments so terminated or reduced owed through the date of such termination or reduction.

                  (d) Each of the Commitments shall automatically and permanently terminate on the Maturity Date.

                  (e) In the event that any Borrower (i) issues or incurs Subordinated Indebtedness, (ii) enters into any Qualified Sale/Leaseback Transaction, and/or (iii) issues, transfers, sells, assigns, or conveys to any Person other than an Affiliate (y) all or any portion of the capital stock of any other Borrower, or (z) any equity interest (or any other interest convertible into or transferable for an equity interest) in itself or any other Borrower (collectively, "Equity"), then, in any such event the Increased Acquisition Loan Commitment (if any) of each Bank shall be reduced ratably among such Banks in accordance with their respective Increased Acquisition Loan Commitments in an aggregate, cumulative amount equal to the lesser of (A) $20,000,000, or (B) as applicable, (1) the net proceeds from the issuance or incurrence of such Subordinated Indebtedness, (2) fifty percent (50%) of the net proceeds of such Qualified Sale/Leaseback Transaction, net of any related Indebtedness of such Borrower paid in connection therewith, and (3) the net proceeds from the issuance transfer, sale, assignment or conveyance of such Equity.

         SECTION 5.6 Alternate Rate of Interest. In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that:
(a) dollar deposits in the amount set forth in such request for Borrowing are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank or the Swing Line Bank of making or maintaining the principal amount of its Eurodollar Loan comprising such Borrowing during such Interest Period, or (b) reasonable means do not exist for ascertaining the LIBO Rate, then the Agent shall as soon as practicable thereafter give written notice of such determination to the


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                                       48

Company, the Banks and/or the Swing Line Bank; and any request by a Borrower for the making of a Eurodollar Borrowing shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Borrowing to be comprised of (i) if such Borrowing is a Floor Plan Loan Borrowing, Comerica Prime Rate Loans, and (ii) if such Borrowing is an Acquisition Loan Borrowing, Alternate Base Rate Loans. Each determination of the Agent hereunder shall be conclusive absent demonstrable error.

         SECTION 5.7  Prepayment of Loans; Mandatory Reduction of Indebtedness.

                  (a) So long as no Swing Line Overdraft Loans are outstanding, each Acquisition Loan Borrowing and each Floor Plan Loan Borrowing may be prepaid at any time and from time to time, in whole or in part, subject to the requirements of Section 5.10, but otherwise without premium or penalty, upon at least thee (3) Business Days' prior written or telex notice to the Agent.

                  (b) On the date of any termination or reduction of the Total Commitments pursuant to Section 5.5(a) or (e), each of the Borrowers shall prepay so much of its Loans (up to the amount by which the Commitments are so terminated or reduced) as shall be necessary in order that the aggregate principal amount of the Loans and Letter of Credit Obligations outstanding will not exceed the Total Commitments following such termination or reduction. All prepayments under this paragraph shall be subject to Section 5.10.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrower making such notice to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  (d) Subject to the provisions of Section 2.3(g)(iii), if at any time and for any reason:

                      (i) the aggregate principal amount of all (y) Floor Plan Loans outstanding, plus (z) Swing Line Loans outstanding shall exceed the amount of Floor Plan Loan Commitment at such time, or

                      (ii) the aggregate principal amount of all (y) Acquisition Loans, plus (z) Letter of Credit Obligation's shall exceed the amount of the Acquisition Loan Commitment, or

                      (iii) the aggregate principal amount of all (w) Floor
                  Plan Loans outstanding, (x) Swing Line Loans outstanding, plus
                  (y) Acquisition Loans outstanding, plus (z) Letter of Credit Obligations outstanding shall exceed the Total Commitments,


             Second Amended and Restated Revolving Credit Agreement the Borrowers shall immediately pay to the Agent (for application in the manner directed by the Company) an amount of such Obligations equal to such excess, provided, however, that Borrowers shall have the right to direct such repayment first to prepay such portion of the Indebtedness not subject to the indemnification provisions of this Agreement in Section 5.10.

         SECTION 5.8  Reserve Requirements; Change in Circumstances.

                  (a) It is understood that the cost to each Bank of making or maintaining any of the Eurodollar Loans may fluctuate as a result of the applicability of reserve requirements imposed by the Board at the ratios provided for in Regulation D on the date hereof. The Borrowers agree to pay to each of the Banks from time to time such amounts as shall be necessary to compensate such Bank for the portion of the cost of making or maintaining Eurodollar Loans resulting from any increase in such reserve requirements provided for in Regulation D from those as in effect on the date hereof, it being understood that the rates of interest applicable to Eurodollar Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Banks in connection with such reserve requirements.

                  (b) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or is located or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Bank and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof, by an amount deemed by such Bank in its sole discretion to be material, then the Borrowers shall pay as required in Section 5.8(d) such additional amount or amounts as will compensate such Bank for such additional costs or reduction will be paid to such Bank with respect to the Eurodollar Loans.

                  (c) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with


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                                       50
any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then the Borrowers shall pay as required to Section 5.8(d) to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                  (d) A certificate of each Bank setting forth in reasonable detail calculations (together with the basis and assumptions therefor) to establish such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Article XIII) as specified in paragraph (a), (b) or (c) above shall be delivered to the Agent which shall promptly deliver the same to the Company and such certificate shall be rebuttably presumptive evidence of the amount or amounts which such Bank is entitled to receive. The Borrowers shall pay such Bank the amount shown as due on any such certificate within ten (10) days after its receipt of the same.

                  (e) Any demand for compensation pursuant to this Section 5.8 must be made on or before one (1) year after the Bank incurs the expense, cost or economic loss referred to or such Bank shall be deemed to have waived the right to such compensation. The protection of this Section 5.8 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation.

                  (f) Nothing in this Section 5.8 shall entitle any Bank to receive interest at a rate per annum in excess of the Highest Lawful Rate.

                  (g) The term "Bank" or "Banks" as used in this Section 5.8 shall include the Swing Line Bank and the provisions hereof, when applicable, shall apply to the Swing Line Bank.

         SECTION 5.9  Change in Legality.

                  (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations in respect of any Eurodollar Borrowing contemplated hereby, then, by written notice to the Agent, such Bank may:

                      (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by any Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an Alternate Base or


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
                  the Comerica Prime Rate, as applicable, Rate Loan unless such declaration shall be subsequently withdrawn; and

                      (ii) require that all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans if Acquisition Loans and to Comerica Prime Rate Loans if Floor Plan Loans, as of the effective date of such notice as provided in paragraph (b) below.

In the event any Bank shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the Alternate Base Rate Loans if Acquisition Loans and to Comerica Prime Rate Loans if Floor Plan Loans, made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans; provided, however, the Alternate Base Rate Loans or Comerica Prime Rate Loans resulting from the conversion of such Eurodollar Loans shall be prepayable only at the times the converted Eurodollar Loans would have been prepayable, notwithstanding the provisions of Section 5.7(a).

                  (b) For purposes of Section 5.9(a), a notice to the Agent by any Bank shall be effective as to each Eurodollar Loan, if lawful, on the last day of the then-current Interest Period or, if there are then two (2) or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective on the date of receipt by the Agent.

                  (c) The term "Bank" or "Banks" as used in this Section 5.9 shall include the Swing Line Bank and the provisions hereof, when applicable, shall apply to the Swing Line Bank.

         SECTION 5.10 Indemnity.

                  (a) The Borrowers shall indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of (i) any failure by any Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article VIII, (ii) any failure by any Borrower to borrow, convert or continue hereunder after delivery of a Request for Borrowing or a notice of conversion or continuation has been given pursuant to Sections 2.4, 3.3 and 5.15, (iii) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (A) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on the


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
LIBO Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) over (B) the amount of interest (as reasonably determined by such Bank) that could be realized by such Bank in reemploying during such period the funds so paid, prepaid or converted or not borrowed. A certificate of each Bank setting forth in reasonable detail calculations (together with the basis and assumptions therefore) to establish any amount or amounts which such Bank is entitled to receive pursuant to this Section 5.10 shall be delivered to the Agent which shall promptly deliver the same to the Company and such certificate shall be rebuttably presumptive evidence of the amount or amounts which such Bank is entitled to receive. Nothing in this Section 5.10 shall entitle any Bank to receive interest at a rate per annum in excess of the Highest Lawful Rate.

                  (b) The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of any Bank; provided demand for compensation pursuant to Section 5.08 must be made on or before one (1) year after the Bank incurs the expense, cost or economic loss referred to or such Bank shall be deemed to have waived the right to such compensation. All amounts due under this Section 5.10 shall be payable within ten (10) days after receipt of demand therefor.

                  (c) The term "Bank" or "Banks" as used in this Section 5.10 shall include the Swing Line Bank and the provisions hereof, when applicable, shall apply to the Swing Line Bank.

         SECTION 5.11 Pro Rata Treatment. Subject to Section 4.6(c) hereof, and except as permitted under Section 5.8, each Borrowing, each payment or prepayment of principal of the Notes, each payment of interest on such Notes, each other reduction of the principal or interest outstanding under such Notes, however achieved, each payment of the Commitment Fees and each reduction of the Commitments shall be made, as applicable, in accordance with each Bank's respective (i) Pro Rata Share of Floor Plan Loan Commitments, and (ii) Pro Rata Share of Acquisition Loan Commitments.

         SECTION 5.12 Payments.

                  (a) The Company and/or any of the Borrowers shall make all payments of principal and interest on any Swing Line Loan and any Swing Line Overdraft Loan, any curtailment payment, and payments of the proceeds of the sale of any Motor Vehicle to the Floor Plan Agent on the date when due in dollars to the Floor Plan Agent at its offices in Detroit Michigan, and except as otherwise provided in this Agreement, the Company and/or any of the Borrowers shall make all payments (including principal of or interest on any Borrowing, Agency Fee, or any other fees or other amounts) payable hereunder and under any other Loan Document not later than 1:00 p.m., Houston, Texas time, on the date when due in dollars to the Agent at its offices at 707 Travis Street, Houston, Texas 77002, in immediately available funds, without setoff or counterclaim.


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
                  (b) Subject to the provisos contained in subclauses (A) of the definition of "Interest Period", whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

         SECTION 5.13 Sharing of Setoffs. Except as otherwise provided in
Section 4.6(c) in connection with the payment of Swing Line Overdraft Loans, each Bank agrees that if it shall, in any manner, including through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any Insolvency Proceeding or otherwise, obtain payment (voluntary or involuntary) in respect of the Note held by it as a result of which the unpaid principal portion of the Note held by it shall be proportionately less than the unpaid principal portion of the Note held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Note held by such other Bank, so that the aggregate unpaid principal amount of the Note and participations in Notes held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Note held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 5.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Person holding a participation in a Note under this Section 5.13 deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any such Borrower to such Bank as fully as if such Bank had made a Loan directly to such Borrower in the amount of such participation.

         SECTION 5.14 Payments Free of Taxes.

                  (a) Any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent's, the Floor Plan Agent's, the Swing Line Bank's or any Bank's or any transferee's or assignee's, excluding a participation holder's (any such entity a "Transferee") net income and franchise taxes imposed on the Agent, the Floor Plan Agent, the Swing Line Bank or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee), the Agent, the Floor Plan Agent or the Swing Line Bank (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including


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                                       54
deductions applicable to additional sums payable under this Section 5.14) such Bank (or Transferee) or the Agent, the Floor Plan Agent or the Swing Line Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

                  (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document which are not excluded under Section 5.14(a) (hereinafter referred to as "Other Taxes").

                  (c) The Borrowers will indemnify each Bank (or Transferee), the Swing Line Bank, the Agent and/or the Floor Plan Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.14) paid by such Bank (or Transferee), the Swing Line Bank, the Agent and/or the Floor Plan Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within thirty
(30) days after the date any such Person indemnified hereunder makes written demand therefor, such demand to contain a certificate setting forth the calculations (including all assumptions and the basis therefor) to establish the amount for which indemnity is claimed. If a Bank (or Transferee), the Agent, the Swing Line Bank, and/or the Floor Plan Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Company of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers, apply for such refund at the Company's expense. If any Bank (or Transferee), the Swing Line Bank, the Agent and/or the Floor Plan Agent receives a refund in respect of any Taxes or Other Taxes for which such Person has received payment from any of the Borrowers, it shall promptly notify the Company of such refund and shall, within thirty (30) days after receipt of a request by any of the Borrowers (or promptly upon receipt, if any of the Borrowers has requested application for such refund pursuant hereto), repay such refund to the Company, net of all out-of-pocket expenses of such Person and without interest; provided that the Borrowers, upon the request of such Person, agree to return such refund (plus penalties, interest or other charges) to such Person in the event such Person is required to repay such refund.

                  (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Bank (or Transferee) the Swing Line Bank, the Agent, and/or the Floor Plan Agent, the Borrowers will furnish to such Person, at its address referred to in
Section 13.1, the original or a certified copy of a receipt evidencing payment thereof to the extent available.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 5.14 shall survive the payment in full of the principal of and interest on all Loans made hereunder.


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
                  (f) The Agent, the Floor Plan Agent, each Bank, the Swing Line Bank and each Transferee each represents that is either (i) a corporation organized under the laws of the United States of America or any state thereof or
(ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (y) under an applicable provision of a tax convention to which the United States of America is a party or (z) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Bank (or Transferee) which is organized outside the United States shall, on the date it becomes a signatory hereto, deliver to the Company such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank (or Transferee) establishing such payments to it are (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Company and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers, the Agent, the Swing Line Bank and/or the Floor Plan Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank (or Transferee) or assignee organized under the laws of a jurisdiction outside the United States.

                  (g) The Borrowers shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States withholding tax pursuant to paragraph (a) or (c) above if the obligation to pay such additional amounts would not have arisen but for the failure of the representation in
Section 5.14(f) to be true or a failure by such Bank (or Transferee) to comply with the provisions of paragraph (f) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or
(ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (and, in the case of a Transferee, after the date of assignment or transfer).

                  (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 5.14 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank (or Transferee).

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                                       56

                  (i) If any Bank (or Transferee) requests compensation pursuant to this Section 5.14, the Company may give notice to such Bank (with a copy to the Agent) that they wish to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitments of such Bank and to purchase its outstanding Loans and Note. Each Bank (or Transferee) requesting compensation pursuant to this Section 5.14 hereto agrees to sell all of its Commitments, its Loans and its Note pursuant to Section 13.3 to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Note plus all Commitment Fees and other fees and amounts due such Bank (or Transferee) hereunder calculated, in each case, to the date such Commitment, Loans and Note are purchased, whereupon such Bank (or Transferee) shall thereafter have no other Commitments or other obligation to the Floor Plan Borrowers hereunder or under any Note.

         SECTION 5.15 Conversion and Continuation of Acquisition Loan Borrowings
                      and Floor Plan Borrowings.

                  (a) The Company shall have the right with respect to Acquisition Loan Borrowings, on behalf of any Borrower, at any time upon prior irrevocable notice to the Agent (x) not later than 10:00 a.m., Houston, Texas time, on the date of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (y) not later than 11:00 a.m., Houston, Texas time, three Business Days prior to conversion or continuation, to convert all or any portion of any ABR Borrowing into a Eurodollar Borrowing or to continue all or any portion of any Eurodollar Borrowing of any Borrower as a Eurodollar Borrowing for an additional Interest Period, and (z) not later than 11:00 a.m., Houston, Texas time, three Business Days prior to conversion, to convert all or any portion of the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period subject in each case to the following:

                      (i) each conversion or continuation shall be made among the Banks, in accordance (y) with each Bank's Pro Rata Share of Acquisition Loan Commitments, and (z) with the respective principal amounts of the Acquisition Loans comprising the converted or continued Acquisition Loan Borrowing;

                      (ii) if less than all the outstanding principal amount of any such Acquisition Loan Borrowing shall be converted or continued, the aggregate principal amount of such Acquisition Loan Borrowing converted or continued shall be an integral multiple of One Million Dollars ($1,000,000) and not less than One Million Dollars ($1,000,000);

                      (iii) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay, upon demand, any amounts due, if any, to the Banks under Section 5.10;

                      (iv) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;


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
                      (v) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (iv) above shall be automatically converted at the end of the Interest Period in effect for such Acquisition Loan Borrowing into an ABR Borrowing;

                      (vi) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Maturity Date; and

                      (vii) accrued interest on an Acquisition Loan (or portion thereof) being converted or continued shall be paid by the Company at the time of conversion or continuation.

         Each notice pursuant to this Section 5.15(a) shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Acquisition Loan Borrowing that the Company requests to be converted or continued, (x) whether such Acquisition Loan Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business
Day) and (z) if such Acquisition Loan Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Company shall be deemed to have selected an Interest Period of one (1) month's duration. The Agent shall promptly advise the other Banks of any notice given pursuant to this
Section 5.15(a) and of each Bank's portion of any converted or continued Borrowing. If the Company shall not have given written notice in accordance with this Section 5.15(a) to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given written notice in accordance with this Section 5.15(a) to convert such Acquisition Loan Borrowing), such Acquisition Loan Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into as an ABR Borrowing.

                  (b) The Company shall have the right with respect to Floor Plan Loan Borrowings, on behalf of any Floor Plan Borrower, at any time upon prior irrevocable notice to the Agent (x) not later than 10:00 a.m., Houston, Texas time, on the date of conversion, to convert any Eurodollar Borrowing into a Comerica Prime Rate Borrowing, (y) not later than 11:00 a.m., Houston, Texas time, three Business Days prior to conversion or continuation, to convert all or any portion of any Comerica Prime Rate Borrowing into a Eurodollar Borrowing or to continue all or any portion of any Eurodollar Borrowing of any Floor Plan Borrower as a Eurodollar Borrowing for an additional Interest Period, and (z) not later than 11:00 a.m., Houston, Texas time, three Business Days prior to conversion, to convert all or any portion of the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period subject in each case to the following:

                      (i) each conversion or continuation shall be made pro rata among the Banks, in accordance (y) with each Bank's Pro Rata Share of Floor Plan Loan Commitments, and (z) with the respective principal amounts of the Floor Plan Loans comprising the converted or continued Floor Plan Loan Borrowing;


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
                      (ii) if less than all the outstanding principal amount of any such Floor Plan Loan Borrowing shall be converted or continued, the aggregate principal amount of such

         Floor Plan Loan Borrowing converted or continued shall be an integral multiple of One Million Dollars ($1,000,000) and not less than One Million Dollars ($1,000,000);

                      (iii) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay, upon demand, any amounts due, if any, to the Banks under Section 5.10;

                      (iv) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                      (v) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (iv) above shall be automatically converted at the end of the Interest Period in effect for such Floor Plan Loan Borrowing into a Comerica Prime Rate Borrowing;

                      (vi) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Maturity Date; and

                      (vii) accrued interest on an Floor Plan Loan (or portion thereof) being converted or continued shall be paid by the Company at the time of conversion or continuation.

         Each notice pursuant to this Section 5.15(b) shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Floor Plan Loan Borrowing that the Company requests to be converted or continued, (x) whether such Floor Plan Loan Borrowing is to be converted to or continued as a Eurodollar Borrowing or a Comerica Prime Rate Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Floor Plan Loan Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Company shall be deemed to have selected an Interest Period of one (1) month's duration. The Agent shall promptly advise the other Banks of any notice given pursuant to this
Section 5.15(b) and of each Bank's portion of any converted or continued Borrowing. If the Company shall not have given written notice in accordance with this Section 5.15(b) to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given written notice in accordance with this Section 5.15(b) to convert such Floor Plan Loan Borrowing), such Floor Plan Loan Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into a Comerica Prime Rate Borrowing.


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
         SECTION 5.16 Extension of Maturity Date.

                  (a) Provided that no Default or Event of Default has occurred and is continuing, the Company may, by written notice to Agent (with sufficient copies for each Bank) (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent) prior to November 1, but not before October 1, of each fiscal year, request that the Banks extend the then applicable Maturity Date to a date that is one year later than the Maturity Date, then in effect (each such request, a "Request"). Each Bank shall, not later than November 30th of such fiscal year, give written notice to the Agent stating whether such Bank is willing to extend the Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Maturity Date shall be so extended for an additional one year period, the term Maturity Date shall mean such extended date and Agent shall promptly notify the Company that such extension has occurred.

                  (b) If (i) any Bank gives the Agent written notice that it is unwilling to extend the Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request on or before November 30 of such fiscal year, then, (w) the Banks shall be deemed to have declined to extend the Maturity Date, (x) the then-current Maturity Date shall remain in effect (with no further right on the part of the Company to request extensions thereof under this Section 2.9), and (y) the Floor Plan Loan Commitments and the Acquisition Loan Commitments of each of the Banks shall terminate on the Maturity Date then in effect, the Floor Plan Agent shall take such action as necessary to terminate and suspend all Drafting Agreements effective ten (10) days prior to the Maturity Date then in effect, and Agent shall promptly notify Company thereof.

                                   ARTICLE VI

                                LETTERS OF CREDIT

         SECTION 6.1  General.

                  (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees from time to time on any Business Day during the period from the Closing Date to the last Business Day thirty (30) days prior to the Maturity Date (the "Letter of Credit Termination Date") to issue Letters of Credit for the account of any Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 6.2; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Borrowers; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if, as of the date of request of such Letter of Credit, after giving effect to the maximum amount payable under such Letter of Credit, (y) the aggregate principal amount of all Letter of Credit Obligations outstanding shall at any time exceed Five Million Dollars ($5,000,000) or (z) the aggregate principal amount of Acquisition Loans outstanding plus the Letter of Credit Obligations outstanding as of such day shall exceed the Acquisition Loan Commitments of all the Banks; further, the aggregate principal amount of all Letter of Credit Obligations outstanding, plus the aggregate


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
principal amount of all Acquisition Loans outstanding, plus the aggregate principal amount of all Swing Line Loans outstanding plus the aggregate principal amount of all Floor Plan Loans outstanding shall not at any time exceed the Total Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of the Borrowers to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit Issuing Bank, or request that the Issuing Bank refrain, from the Issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; (ii) the Issuing Bank has received written notice from any Bank, the Agent or any Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article VIII is not then satisfied; (iii) the expiration date of any requested Letter of Credit is more than one (1) year from the date of Issuance thereof or after the Maturity Date; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank, or the Issuance of a Letter of Credit is for an amount less than One Hundred Thousand Dollars ($100,000) or to be denominated in a currency other than U.S. Dollars.

         SECTION 6.2  Issuance, Amendment and Renewal of Letters of Credit.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three (3) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Application, and shall specify in form and detail satisfactory to the Issuing Bank such matters as the Issuing Bank may require. Each Letter of Credit (i) will be for the account of such Borrower, (ii) will be a (A) nontransferable standby letter of credit to support certain performance obligations of such Borrower, or (B) non-transferable standby letter of credit to support certain payment obligations of such Borrower that are not prohibited by this Agreement, (iii) will be for purposes reasonably satisfactory to the Issuing Bank and (iv) will contain such terms and provisions as may be customarily required by the Issuing Bank.


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
                  (b) Prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the Letter of Credit Application or Letter of Credit Amendment Application from any Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice prior to its Issuance of a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to Issue such Letter of Credit because such Issuance is not then permitted under this Section 6.2, or (ii) that one or more conditions specified in Article VIII are not then satisfied or waived; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of such Borrower in accordance with the Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Letter of Credit Termination Date, the Issuing Bank will, upon the written request of any Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least three (3) days (or such shorter time as the Issuing Bank may agree in particular instance in its sole discretion) prior to the proposed date of amendment or extension, amend any Letter of Credit Issued by it or extend the expiry date. Each such request for amendment or extension of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in such form as the Issuing Bank shall require. The Issuing Bank shall be under no obligation to amend or extend the expiry date any Letter of Credit if: (i) the Issuing Bank would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (ii) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                  (d) Upon receipt of notice from the Issuing Bank, the Agent will promptly notify the Banks of the Issuance of a Letter of Credit and any amendment or extension thereto.

                  (e) If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, the Issuing Bank shall be permitted to allow such Letter of Credit to renew, and the Borrowers and the Banks hereby authorize such renewal. The Issuing Bank shall not be obligated to allow such Letter of Credit to renew if the Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit under the terms of this Agreement.

                  (f) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiration date of any Letter of Credit to be a date not later than the Maturity Date.

                  (g) This Agreement shall control in the event of any conflict with any Letter of Credit-Related Document.


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

                  (h) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment or extension to a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit, amendment, or extension to a Letter of Credit.

         SECTION 6.3  Risk Participations, Drawings and Reimbursements.

                  (a) Immediately upon the Issuance of each Letter of Credit, the Banks shall be deemed to, and hereby irrevocably and unconditionally agree to, purchase from the Issuing Bank participation interests in such Letters of Credit and each drawing thereunder, ratably in amounts equal to the product of
(i) each such Bank's Pro Rata Share of Acquisition Loan Commitments, and (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing respectively. Each Issuance of a Letter of Credit shall be deemed to utilize the Acquisition Loan Commitment of each Bank by an amount equal to the amount of such participation.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. In the case of Letters of Credit under which drawings are payable one or more Business Days after the drawing is made, the Issuing Bank will give such notice to the Company at least one Business Day prior to the Honor Date. The Company shall reimburse the Issuing Bank prior to 11:00 a.m., Houston, Texas time, on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m., Houston, Texas time, on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested an Alternate Base Rate Loan be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Acquisition Loan Commitment and subject to the conditions set forth in
Article VIII. Any notice given by the Issuing Bank or the Agent pursuant to this
Section 6.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) The Banks shall, in accordance with their respective Pro Rata Share of Acquisition Loan Commitments, upon any notice pursuant to Section 6.3(b) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to the amount of the drawing, whereupon the Banks shall each be deemed to have made an Acquisition Loan consisting of an Alternate Base Rate Loan to the applicable Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank said amount by no later than 12:00 noon, Houston, Texas time, on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at the rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice to each Bank of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date


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
or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 6.3.

                  (d) With respect to any unreimbursed drawing that is not converted into an Alternate Base Rate Loan to the Company in whole or in part, because of failure of the Company to satisfy the conditions set forth in Article VIII or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Alternate Base Rate plus two percent (2%) per annum, and each Bank's payment to the Issuing Bank pursuant to Section 6.3(b) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Bank in satisfaction of its participation obligation under this Section 6.3.

                  (e) Each Bank's obligation in accordance with this Agreement to make Acquisition Loans or Letter of Credit Advances, as contemplated by this
Section 6.3, as a result of a drawing under the Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Acquisition Loans under this Section 6.3 is subject to the conditions set forth in Article VIII.

         SECTION 6.4  Repayment of Participation.

                  (a) When the Agent receives (and only if the Agent receives), for the account of the Issuing Bank, immediately available funds from the Borrowers (i) in respect of which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit Advance pursuant to Section 6.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such funds attributable to each such Bank and the Issuing Bank shall receive and retain the amount of such funds attributable to any Bank that did not so pay the Agent for the account of the Issuing Bank.

                  (b) If the Agent or the Issuing Bank is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian, or any official in an Insolvency Proceeding, any portion of the payments made by the Borrowers to the Agent for the account of the Issuing Bank pursuant to
Section 6.4(a) in reimbursement of a payment made under the Letter of Credit Advance or interest thereon, each of the Banks shall, on demand of the Agent, in accordance with each Bank's Pro Rata Share of Acquisition Loan Commitments, forthwith return to the Agent or the Issuing Bank the amount so returned by the Agent or the Issuing Bank plus interest thereon from the date such


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
demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         SECTION 6.5  Role of the Issuing Bank.

                  (a) Each Bank and each Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) Neither the Issuing Bank nor any of its correspondents, participants or assignees shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit-Related Document.

                  (c) The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement or assume risks or losses arising out of the gross negligence, bad faith or wilful misconduct of the Issuing Bank. Neither the Issuing Bank, nor any correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of
Section 6.6; provided, however, that any Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered or incurred by such Borrower(s) which are caused by the Issuing Bank's willful misconduct or gross negligence (i) in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and any other documents, if any, strictly complying with the terms and conditions of such Letter of Credit, (ii) in its paying under a Letter of Credit against presentation of a sight draft, certificate(s) or other documents not complying with the terms of such Letter of Credit or (iii) its failure to comply with the obligations imposed upon it, as an issuing bank, under applicable state law; provided, however, that (y) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and (z) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, provided that any such instrument appears on its face to be in order.

         SECTION 6.6 Obligations Absolute. The Obligations of the Borrowers under this Agreement and any Letter of Credit-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into an Acquisition Loan, shall be unconditional and irrevocable, and shall be


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
paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit-Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any Letter of Credit, (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any such transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit-Related Documents or any unrelated transaction other than the defense of payment or claims arising out of the gross negligence, bad faith or wilful misconduct of the Floor Plan Agent or the Swing Line Bank; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;
(v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any trustee in bankruptcy, debtor-in- possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations of any Borrower in respect of any Letter of Credit; or
(vii) any other circumstance that might otherwise constitute a defense available to, or discharge of, any Borrower.

         SECTION 6.7  Letter of Credit Fees.

                  (a) Letter of Credit Fees. The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee (the "Letter of Credit Fees") with respect to outstanding Letters of Credit equal to the greater of: (i) $500, or (ii) the Applicable Margin for Eurodollar Loans which are Acquisition Loans multiplied by the average daily maximum amount available to be drawn on such outstanding Letters of Credit.

                  (b) Fronting Fees. The Company shall pay to the Issuing Bank for its own account a letter of credit fronting fee (the "Fronting Fees") for each Letter of Credit Issued by the Issuing Bank equal to one hundred twenty-five-one-thousandths percent (0.125%) per annum multiplied by the average daily maximum amount available to be drawn on such outstanding Letters of Credit.

                  (c) Calculation of Fees. The Letter of Credit Fees and the Fronting Fees each shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent (computed on the basis of the actual number of days elapsed over a year of 360 days). Such fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters


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
of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date, with the final payment to be made on the Maturity Date.

                  (d) Other. The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges of the Issuing Bank relating to Letters of Credit as from time to time in effect.

         SECTION 6.8  Cash Collateralization.

                  (a) If any Event of Default shall occur and be continuing, or the Acquisition Loan Commitment is terminated or reduced to an amount insufficient to fund the outstanding Letter of Credit Obligations, the Company agrees that it shall on the Business Day it receives notice from the Agent, acting upon instructions of the Required Banks, deposit in an account (the "Cash Collateral Account") held by the Agent, for the benefits of the Banks, an amount of cash equal to the Letter of Credit Obligations as of such date. Such deposit shall be held by the Agent as Collateral for the payment and performance of the Obligations. The Agent shall have exclusive dominion and control, including exclusive right of withdrawal, over such account. Cash Collateral shall be held in a blocked, interest-bearing account held by the Agent upon such terms and in such type of account as customary at the depository institution. The Company shall pay any fees charged by the Agent which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) be applied by the Agent to the payment of Letter of Credit Borrowings and interest thereon, (ii) be held for the satisfaction of the reimbursement Obligations of the Borrowers in respect of Letters of Credit, and
(iii) in the event the maturity of the Loans has been accelerated, with the consent of the Required Banks, be applied to satisfy the Obligations. If the Company shall provide Cash Collateral under this Section 6.08(a) or shall prepay any Letter of Credit and thereafter either (i) drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, or (ii) such Event of Default shall have been waived or cured, then the Agent, the Floor Plan Agent, the Swing Line Bank and the Banks agree that the Agent is hereby authorized, without further action by any other Person, to release the Lien in such cash and will direct the Agent to remit to the Company amounts for which the contingent obligations evidenced by such Letters of Credit have ceased.

                  (b) As security for the payment of all Obligations, each Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Agent, and creates in the Agent's favor a Lien on, and security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. At any time and from time to time, upon the Agent's request, each Borrower promptly shall execute and deliver any and all such further instruments and documents as may be reasonably necessary, appropriate or desirable in the Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 6.8(b) and of the rights and powers herein granted.


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
                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         The Company, as to itself and as to all of the other Borrowers and each of the Borrowers other than the Company, as to itself and its Subsidiaries only, represent and warrant to the Agent, the Floor Plan Agent, the Swing Line Bank and the Banks as follows:

         SECTION 7.1 Organization; Corporate Powers. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its respective incorporation or organization, has the requisite power and authority, governmental licenses, consents and approvals to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required and is in compliance with all Requirements of Law except where the failure to so qualify or comply could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of their Subsidiaries has the corporate power to execute, deliver and perform its Obligations under this Agreement and the other Loan Documents to which it is a party, to borrow hereunder and to execute and deliver the Notes and the Swing Ling Note.

         SECTION 7.2 Authorization. The execution, delivery and performance of this Agreement and the Loan Documents, the Borrowings hereunder, and the execution and delivery of the Notes and the Swing Line Note by the Borrowers, the issuance of Letters of Credit and Drafting Agreements hereunder and the use of the proceeds of the Borrowings (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the Company and each Subsidiary and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate of incorporation or the bylaws of the Company or any Subsidiary, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Company or any Subsidiary or (C) any provisions of any indenture, agreement or other instrument to which the Company or any of its Subsidiaries is a party, or by which the Company or any Subsidiary or any of their respective properties or assets are or may be bound which violation could reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (b)(i)(C) above which violation could reasonably be expected to have a Material Adverse Effect or (iii) result in the creation or imposition of any Lien whatsoever upon any property or assets of the Company or any of its Subsidiaries.

         SECTION 7.3 Governmental Approval. No registration with, or consent or approval of, or other action by, any federal, state or other Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement, any other Loan Document, the execution and delivery of the Notes and the Swing Line Note or repayment of the Borrowings hereunder.


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
         SECTION 7.4 Enforceability. This Agreement and each of the Loan Documents have been duly executed and delivered by each of the Borrowers and each of their Subsidiaries which is a party thereto and constitute legal, valid and binding obligations of the Borrowers and such Subsidiaries, and the Notes, and the Swing Line Note, when duly executed and delivered by each applicable Borrower, will constitute legal, valid and binding Obligations of such Borrower(s), in each case enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity).

         SECTION 7.5  Financial Statements.

                  (a) The audited consolidated financial statements of the Company and each of its Subsidiaries, as of December 31, 1997, copies of which have been furnished to the Banks, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and present fairly the financial condition of the Company and each of its Subsidiaries, as at such date and the consolidated results of the operations of the Company and each of its Subsidiaries for the period then ended.

                  (b) The Form 10-K of the Company for the fiscal year ended December 31, 1997, copies of which have been furnished to the Banks, have been prepared in accordance with all applicable rules, regulations and guidelines of the Securities and Exchange Commission and present fairly the financial condition of the Company and each of its Subsidiaries, as at such dates and the results of their operations for the periods then ended, subject to year-end audit adjustments.

         SECTION 7.6 No Material Adverse Change. There has been no material adverse change in the businesses, assets, operations, prospects or condition, financial or otherwise, as determined on a consolidated basis, of the Company or any of its Subsidiaries, since December 31, 1997.

         SECTION 7.7  Title to Properties; Security Documents.

                  (a) Each Borrower and each of their respective Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, including, without limitation, those properties and assets which constitute real property as specified in Schedule IV (which Schedule specifies the owner of, current leases (if any) of, and general description of each individual property or asset listed therein), except for (i) such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, (ii) Liens permitted by Section 7.16, Section 10.2, and Section 10.19, and (iii) minor defects in title that do not interfere with the ability of such Borrower or such Subsidiary to conduct its business as now conducted.

                  (b) The Security Documents contain descriptions of the Collateral sufficient to grant to the Agent for the benefit of Banks, perfected Liens therein pursuant to applicable law and the terms, provisions and conditions of this Agreement.


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

         SECTION 7.8  Litigation; Compliance with Laws; Etc.

                  (a) There are no actions, suits or proceedings, except as specified in Schedule V, at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any of the Borrowers or any of their respective Subsidiaries, threatened against or affecting any of the Borrowers or any of their respective Subsidiaries or the business, assets or rights of any of the Borrowers or any of their respective Subsidiaries as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably to be expected to have a Material Adverse Effect.

                  (b) None of the Borrowers and none of their respective Subsidiaries is (i) in violation of any law, the breach or consequence of which could reasonably be expected to have a Material Adverse Effect and to the best knowledge of the Company and its Subsidiaries after due investigation, the Company and each of its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them, or (ii) in default under any material order, writ, injunction, award or decree of any Governmental Authority binding upon it or its assets or any material indenture, mortgage, contract, agreement or other undertaking or instrument to which it is a party or by which any of its properties may be bound, which default could reasonably be expected to have a Material Adverse Effect, and nothing has occurred which would materially and adversely affect the ability of any Borrower to carry on its business as now conducted or perform its obligations under any such order, writ, injunction, award or decree or any such material indenture, mortgage, contract, agreement or other undertaking or instrument.

         SECTION 7.9  Agreements; No Default.

                  (a) None of the Borrowers and none of their respective Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction reasonably to be expected to have a Material Adverse Effect.

                  (b) No Event of Default has occurred and is continuing.

         SECTION 7.10 Federal Reserve Regulations.

                  (a) Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulations G, T, U or X; provided, however, the Company may acquire Margin Stock if, upon the acquisition of such Margin Stock, twenty-five percent (25%) or less of the Company's total assets


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
subject to the restrictions set forth in Section 10.1 would then be composed of Margin Stock, and the Company shall furnish to the Agent upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         SECTION 7.11 Taxes. The Company and each of its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its taxes which are due and payable, except such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles have been maintained. Neither the Company nor any of its Subsidiaries is aware of any proposed assessment against it for additional taxes (or any basis for any such assessment) which might be material to the Company or such Subsidiary.

         SECTION 7.12 Pension and Welfare Plans. Each Plan complies in all respects with all applicable statutes and governmental rules and regulations except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and: (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) since December 31, 1997, neither the Company nor any ERISA Affiliate has withdrawn from any Plan or instituted steps to do so, except as listed on Schedule VI and (c) since December 31, 1997, no steps have been instituted to terminate any Plan, except as listed on Schedule
VI. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate is a member of, or contributes to, any multiple employer Plan as described in
Section 4064 of ERISA. None of the Borrowers has any contingent liability with respect to any post-retirement "welfare benefit plans," as such term is defined in ERISA.

         SECTION 7.13 No Material Misstatements. Neither this Agreement, the other Loan Documents, the Confidential Information Memorandum nor any other document delivered by or on behalf of the Company or any Subsidiary in connection with any Loan Document or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 7.14 Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or company "controlled" by an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither the Company nor any of its Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 7.15 Maintenance of Insurance. The Company and each of its Subsidiaries agree to maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.


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
         SECTION 7.16 Existing Liens. None of the assets of the Company or any Subsidiary is subject to any Lien, except:

                  (a) Liens for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained;

                  (b) carriers', warehousemen's, mechanics', materialmen's and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than ninety (90) days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business, and Liens securing reimbursement obligations created by open letters of credit for the purchase of inventory;

                  (e) Liens granted by a Subsidiary of the Company to secure such Subsidiary's Indebtedness to the Company or to any other Subsidiary of the Company;

                  (f) Liens, if any, disclosed in the financial statements referred to in Section 7.5; and

                  (g) Liens listed on Schedule VII as permitted by Section 10.2.

         SECTION 7.17 Environmental Matters. Each Borrower has complied in all respects with all applicable federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any failure so to comply which alone or together with any other such failure could reasonably be expected to have a Material Adverse Effect. Neither the Company, any of its Subsidiaries nor any of its facilities manages any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in violation of any regulations promulgated pursuant thereto or in any other applicable law where such violation could reasonably be expected to have, individually or together with other violations, a Material Adverse Effect.


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
         SECTION 7.18 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries, and no Subsidiary has a Subsidiary other than those specifically disclosed in part (a) of Schedule VIII, and neither the Company nor any Subsidiary has any equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule VIII. The state of incorporation, address, principal place of business and a list of other business locations for each Subsidiary is specified in part (a) of Schedule VIII. The Company and/or each of its Subsidiaries is the owner, directly or indirectly, free and clear of all Liens (except for Liens in favor of the Agent and the Banks and transfer restrictions contained in the Dealer Franchise Agreements), of all of the issued and outstanding voting stock of each Subsidiary disclosed on Schedule VIII (except where ownership of less than one hundred percent (100%) is indicated on Schedule VIII). All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to additional shares have been granted or exist.

         SECTION 7.19 Engaged in Motor Vehicle Sales. The Floor Plan Borrowers are engaged in the business of selling new and/or Used Motor Vehicles; all such Motor Vehicles consist solely of goods held by the Borrowers for sale; no sales or other transactions involving such Motor Vehicles are and will not become subject to set-off, counterclaim, defense, allowance, or adjustment (other than warranty claims, the aggregate amount of which shall not be material); except as set forth in Schedule VII, as of the Closing Date, there is no financing statement, or similar statement or instrument of registration under the laws of any jurisdiction, covering or purporting to cover any interest of any kind in all such Motor Vehicles or their proceeds on file or registered in any public office other than a financing statement in favor of the Agent for the benefit of the Banks covering all such Motor Vehicles; except as set forth in Schedule VII, as of the Closing Date, there is no other floor plan or other financing arrangement with any party other than the Agent for the benefit of the Banks with respect to all such Motor Vehicles; and except as set forth in Schedule VII, as of the Closing Date, none of the Borrowers has made any other verbal or written contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a Lien against any such Motor Vehicle, or the proceeds thereof; all such Motor Vehicles are free from damage caused by fire or other casualty, unless covered by insurance, subject to customary deductibles. The locations (and addresses) set forth in Schedule IV are the locations at which the Company and its Subsidiaries keep the Motor Vehicles held as inventory, except when such Motor Vehicles may be in transit between locations, in transit for 'dealer swaps' or being test driven by potential customers. The addresses set forth in Schedule IV are each Floor Plan Borrower's place of business if such Person has only one such place of business; or a Floor Plan Borrower's chief executive office if it has more than one place of business. All of each Floor Plan Borrower's books and records with regard to all Motor Vehicles are maintained and kept at the address(es) of such Floor Plan Borrower set forth in Schedule IV.

         SECTION 7.20 Dealer Franchise Agreements. As of the Closing Date, none of the Borrowers is a party to any dealer franchise agreements ("Dealer Franchise Agreements") other than those specifically disclosed in Schedule IX, which schedule shows the Manufacturer and the Borrower which is a party to each such agreement, the date such agreement was entered into and the expiration date (if any) of each such agreement. Each of the Dealer Franchise Agreements is currently in full force and effect, and no Borrower has received any notice of termination with


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
respect to any such agreements; and, except as disclosed on Schedule IX, no Borrower is aware of any event which with notice, lapse of time, or both would allow any Manufacturer which is a party to any of the Dealer Franchise Agreements to terminate any such agreements. There exists no actual or threatened termination, cancellation, or limitation of, or any modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material Manufacturer, and there exists no present condition or state of facts or circumstances which could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.21 Year 2000 Requirement. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrowers' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrowers' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrowers of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers to conduct their businesses without Material Adverse Effect.

                                  ARTICLE VIII

                              CONDITIONS OF LENDING

         SECTION 8.1 Conditions Precedent to Closing Date. The Closing Date shall be deemed to have occurred when the following conditions precedent shall have occurred and the Agent shall have received on or before such date the following, each dated (unless otherwise indicated) the Closing Date and, with respect to all such documents referred to in Section 8.1(a), Section 8.1(c),
Section 8.1(d), Section 8.1(e), Section 8.1(f), Section 8.1(g), Section 8.1(h) and Section 8.1(i) in sufficient copies for each Bank:

                  (a) A counterpart of this Agreement (to which all of the Exhibits and Schedules have been attached) executed by the Borrowers, the Agent, the Floor Plan Agent, the Swing Line Bank and the Banks.

                      (i)   Notes of the Borrowers dated the Closing
                  Date, properly executed by the Borrowers to the order of the Banks, respectively.

                      (ii) The Swing Line Note, dated the Closing Date, properly executed by the Floor Plan Borrowers to the order of the Swing Line Bank.


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
                  (b) Counterparts of each of the following:

                      (i) a Security Agreement substantially in the form set forth in Exhibit G, dated as of the Closing Date or an earlier date;

                      (ii) a Pledge Agreement in the form set forth in Exhibit E, dated as of the Closing Date or an earlier date;

                      (iii) Mortgages in substantially the form set forth in Exhibit D, dated as of the Closing Date or an earlier date, with respect to each parcel or tract of real property required by the Agent to be encumbered by a Lien in favor of the Agent for the benefit of the Banks;

                      (iv) Leasehold Mortgage in substantially the form set forth in Exhibit I, dated as of the Closing Date or an earlier date, covering the same property referenced in 8.1(b)(iii);

                      (v) Landlord Estoppel Agreements in substantially the form set forth in Exhibit J, dated as of the Closing Date or an earlier date, with respect to all real property leased by any of the Borrowers;

                      (vi) First Lienholder Estoppel Agreements in substantially the form set forth in Exhibit K, dated as of the Closing Date or an earlier date, with respect to all real property subject to Non-Recourse Real Estate Debt; and

                      (vii) GM Borrower Guaranty, in substantially the form set forth in Exhibit P dated as of the Closing Date or an earlier date, properly executed by each of the GM Borrowers.

                      (viii) Any other necessary Security Documents in
                  the form satisfactory to the Agent and its Counsel;

each of which, if required by this Agreement, shall be duly executed by the parties thereto; provided, however, the Obligations secured by the Security Documents executed by the GM Borrowers and the Ford Borrowers and the Collateral described therein may be limited, respectively, to the GM Borrower Liability Amount and the Ford Borrower Liability Amount.

                  (c) The Banks shall have received from McKinney Dodge, Inc., Maxwell Texas Management, Inc., Maxwell Holdings, Inc., Maxwell Ford, Ltd., and Luby Chevrolet Co. (collectively, the "Addendum Borrowers"), the following: (i) a certificate of existence of each Addendum Borrower and a certificate of authority to do business as a foreign corporation in each state in which the Addendum Borrower maintains activities which require such certification, certified by the Secretary of State of such state, and a certificate as to the good standing of each Addendum Borrower from the Comptroller or other official state official responsible for the delivery of such


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

certification; (ii) a certificate of the Secretary, Assistant Secretary, or General Partner, as applicable, of each Addendum Borrower, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of its articles of incorporation or certificate of limited partnership, and amendments thereto, and bylaws or partnership agreement, and amendments thereto, as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions or unanimous consent duly adopted by its Board of Directors or Partners authorizing the execution, delivery and performance of the Agreement, Notes, the Swing Line Note and/or Loan Documents to which it is a party or any other document delivered in connection herewith or therewith on or prior to the Closing Date, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer of each Addendum Borrower executing this Agreement, the Notes, the Swing Line Note, any of the Loan Documents or any other document delivered in connection herewith or therewith on or prior to the Closing Date; (iii) a certificate of another officer of each Borrower, which is a party to this Agreement, the Notes, the Swing Line Note and/or any of the Loan Documents as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of such Person; and (iv) such other documents as Jackson Walker L.L.P., special counsel for the Agent, may reasonably request.

                  (d) The Banks shall have received from each Borrower, other than the Addendum Borrowers, (i) a certificate of the Secretary or an Assistant Secretary of the Company and each of its Subsidiaries, other than the Addendum Borrowers, dated the Closing Date, certifying that (A) the certificate of incorporation or certificate of limited partnership and by-laws or partnership agreement, as applicable, of the Company and each of its Subsidiaries Borrower, other than the Addendum Borrowers, delivered to the Bank in connection with the Prior Credit Agreement (as defined in Section 13.16) have not been amended, (B) attached thereto is a true and complete copy of resolutions or unanimous consent duly adopted by its Board of Directors or partners authorizing the execution, delivery and performance of this Agreement, the Notes, the Swing Line Note and/or Loan Documents to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer of each Borrower executing this Agreement, the Notes, the Swing Line Note, any of the Loan Documents or any other document delivered in connection herewith or therewith;
(ii) a certificate of another officer of each Borrower, which is a party to this Agreement, the Notes, the Swing Line Note and/or any of the Loan Documents as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of such Person; and (iii) such other documents as Jackson Walker L.L.P., special counsel for the Agent, may reasonably request.

                  (e) A certificate of a Senior Vice President, an Executive Vice President or a Vice President of each Borrower dated the Closing Date certifying (i) the truth of the representations and warranties made by such Borrower in this Agreement, and (ii) the absence of the occurrence and continuance of any Default or Event of Default.

                  (f) The Agent shall have received the Agent's Letter duly executed by the Company.


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
                  (g) The Floor Plan Agent shall have received the Floor Plan Agent's Letter duly executed by the Company.

                  (h) The opinion of counsel to the Borrowers and any Subsidiary which signs any of the Loan Documents, dated the Closing Date, addressed to the Agent and the Banks and in the form of Exhibit L hereto.

                  (i) An Administrative Questionnaire completed by each Bank and, if required, the tax forms set forth in Section 5.14.

                  (j) The fees and disbursements required to be paid by the Company pursuant to Section 5.4 and 13.4 on the Closing Date shall have been paid.

                  (k) UCC Filings. All UCC-1 filings and other Liens not permitted pursuant to this Agreement which are existing or reflected in searches performed by the Agent or its counsel as of the Closing Date shall have been released and/or terminated to the satisfaction of the Agent and its counsel.

         SECTION 8.2   Conditions Precedent to Initial Borrowing.

                   (a) The date on which the obligation of each Bank to make the initial Acquisition Loans, or of the Issuing Bank to issue any Letter of Credit (the "Acquisition Funding Date")to the Company shall be deemed to have occurred and is subject to the conditions precedent that:

                       (i) Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, for the benefit of Banks, a perfected first Lien (subject to any Permitted Liens) on the Collateral owned by the Company shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Agent, as herein provided, shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; and

                       (ii) Such other and further conditions shall have been fulfilled as the Agent, or its counsel shall have reasonably determined.

                  (a) The date on which the obligation of each Bank to make the initial Floor Plan Loans or of the Swing Line Bank to make the initial Swing Line Loan, or of the Floor Plan Agent to issue any Drafting Agreement ("each, a Floor Plan Funding Date") to any Floor Plan Borrower shall be deemed to have occurred and is subject to the condition precedent that :


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
                       (i) Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or requested by Agent or the Floor Plan Agent to be filed, registered or recorded in order to create, in favor of Agent, for the benefit of Banks, a perfected first Lien on the Collateral owned by such Floor Plan Borrower shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Agent or Floor Plan Agent, as herein provided, shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                       (ii) The Floor Plan Agent shall have completed to its' satisfaction any and all audits of Motor Vehicles owned by or in transit to each such Floor Plan Borrower; and

                       (iii) The Company shall have delivered to the
                  Agent copies of substantially all Dealer Franchise Agreements between Manufacturers and its Subsidiaries, which Dealer Franchise Agreements have been duly executed between a Manufacturer and such Subsidiary. For purposes of this subsection, the term "substantially all" shall mean that the Agent and the Floor Plan Agent shall be satisfied in their sole determination that a sufficient amount of duly executed Dealer Franchise Agreements have been delivered by the Company.

                  (c) Such other and further conditions shall have been fulfilled as the Agent, the Floor Plan Agent or its counsel shall have reasonably determined.

         SECTION 8.3 Conditions Precedent to Each Borrowing. The obligation of each Bank to make a Loan on the occasion of any Borrowing (including the initial Acquisition Borrowing and the initial Floor Plan Borrowing) and the obligation of the Issuing Bank to issue Letters of Credit and the obligation of the Swing Line Bank to make Swing Line Loans and the obligation of the Floor Plan Bank to issue Drafting Agreements shall be subject to the further conditions precedent that on the Borrowing Date of such Borrowing or Issuance the Company shall execute and deliver to the Agent a Borrowing Request and the following statements shall be true (and the acceptance by any Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Company that on the date of such Borrowing such statements are true):

                  (a) The representations and warranties contained in Article VII are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                  (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and


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
                  (c) Following the making of such Borrowing or Issuance of any Letter of Credit and all other Borrowings to be made on the same day under this Agreement, except as may otherwise be permitted hereunder (i) if such Borrowing is a Floor Plan Loan Borrowing, the aggregate principal amount of all Floor Plan Loans outstanding plus all Swing Line Loans outstanding shall not exceed the Floor Plan Loan Commitments of all the Banks, (ii) if such Borrowing is an Acquisition Loan Borrowing, the aggregate principal amount of all Acquisition Loans outstanding plus Letters of Credit Obligations outstanding shall not exceed the Acquisition Loan Commitments of all the Banks, (iii) if such Borrowing is a Swing Line Loan Borrowing, the aggregate principal amount of all Swing Line Loans outstanding shall not exceed the Swing Line Commitment, (iv) if a Letter of Credit is issued, the total amount of Letter of Credit outstanding plus the aggregate principal amount of all Acquisition Loans outstanding shall not exceed the Acquisition Loan Commitments of all the Banks, and (v) the aggregate principal amount of all Loans and Letter of Credit Obligations then outstanding shall not exceed the Total Commitments.

         SECTION 8.4  Conditions Precedent to Conversions and Continuations.
The obligation of the Banks to convert any existing Borrowing into a Eurodollar Borrowing or to continue any existing Borrowing as a Eurodollar Borrowing is subject to the condition precedent that on the date of such conversion or continuation each of the conditions to Borrowing set forth in Section 8.3 shall have been satisfied, and no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Company to each of the Banks that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         So long as this Agreement shall remain in effect or the principal of or interest on any Note, the Swing Line Note, any Commitment Fees or any other fee, expense or amount payable hereunder shall be unpaid and until the Commitments of all the Banks shall expire or terminate, until no Letter of Credit Obligations are outstanding, and until all Drafting Agreements are terminated, the Company, as to itself and as to all of the other Borrowers and each of the Borrowers other than the Company, as to itself and its Subsidiaries only, covenant and agree with the Agent, the Floor Plan Agent, the Swing Line Bank and each Bank that:

         SECTION 9.1 Existence. The Company will maintain and preserve, and except as permitted by Section 10.3, will cause each Subsidiary to maintain and preserve, its respective existence and good standing under the laws of its state of jurisdiction, as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of their respective businesses in the ordinary course as conducted from time to time.


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
         SECTION 9.2 Repair. The Company will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, all of its properties in good repair, working order and condition (ordinary wear and tear excepted), and the Company will make, and will cause each of the Subsidiaries to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained; the Company will at all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect, and will cause each Subsidiary to do or cause to be done all things necessary to preserve, renew and keep in full force and effect, the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; the Company and each of its Subsidiaries will maintain and operate such businesses in substantially the manner in which they are presently conducted and operated (subject to changes in the ordinary course of business); the Company and each of its Subsidiaries will comply with all laws and regulations applicable to the operation of such businesses whether now in effect or hereafter enacted and with all other applicable laws and regulations except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and the Company and each of its Subsidiaries will take all action which may be required to obtain, preserve, renew and extend all licenses, permits and other authorizations which may be material to the operation of such businesses.

         SECTION 9.3 Insurance. The Company will maintain, on a consolidated basis, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as may be required in the Security Documents including, without limitation with respect to Motor Vehicles owned by Floor Plan Borrowers, naming the Agent, for the benefit of the Banks, as Mortgagee (in connection with any real estate), lender loss payee and additional loss payee.

WARNING

UNLESS EACH BORROWER PROVIDES THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THE AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE AGENT (AT ITS DISCRETION, OR ACTING AT THE REQUEST OF THE FLOOR PLAN AGENT) MAY PURCHASE INSURANCE AT THE BORROWER'S EXPENSE TO PROTECT THE BANKS' INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT THE BORROWER'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE THE AGENT PURCHASES MAY NOT PAY ANY CLAIM ANY BORROWER MAKES OR ANY CLAIM MADE AGAINST THE BORROWER. EACH BORROWER MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT THE BORROWER HAS OBTAINED PROPERTY COVERAGE ELSEWHERE.

         EACH BORROWER IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY THE AGENT. THE COST OF THIS INSURANCE MAY BE ADDED TO THE OBLIGATIONS. IF THE COST IS ADDED TO THE OBLIGATIONS, THE INTEREST RATE PROVIDED IN SECTION 5.3 SHALL APPLY TO SUCH ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE ANY BORROWER'S PRIOR COVERAGE LAPSED OR THE DATE THE BORROWER FAILED TO PROVIDE PROOF OF COVERAGE.


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
         THE COVERAGE THE AGENT PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE ANY BORROWER CAN OBTAIN ON ITS OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

         SECTION 9.4 Obligations and Taxes. The Company will pay and discharge and will cause each of its Subsidiaries to pay and discharge, when due, all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, as the case may be, as well as all lawful claims for labor, materials and supplies or otherwise unless and only to the extent that the Company or such Subsidiary, as the case may be, is contesting such taxes, assessments and governmental charges, levies or claims in good faith and by appropriate proceedings and the Company or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles.

         SECTION 9.5 Financial Statements; Reports. The Company will furnish to the Agent and each Bank:

                  (a) Annual Audit Reports. Within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report of the Company and its Subsidiaries prepared on a consolidated and consolidating basis in conformity with generally accepted accounting principles consistently applied and certified by Arthur Andersen or another independent certified public accountant of recognized national standing;

                  (b) Quarterly Financial Statements. Within 60 days after the end of each quarter (except the last quarter) of each fiscal year of the Company, a copy of the Form 10-Q of the Company, for such quarter, prepared in accordance with the rules, regulations and guidelines of the Securities and Exchange Commission and including therein the consolidated and consolidating financial statement of the Company, subject to normal year end audit adjustments;

                  (c) Officer's Certificate. Together with the financial statements furnished by the Company under the preceding clauses (a) and (b), a compliance certificate in the form of Exhibit N executed by the Company's Chief Financial Officer or Vice President and Treasurer dated the date of such annual audit report or such quarterly financial statement, as the case may be, and including therewith the calculations (and supporting documentation and/or backup in for such calculations) for all financial covenants set forth in Article 10 hereof, and notices of all Hedging Agreements to which it is a party as of the date of such certificate;

                  (d) SEC and Other Reports. Copies of each filing and report made by the Company or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and each communication from the Company or any of its Subsidiaries to shareholders generally, promptly upon the making thereof;

                  (e) Manufacturer/Dealer Statements. As soon as available, but in any event within thirty (30) days after the end of each month, copies of each Manufacturer/Dealer Statement of each Floor Plan Borrower delivered during such month;


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
                  (f) Inventory Detail Report. Upon request of the Floor Plan Agent, the Agent or any Bank, copies of the Inventory Detail Report of each Floor Plan Borrower individually and on a consolidated basis; and

                  (g) Requested Information. Promptly, from time to time, such other reports or information as the Agent, the Floor Plan Agent or any Bank may reasonably request.

         SECTION 9.6 Litigation and Other Notices. The Company will notify the Agent and the Banks in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                  (a) Judgment. The entry of any judgment or decree against the Company and/or any of its other Subsidiaries if the aggregate amount of such judgment or decree exceeds $500,000 (after deducting the amount with respect to which the Company or such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing);

                  (b) Suits and Proceedings. The filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (c) Default. The occurrence of any Event of Default or Default;

                  (d) Material Adverse Change. The occurrence of any event which could reasonably be expected to have a Material Adverse Effect.

                  (e) Pension and Welfare Plans. The occurrence of a Reportable Event with respect to any Plan; the institution of any steps by the Company, any of its Subsidiaries or any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; the institution of any steps by the Company, or any of its Subsidiaries or any ERISA Affiliate to withdraw from any Plan; or the incurrence of any material increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post-retirement welfare benefits; and

                  (f) Other Events. The occurrence of such other events as the Agent or the Required Banks may reasonably specify from time to time.

         SECTION 9.7 ERISA. Each Borrower will comply with the applicable provisions of ERISA except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.8 Books, Records and Access. Each Borrower will maintain complete and accurate books and records in which full and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to the business and


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
activities of such Borrowers. Each Borrower will permit reasonable access by the Agent and each Bank, upon reasonable request, to the books and records relating to such Borrower during normal business hours, to permit or cause to be permitted, the Agent and each Bank to make extracts from such books and records and permit, or cause to be permitted, upon reasonable request, any authorized representative designated by any Bank to discuss the affairs, finances and condition of such Borrower with such Person's principal financial officers and principal accounting officers and such other officers as such Borrower shall deem appropriate.

         SECTION 9.9 Use of Proceeds. The Borrowers shall use the proceeds of the Loans for only the following purposes:

                  (a) Floor Plan Loans. The proceeds of the Floor Plan Loans may be used only to finance the purchase of Motor Vehicles for resale in the ordinary course of business of the Floor Plan Borrowers.

                  (b) Acquisition Loans. The proceeds of the Acquisition Loans may be used only for the following purposes: (i) for working capital and general corporate purposes, including, without limitation, the issuance of Letters of Credit and to pay outstanding Floor Plan Loans; and (ii) to make Permitted Acquisitions.

                  (c) Swing Line Loans. The proceeds of the Swing Line Loans may be used only to finance the purchase of Motor Vehicles for resale in the ordinary course of business of the Borrowers.

                  (d) All Loans. No Loans shall be used for any purpose which would be in contravention of any Requirement of Law.

         SECTION 9.10 Nature of Business. The Borrowers will engage in substantially the same field of business as they are engaged in on the date hereof, and except as permitted in Section 10.5(k), will refrain from engaging in, establishing or becoming in any way involved as a lender in the business of automobile financing, sub-prime automobile financing or any other credit transactions related to automobiles other than Retail Loan Guarantees.

         SECTION 9.11 Compliance. The Borrowers will comply with all statutes and governmental rules and regulations applicable to them including all such statutes and government rules and regulations relating to environmental pollution or to environmental regulation and control except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.12 Audits

                  (a) Entry on Premises. Each Floor Plan Borrower shall permit a duly authorized representative of the Floor Plan Agent to enter upon such Borrower's premises during regular business hours to perform audits of Motor Vehicles in a manner satisfactory to the Agent,


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
provided that the Floor Plan Agent or its representative shall not perform an audit of such Motor Vehicles prior to the occurrence of an Event of Default without having given the applicable Borrower reasonable prior notice; and provided, further, however, the Floor Plan Agent shall not be required to make more than six (6) such audits in any fiscal year of any Floor Plan Borrower. Each Floor Plan Borrower shall assist the Floor Plan Agent, and its representatives, in whatever way necessary to make the inspections and audits provided for herein.

                  (b) Excess/Payments in Process. The Borrowers shall maintain as of the last Business Day of each calendar month, Excess/Payments in Process in an amount of not less than Three Million Dollars ($3,000,000), which amount may be increased or decreased from time to time in the sole reasonable determination of the Floor Plan Agent (the "Out of Balance Amount"). If and to the extent audits performed from time to time by the Floor Plan Agent as provided in Section 9.12(a) reveal that any Motor Vehicles of the Floor Plan Borrowers are for any such calendar month Out of Balance in an aggregate amount equal to or greater than the Out of Balance Amount, the Floor Plan Agent shall so notify the Company. The Company shall, or shall cause the other applicable Floor Plan Borrowers to, deliver by the next Business Day after receipt of such notice, sufficient funds so as to cause the Borrowings with respect to any such Motor Vehicles and/or Floor Plan Loans which are Out of Balance to be in compliance with the Floor Plan Advance Limits. If the Company or such other Floor Plan Borrowers fail to deliver such funds, or any of them notifies the Floor Plan Agent that such funds will not be delivered, the Floor Plan Agent shall, and the Floor Plan Borrowers hereby authorize the Floor Plan Agent to, apply sufficient funds from such Excess/Payments in Process to cause the Borrowings with respect to any such Motor Vehicles and/or Floor Plan Loans which are Out of Balance to be in compliance with the Floor Plan Advance Limits. The Floor Plan Agent shall provide written notice (including via fax) to the Company on each Business Day Excess/Payments in Process are so applied and the Floor Plan Borrowers shall, on or before the next following Business Day, deposit sufficient funds to restore the balance thereof back to the Out of Balance Amount then in effect.

                  (c) Within thirty (30) days after the end of each quarter of each fiscal year of the Company, commencing the second fiscal quarter of 1998, the Floor Plan Agent shall deliver to the Agent a summary of the audits of Motor Vehicles of each of the Floor Plan Borrowers performed by the Floor Plan Agent during the fiscal quarter just ended, setting forth therein a spread sheet reflecting for all Floor Plan Borrowers all Motor Vehicles Out of Balance at any time during such fiscal quarter and the number of days, if any, each such Motor Vehicle was Out of Balance. The Agent shall promptly deliver a copy of such report to each Bank.

         SECTION 9.13 Demonstration, Service Rental or Loaner Vehicles. The Floor Plan Agent may from time to time limit the number of Motor Vehicles which may be placed in service as Demonstrators and Rental Motor Vehicles and establish other requirements for Demonstrators and Rental Motor Vehicles as the Floor Plan Agent may reasonably determine. Each Borrower shall maintain records at the premises where the Motor Vehicles are kept evidencing which Motor Vehicles are being used as Demonstrators and Rental Motor Vehicles.


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
         SECTION 9.14 Disbursement Account. Subject to the terms and conditions of this Agreement, including Sections 2.1 and 5.7 hereof, a Floor Plan Borrower may prepay, in whole or in part, from time to time, outstanding Floor Plan Loans, Swing Line Loans or Swing Line Overdraft Loans and may reborrow Floor Plan Loans and Swing Line Loans.

         Any or all of the Floor Plan Borrowers and the Floor Plan Agent, at various times, may be parties to a corporate cash management service agreement (the "Service Agreement") providing for a controlled disbursement account (the "Disbursement Account") between such Floor Plan Borrower and the Floor Plan Agent. Subject to the terms and conditions of this Agreement, each such Floor Plan Borrower authorizes the Floor Plan Agent to fund the Disbursement Account, on a daily basis if necessary, by advancing Loans under this Agreement to the extent of availability under the aggregate Floor Plan Loan Commitments. Each such Floor Plan Borrower acknowledges and agrees that any requests for funding from the Disbursement Account will not be paid unless funds in an amount sufficient to pay such requests are then available for reborrowing in compliance with the terms and conditions of this Agreement, including Section 2.1 hereof to enable Floor Plan Agent to advance those funds to the Disbursement Account. Floor Plan Agent agrees that any requests to be submitted for payment through the Disbursement Account will not be made unless sufficient funds are available and such request is made in compliance with the terms and conditions of this Agreement to pay all such requests. Each Floor Plan Borrower at all times is responsible for having sufficient available funds in Excess/Payments in Process to pay all requests to be paid through the Disbursement Account, whether these funds are advances under this Agreement or otherwise. Each Floor Plan Borrower acknowledges and agrees that the Service Agreement relating to the Disbursement Account may be canceled by the Floor Plan Agent at any time upon written notice to the applicable Floor Plan Borrower, notwithstanding anything to the contrary in the Service Agreement. A copy of the form of Service Agreement may be attached to this Agreement by the Floor Plan Agent at any time a Service Agreement is in effect between a Floor Plan Borrower and the Floor Plan Agent, although the failure to attach it shall not affect its validity or the effectiveness of this Agreement.

         SECTION 9.15 Further Assurances.

                  (a) The Company shall and shall cause each of the Borrowers to the extent applicable to execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, including, without limitation, (i) causing any additions, substitutions, replacements, or appurtenances to the Motor Vehicles to be covered by and subject to the Liens created in this Agreement or the Documents to which any Floor Plan Borrower is a party; and (ii) with respect to any Motor Vehicles which are or are required to be subject to Liens created in this Agreement or any other Loan Document to which any Floor Plan Borrower is a party, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement, certificate of title, manufacturer's statement of origin, certificate of origin, and dealer reassignment of any of the foregoing which are evidences of ownership of such Motor Vehicles, deemed advisable by the Agent or the Floor Plan Agent to


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
protect the Liens granted in this Agreement or the Loan Documents to which any of them respectively is a party and against the rights or interests of third persons, and will pay all reasonable costs connected with any of the foregoing;

                  (b) The Company shall and shall cause each of its Subsidiaries to pledge the capital stock or other evidence of ownership of any Person which becomes a Subsidiary of the Company or any of its Subsidiaries (except (i) such capital stock and equity interests which the Company or such Subsidiaries are prohibited by a Manufacturer from pledging and (ii) such capital stock and equity interests of Subsidiaries that are capitalized with the minimum capitalization requirement under applicable law and which the Company has notified the Agent are dormant and provided such Subsidiaries remain dormant and have no other assets). The Company shall cause all of its Subsidiaries which become Subsidiaries after the Closing Date to execute the Addendum to Credit Agreement and Notes, and if applicable, to execute such other Security Documents as the Agent and/or the Floor Plan Agent shall reasonably request to establish Liens on the assets of such Subsidiary consistent with those in place on the Closing Date (except (i) such capital stock and equity interests which the Company or such Subsidiaries are prohibited by a Manufacturer from pledging and
(ii) such capital stock and equity interests of Subsidiaries that are capitalized with the minimum capitalization requirement under applicable law and which the Company has notified the Agent are dormant and provided such Subsidiaries remain dormant and have no other assets).

                  (c) In the event the Dealer Franchise Agreement or other agreements with Manufacturers to which any GM Borrower and/or Ford Borrower is subject shall, in the reasonable determination of the Company and the Agent, which determination shall be agreed to by the relevant Manufacturer, no longer
(i) prohibit or restrict the Company or any Subsidiary of the Company from pledging the capital stock or equity interests of such GM Borrower and/or Ford Borrower, (ii) prohibit or restrict any Ford Borrower from becoming liable for or granting liens on the Property to secure the Obligations in an amount greater than the Ford Liability Amount, or (iii) prohibit or restrict any GM Borrower from being liable as a maker of the Notes to the extent of amounts equal to all or any portion of the Obligations evidenced by the Acquisition Loans of the Borrowers or any one or more of them then, in any such event, the Company, the GM Borrowers and/or the Ford Borrowers shall forthwith execute, acknowledge, deliver, and record or file such further instruments including, without limitation, further security agreements, financing statements, and continuation statements and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement.

         SECTION 9.16 Permitted Acquisitions.

                  (a) Subject to the remaining provisions of this Section 9.16 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Company may, from time to time after the Closing Date, effect Permitted Acquisitions, as long as with respect thereto each of the following conditions are satisfied:

                      (i) no Default or Event of Default is in existence at the time of the consummation of such proposed Acquisition or would exist after giving effect


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

                  thereto, all representations and warrants contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such proposed Acquisition (both before and after giving effect thereto), and no other agreement, contract or instrument to which any Borrower is a party restricts such proposed Acquisition;

                      (ii) the Company shall have given the Agent and the Banks at least 30 days (or ten Business Days, in the case of clause (B) below) prior written notice of any such proposed Acquisition (each of such notices, a "Permitted Acquisition Notice"), which notice shall (A) contain the estimated date such proposed Acquisition is scheduled to be consummated, (B) attach a true and correct copy of the draft purchase agreement, letter of intent, description of material terms or similar agreements executed by the parties thereto in connection with such proposed Acquisition, (C) contain the estimated aggregate purchase price of such proposed Acquisition and the amount of related costs and expenses and the intended method of financing thereof, and (D) contain the estimated amount of Acquisition Loans required to effect such proposed Acquisition;

                      (iii) the Company shall have provided the Agent
                  and the Banks with all information related to the Auto Dealer being acquired and the proposed Acquisition as required in the form of Acquisition Information worksheet attached hereto as Exhibit O, and such additional information as the Agent shall reasonably request, including, without limitation, delivery of the expert reports (if any) prepared by accounting, environmental, and/or other experts which the Company has obtained as the Agent shall reasonably request;

                      (iv) (A) as soon as available but not less than the earlier of three (3) days after the execution thereof, a copy of the executed purchase agreement and all related agreements, schedules and exhibits with respect to such proposed Acquisition and (B) at the time of delivery of the purchase agreement, certification from the Company as to the purchase price for the acquisition (or a formula therefor) and the estimated amount of all related costs, fees and expenses and that, except as described, there are no other amounts which will be payable in connection with the respective proposed Acquisition;

                      (v) the Company shall have given the Agent and the Banks, at least ten (10) Business Days prior to the closing date of the proposed Acquisition, (i) a good faith estimate made by the Company of its Consolidated Pro Forma EBITDA and Consolidated Pro Forma Floor Plan Interest Expense, the calculations for which, the Company shall have furnished to the Agent together with audited statements from an auditor, satisfactory to the Agent, supporting such calculations for Pro Forma Floor Plan Interest Expense (except in the case of an Acquisition, the total consideration exclusive of stock or other equity consideration is $5,000,000 or less,


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
                  in which event audited statements shall not be required) and
                  (ii) a completed Availability Analysis in the form of Exhibit Q, and such other information as the Agent may have reasonably requested to determine the accuracy of such calculation, calculated as of a date immediately after the projected closing date of such proposed Acquisition, and the amount of Consolidated Pro Forma EBITDA shall exceed zero for the immediately preceding four (4) fiscal quarters of the Company; provided, however, in the case of calculations based on financial statements not audited by a nationally recognized accounting firm reasonably acceptable to the Agent, the Agent shall be satisfied that the consolidated EBITDA of the Auto Dealer being acquired pursuant to the proposed Acquisition exceeds zero for such period;

                      (vi) recalculations are made by the Company of compliance with the covenants contained in Sections 10.14 through 10.17, inclusive, for the immediately preceding four
                  (4) fiscal quarters of the Company on a pro forma basis, and such recalculations shall show that during such period, on a pro forma basis, the Company would have been in compliance therewith;

                      (vii) the Company shall have delivered updated Schedules of the Agreement to the Agent and the Banks; and

                      (viii) prior to the consummation of the
                  respective proposed Acquisition, the Company shall furnish the Agent and the Banks an officer's certificate executed by the chief financial officer of the Company, certifying as to compliance with the requirements of the applicable preceding clauses (i) through (vii), containing the calculations required in this Section 9.16(a). The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Company that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

                      (ix) For each Permitted Acquisition involving the acquisition or creation of a direct or indirect Subsidiary of the Company, (i) not less than 100% of the capital stock or other equity interest of such Subsidiary shall be directly owned by the Company or another Borrower, (ii) the Acquisition will not have the effect of causing or requiring any Subsidiary of the Company to have any direct or indirect Subsidiary engaged in the sale of new Motor Vehicles by a Manufacturer which is different than the Manufacturer whose new Motor Vehicles such Subsidiary was authorized to sell prior to the Acquisition, and (iii) all such stock or other equity interest in such acquired or created Subsidiary shall be pledged to the Agent for the benefit of the Banks pursuant to the Pledge Agreement or pursuant to a similar agreement satisfactory to the Agent to the extent such pledge is not prohibited by any Dealer Franchise Agreement to which such Subsidiary is a party.


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
                      (x) The Required Banks shall have consented in writing to the proposed Acquisition prior to the closing thereof; provided, however, such consent shall be deemed to have been granted if the Required Banks shall not have given written notice of consent or rejection of such consent to the Agent within thirty (30) days after receipt by the Agent of the Permitted Acquisition Notice.

                  (b) The Company shall cause each Subsidiary that is created, or is otherwise acquired pursuant to a Permitted Acquisition to execute and deliver, an Addendum, if applicable, and the other applicable Loan Documents, with the documentation to be in form and substance reasonably satisfactory to the Agent. Each such Subsidiary shall also grant to the Agent, for the benefit of the Banks, first priority perfected security interests in all property of such Subsidiary subject only to Liens permitted by Section 10.2 acquired in connection with the Permitted Acquisition, and such Subsidiary shall take all actions requested by the Agent or the Required Banks including, without limitation, the obtaining of UCC-1's and the filing of UCC-1's in connection with the granting of such security interests. All security interests required to be granted pursuant to this Section 9.16(c) shall be granted pursuant to such security documentation (which shall be substantially similar to the analogous Security Documents already executed and satisfactory in form and substance to the Agent) and shall (except as otherwise consented to by the Agent and the Required Banks) constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens, except Liens permitted under Section 10.2. The security documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Agent for the benefit of the Banks, required to be granted pursuant to such additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Company. At the time of the execution and delivery of such additional Security Documents, the Company and the applicable Borrower shall cause to be delivered to the Agent such documents as may be reasonably requested by the Agent to assure that this Section 9.16(b) has been complied with. All actions required to be taken by Section 9.16(b) with respect to the additional Collateral shall be completed no later than thirty (30) days after the date on which the Permitted Acquisition is effected.

         SECTION 9.17 Ford Borrower and GM Borrower Dividends. On or before the last Business Day of each fiscal quarter of the Company, the Company shall cause all GM Borrowers and Ford Borrowers to make cash transfers to the Company or to their respective parent with a view toward making an ultimate and concurrent cash transfers to the Company of all pre-tax profits in excess of working capital reasonably required in the day to day operations of such Borrower or such amounts as may be required pursuant to a Dealer Franchise Agreement or other agreements with Manufacturers to which such Borrower is a party.


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
                                    ARTICLE X

                               NEGATIVE COVENANTS

         So long as this Agreement shall remain in effect or the principal of or interest on any Note, the Swing Line Note, any Commitment Fees or any other expense or amount payable hereunder shall be unpaid and until the Commitments of all the Banks shall expire or terminate, the Letter of Credit Obligations are paid in full and all Drafting Agreements are terminated, the Company, as to itself and as to all of the other Borrowers and each of the Borrowers other than the Company, as to itself only covenants and agrees with the Agent, the Floor Plan Agent, the Swing Line Bank and each Bank that:

         SECTION 10.1 Indebtedness. No Borrower will incur, create, assume or suffer to exist any Indebtedness, except:

                  (a) The Notes, the Swing Line Note, and Indebtedness and Obligations under this Agreement and the other Loan Documents;

                  (b) Indebtedness of any Borrower existing at the Closing Date which is reflected in Schedule X hereto and all renewals and extensions thereof;

                  (c) Indebtedness created under leases which, in accordance with generally accepted accounting principles, have been recorded and/or should have been recorded on the books of the applicable Borrower as Capital Leases which, when combined with Indebtedness described in Section 10.1(d), is less than Three Million Dollars ($3,000,000);

                  (d) Indebtedness which is permitted in connection with the purchase of property, provided that the aggregate amount of such Indebtedness shall not exceed $3,000,000;

                  (e) Subordinated Indebtedness;

                  (f) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business and which are not in excess of ninety (90) days past the invoice or billing date;

                  (g) Non-Recourse Real Estate Debt and any Guaranties by the Company of such Indebtedness;

                  (h) INTENTIONALLY DELETED

                  (i) Indebtedness of any Subsidiary of the Company in existence (but not incurred or created in connection with such acquisition) on the date on which such Subsidiary is acquired by the Company and for which Indebtedness neither the Company nor any of its other


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
Subsidiaries has any obligation and with respect to which Indebtedness none of the properties of the Company or any of its other Subsidiaries is bound;

                  (j) Indebtedness secured by Liens upon any property hereafter acquired by the Company or any of its Subsidiary to secure Indebtedness in existence on the date of such acquisition (but not incurred or created in connection with such acquisition), which Indebtedness is assumed by such Person simultaneously with such acquisition, which Liens extend only to such Property so acquired and with respect to which Indebtedness none of the Company or any of its Subsidiaries (other than the acquiring Person) has any obligation;

                  (k) Indebtedness owed by the Company or any of its Subsidiaries to the Company or to any other Subsidiary; provided, however, Indebtedness of the GM Borrowers and Ford Borrowers owed to the Company or to any of its other Subsidiaries shall not exceed an amount required to be in compliance with capital maintenance requirements pursuant to the Dealer Franchise Agreement of any GM Borrower or any Ford Borrower, as applicable, or such working capital as may be required from time to time in the ordinary course of business;

                  (l) any Retail Loan Guaranties; provided that the aggregate principal amount of such Retail Loan Guaranties shall not exceed $12,500,000; and

                  (m) Indebtedness arising under any Service Agreement as such term is defined in Section 9.14.

         SECTION 10.2 Liens. No Borrower will incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

                  (a) Liens securing payment of the Obligations;

                  (b) (i) Liens securing Indebtedness permitted by Sections 10.1(c) or (d), but only on the property subject to such Capital Lease or purchase-money arrangement, or (ii) securing Indebtedness permitted by Sections 10.1(i), (j) and (k);

                  (c) Liens referred to in Section 7.16;

                  (d) Liens securing Non-Recourse Real Estate Debt;

                  (e) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (d) of this Section 10.2 provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced;


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                  (f) rights of set off which any Manufacturer may have on
Investments permitted under Section 10.5(i); and

                  (g) Liens existing under Qualified Sale/Leaseback Transaction, but only on the Property subject of such transaction.

         SECTION 10.3 Consolidations and Mergers. No Borrower shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                  (a) any of its Subsidiaries may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more such Subsidiaries, provided that if any such transaction shall be between Subsidiaries, one hundred percent (100%) of the capital stock of which is a Wholly Owned Subsidiary and one of its Subsidiaries which is not a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary); and

                  (c) any Subsidiary of the Company or the Company may merge or consolidate with another Person; if (x) the Company or such Subsidiary involved in the merger or the consolidation is the surviving corporation, and (y) immediately prior to and after giving effect to such merger or consolidation, there exists no Default or Event of Default.

         SECTION 10.4 Disposition of Assets. Each Borrower agrees that it shall not permit any Disposition (whether in one or a series of transactions) of any property or assets (including Accounts, notes receivable, and/or chattel paper, with or without recourse) or enter into any agreement so to do, except:

                  (a) Dispositions of Motor Vehicles and dispositions of other inventory in the ordinary course of business;

                  (b) Dispositions of assets, properties or businesses by the Company or any of its Subsidiaries or Affiliates to any other Subsidiary or to the Company provided, however, other than dispositions to newly created Subsidiaries which become Borrowers for purposes of complying with Dealer Franchise Agreements, any such disposition made to a Ford Borrower or a GM Borrower shall be made on an arms-length basis for fair market value for cash and only in the ordinary course of business.

                  (c) Dispositions of property in connection with any consolidation or merger permitted by Schedule XIII hereof;


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                  (d) Dispositions of the property described in Schedule XIV attached hereto;

                  (e) Dispositions of equipment and other property which is obsolete, worn out or no longer used or useful in such Person's business, all in the ordinary course of business;

                  (f) Dispositions occurring as the result of a casualty event, condemnation or expropriation; and

                  (g) Dispositions of any property, assets (including capital stock of its Subsidiaries and Affiliates) or businesses of the Company not otherwise permitted by clauses (a) through (g) of this Section 10.4; provided, that the aggregate book value of all such property, assets or businesses sold, leased or otherwise disposed of during the term of this Agreement shall not at any time exceed the greater of (i) Five Million Dollars ($5,000,000) or (ii) ten percent (10%) of the total book value of the assets of the Company and each of its Subsidiaries, (determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the immediately preceding fiscal quarter), and provided, further, that for any such property, assets or business other than capital stock that is sold, leased or otherwise disposed of, for purposes of determining compliance with this Section 10.4, the value of any such property, asset or business shall be equal to the book value of such property, asset or business as of the date of such Disposition; and provided, further, that for purposes of determining compliance with this Section 10.4, the value of any capital stock sold or disposed of shall be determined by multiplying the number of shares of such capital stock sold by the net book value per share of such capital stock; and provided, further, that this Section
10.4 does not authorize Disposition of any Accounts, notes receivable and/or Chattel Paper with or without recourse; and

                  (h) Dispositions pursuant to Qualified Sale/Leaseback Transactions.

         SECTION 10.5 Investments. No Borrower will make or permit to exist any Investment in any Person, except for:

                  (a) Permitted Acquisitions;

                  (b) extensions of credit in the nature of Accounts receivable or notes receivable and/or chattel paper arising from the sale of goods and services in the ordinary course of business;

                  (c) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

                  (d) Investments in securities, maturing within two (2) years and issued or fully guaranteed or insured by the United States of America or any agency thereof;


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                  (e) Investments in commercial paper, maturing in two hundred seventy (270) days or less from the date of issuance, rated in the highest or second highest grade by a nationally recognized credit rating agency;

                  (f) Investments in United States Dollar denominated and Eurodollar denominated time deposits, maturing within two (2) years from the date of such Investment and issued by a bank or trust company having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000) and whose unsecured long-term debt is rated in the highest or second highest grade by a nationally recognized credit rating agency;

                  (g) Investments outstanding on the date hereof in Subsidiaries by the Company and its Subsidiaries;

                  (h) Investments in negotiable instruments held by Comerica Securities, Inc. which are acceptable to the Floor Plan Agent not to exceed the amounts required to be invested pursuant to Section 2.3(i);

                  (i) INTENTIONALLY DELETED

                  (j) Investments in capital assets, subject to the limitations set forth in Section 10.11; and

                  (k) Investments in seller financed notes in connection with Motor Vehicles at Foyt Motors, Inc. not to exceed $2,000,000 in the aggregate at anytime.

         SECTION 10.6 Transactions with Affiliates. No Borrower will enter into any transaction with any Affiliate except in the ordinary course of business and upon fair and reasonable terms no less favorable than the applicable Borrower could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate.

         SECTION 10.7 Other Agreements. No Borrower will enter into any agreement containing any provision which would be violated or breached by such Borrower's performance of its Obligations hereunder or under any instrument or document delivered or to be delivered by the Borrowers hereunder or in connection herewith if the effect of such violation or breach could reasonably be expected to have a Material Adverse Effect.

         SECTION 10.8 Fiscal Year; Accounting. No Borrower will change its fiscal year or method of accounting (other than immaterial changes and methods and changes authorized by generally accepted accounting principles).

         SECTION 10.9 Credit Standards. No Borrower will modify in any way the credit standards and procedures, the collection policies or the loss recognition procedures with respect to the creation or collection of Accounts, notes received and/or chattel paper.


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         SECTION 10.10 Pension Plans. No Borrower will permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, or engage in, or permit to exist or occur any other condition, event or transaction with respect to any Plan which could reasonably be expected to have Material Adverse Effect.

         SECTION 10.11 Capital Expenditures. The Borrowers will not make expenditures for capital or fixed assets or improvements in any consecutive twelve (12) month period in excess of Five Million Dollars ($5,000,000) in the aggregate, except for such capital expenditures in Property which is or will be within six (6) months of the date of such expenditure the subject of a Qualified Sale/Leaseback Transaction.

         SECTION 10.12 Stockholders' Equity. The Company will not at any time permit its Stockholders' Equity to be less than an amount equal to the sum of
(x) $85,000,000 plus (y) seventy-five percent (75%) of Consolidated Net Income, computed on a cumulative basis, for the period beginning on December 31, 1997 and ending on the date of determination (provided that no negative adjustment will be made in the event that Consolidated Net Income is a deficit figure for such period), plus (z) one hundred percent (100%) of the net proceeds (cash or non-cash) realized from the issuance of any equity securities by the Company (or other capital contributions made to the Company) after December 31, 1997.

         SECTION 10.13 Restricted Payments. Each Borrower agrees that it shall not declare or make any Restricted Payment, except that any Borrower may make the following Restricted Payments provided that immediately prior to and after giving effect to the declaration of any dividend, and immediately prior to and after giving effect to the payment of any Restricted Payment, there exists no Default or Event of Default:

                  (a) any Borrower may declare and make dividend payments or other distributions payable solely in its capital stock;

                  (b) any Subsidiaries of the Company may declare and make Restricted Payments to the Company or its parent company for the purpose of such parent company making a Restricted Payment to the Company;

                  (c) the Company may declare and pay cash dividends on its capital stock, provided (i) no Default or Event of Default has occurred, is continuing or would be created thereby and (ii) that the aggregate cash dividends paid by the Company shall not exceed an amount equal to thirty-three and three-one-hundredths percent (33.3%) of the aggregate Consolidated Net Income for the period commencing on December 31, 1997 and ending on the date of determination taken as a single accounting period.


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         SECTION 10.14 Fixed Charge Coverage Ratio. The Company will not permit
(as of the end of any fiscal quarter) its Fixed Charge Coverage Ratio to be less than 1.25 to 1, such ratio to be calculated as of the end of each fiscal quarter of the Company based upon the four fiscal quarters immediately preceding such date of determination.

         SECTION 10.15 Interest Coverage Ratio. The Company will not permit (as of the end of any fiscal quarter) its Interest Coverage Ratio to be less than
2.50 to 1, such ratio to be calculated as of the end of each fiscal quarter of the Company based upon the four fiscal quarters immediately preceding such date of determination.

         SECTION 10.16 Leverage Ratio and Total Leverage Ratio. The Company shall not, at any time permit (a) its Leverage Ratio to be greater than 2.0 to 1 and (b) its Total Leverage Ratio to be greater than 3.0 to 1.

         SECTION 10.17 Current Ratio. The Company shall not, at any time, permit its Current Ratio to be less than 1.05 to 1.

         SECTION 10.18 Working Capital. The Company will not at any time permit its Working Capital to be less than Twenty-Five Million Dollars ($25,000,000).

         SECTION 10.19 _______________. Notwithstanding the provisions of
Section 10.1 and 10.2, the existence of Indebtedness owed to any lender providing floor plan financing to the Borrowers (other than Borrowers who as of the Closing Date were Floor Plan Borrowers) other than the Banks as of the Closing Date and the Liens securing such Indebtedness shall not be prohibited if at any time the Company provides written notice to the Agent that (i) the conditions precedent for imposition of the Reserve Commitment exist as of the date of such notice, and requesting therein a reasonable increase in the Floor Plan Loan Commitment, and the Banks shall not, within twenty (20) Business Days after the date of such notice, have provided for such increase in the Floor Plan Loan Commitment, or (ii) in connection with a Permitted Acquisition, the Floor Plan Loan Commitment will not, in the reasonable determination of the Company, be adequate for the floor plan funding requirements of the Auto Dealer(s) to be acquired and the Banks shall not, within twenty (20) Business Days after the date of such notice have agreed to increase the Floor Plan Loan Commitments in the amounts reasonably requested by the Company upon closing of the acquisition of such Auto Dealers.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

         SECTION 11.1 Events of Default. In case of the happening of any of the following events (herein called "Events of Default"):


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                  (a) any representation or warranty made or deemed made in or in connection with this Agreement, the Notes, the Swing Line Note, any of the Loan Documents or any of the Borrowings hereunder or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the execution and delivery of the Notes, the Swing Line Note or any of the Loan Documents or the making of any of the Borrowings hereunder shall prove to have been false or misleading in any material respect when made or deemed made;

                  (b) Default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable pursuant to the terms of this Agreement, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) Default shall be made in the payment of any interest on any Loan or any Commitment Fees or any other amount due under this Agreement, when and as the same shall become due and payable which shall remain unremedied for a period of five (5) days;

                  (d) Default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 6.3 [Risk Participations, Drawings and Reimbursements], 9.1 [Existence], 9.3 [Insurance], 9.5[ Financial Statements; Reports], 9.6 [Litigation and Other Notices], 9.8 [Books, Records and Access], 9.10 [Nature of Business], 9.13 [Demonstration, Service Rental or Loaner Vehicles] or in Article X [Negative Covenants];

                  (e) except as provided in Sections 11.1(a) through (d), inclusive, Default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to this Agreement or any of the Loan Documents and such Default shall continue unremedied for thirty (30) days after the earlier to occur of (i) any Borrower obtaining knowledge thereof or (ii) written notice thereof having been given to the Company;

                  (f) any Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law,
(ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower or for a substantial part of such Borrower's property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
(vii) take any corporate or other action for the purpose of effecting any of the foregoing;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of any Borrower, or of a substantial part of the property or assets of any Borrower, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Borrower or for a substantial part of the property of any Borrower or
(iii) the winding-up or liquidation of any Borrower; and such


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proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

                  (h) default or defaults (other than defaults in the payment of principal or interest) shall be made with respect to any Indebtedness of any Borrower, if the total amount of such Indebtedness in default exceeds in the aggregate, an amount equal to One Million Dollars ($1,000,000) and if the effect of any such default or defaults shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of any such Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of the Borrowers which exceeds in the aggregate, an amount equal to One Million Dollars ($1,000,000) shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace as specified in the instrument evidencing or governing such Indebtedness);

                  (i) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in a Material Adverse Effect.

                  (j) there shall be entered against the Company or any of its Subsidiaries one or more judgments or decrees in excess of Five Million Dollars ($5,000,000) in the aggregate at any one time outstanding for the Company and all such Subsidiaries and all such judgments or decrees in the amount of such excess shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, excluding those judgments or decrees for and to the extent which the Company or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Company or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Required Banks;

                  (k) there shall occur any material loss or change to any Dealer Franchise Agreement between any Borrower and a Manufacturer, which has a Material Adverse Effect;

                  (l) there occurs any Material Adverse Effect;

                  (m) any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms thereof except as permitted by the terms hereof or thereof shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  (n) an audit performed by the Floor Plan Agent pursuant to the provisions of Section 9.12(a), reveals that Motor Vehicles have, for a period of thirty consecutive (30) days been Out of Balance in an amount equal to or greater than the Out of Balance Amount and none of the Floor Plan Borrowers has delivered sufficient funds to restore Excess/Payments in Process to an amount not less than the Out of Balance Amount;


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                  (o) an audit performed by the Floor Plan Agent pursuant to the provisions of Section 9.12(a) identifies any specific motor vehicle by vehicle identification number as an exception to the payment requirements of Section
2.5, and the Loan advanced to fund such Motor Vehicle has not been repaid within thirty (30) days (except in the case of Fleet Motor Vehicles, which shall be sixty (60) days) of such audit and the aggregate amount of all such unpaid Loans exceeds $300,000; or

                  (p) a Change of Control occurs.

then, and in any such event (other than an event with respect to the Company described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, (i) the Agent may, and at the request of the Required Banks shall, by written or telegraphic notice to the Company, take any of the following actions at the same or different times: (x) terminate forthwith the Commitments of the Banks hereunder (if not theretofore terminated) and any such termination shall automatically constitute a termination of the Swing Line Commitment, (y) declare the Notes then outstanding to be forthwith due and payable and any such declaration shall automatically constitute a declaration that the Swing Line Note is due and payable, whereupon the principal of the Notes, and the Swing Line Note, together with accrued and unpaid interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note, the Swing Line Note or other Loan Document to the contrary notwithstanding, or (z) pursue and enforce any of the rights and remedies of the Agent on behalf of the Banks as provided in any of the Loan Documents or as otherwise provided in the UCC or other applicable law and (ii) the Floor Plan Agent in its sole discretion may, and at the request of the Required Banks shall (and, to the extent the Commitments have been terminated, such request shall be deemed to have been made), suspend and terminate all Drafting Agreements; and in any event with respect to a Borrower described in paragraph (f) or (g) above, the Commitments of the Banks shall automatically terminate (if not theretofore terminated) and any such termination shall automatically constitute a termination of the Swing Line Commitment, and the Notes and the Swing Line Note shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note, the Swing Line Note or other Loan Document to the contrary notwithstanding and the Company and the other Borrowers shall immediately deliver cash collateral to the Agent in such amounts as are acceptable to the Agent to be held by the Agent, for the benefit of the Swing Line Bank and the Banks as Collateral for the payment and performance of Drafting Agreements until all such Drafting Agreements are terminated according to their terms.


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                                   ARTICLE XII

                         THE AGENT AND FLOOR PLAN AGENT

         SECTION 12.1 Authorization and Action of the Agent; Rights and Duties Regarding Collateral.

                  (a) In order to expedite the various transactions contemplated by this Agreement, each Bank, the Floor Plan Agent and the Swing Line Bank hereby irrevocably appoints and authorizes Chase to act as Agent on its behalf. Each of the Banks, the Floor Plan Agent and the Swing Line Bank and each subsequent holder of any Note or the Swing Line Note by its acceptance thereof, hereby irrevocably authorizes and directs the Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank, the Floor Plan Agent or the Swing Line Bank; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent is hereby expressly authorized on behalf of the Banks, the Floor Plan Agent and the Swing Line Bank, without hereby limiting any implied authority, (i) to receive on behalf of each of the Banks any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Bank its proper share of all payments so received; (ii) to give notice within a reasonable time on behalf of each of the Banks and the Swing Line Bank to the Borrowers of any Default or Event of Default specified in this Agreement of which the Agent has actual knowledge as provided in Section 12.7; (iii) to distribute to each Bank and the Swing Line Bank copies of all notices, agreements and other material as provided for in this Agreement as received by the Agent; (iv) to distribute to the Borrowers any and all requests, demands and approvals received by the Agent or from the Banks, and (v) to distribute and receive all notices, agreements and other material as provided in this Agreement with respect to Floor Plan Loans and to deal with the Floor Plan Agent to the fullest extent required or contemplated by the terms of their Agreement or any other Loan Document. As to any matters not expressly provided for by this Agreement, the Notes, the Swing Line Note or the other Loan Documents (including enforcement or collection of the Notes or the Swing Line Note), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes, the Swing Line Note and the Loans, the Floor Plan Agent and the Swing Line Bank; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.


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                  (b) The Agent shall hold all of the Collateral along with all payments and proceeds arising therefrom, for the benefit of all Banks and the Swing Line Bank as security for the payment of all the Obligations. Upon payment in full of all the Obligations, the Agent shall release all of the Collateral to the Borrowers. Except as otherwise expressly provided for in Section 13.5, the Agent, in its own name or in the name of the Borrowers, may enforce any of the Security Documents or the security therefor by any mode provided under the Loan Documents or by applicable law, and may collect, receive and receipt for all proceeds receivable on account of the Collateral.

                  (c) To the extent that the Collateral includes notes or other instruments evidencing any monetary obligation to, or interest of any Borrower, such Borrowers shall, if requested by the Agent, deliver to the Agent letters, executed by such Borrower and approved by counsel for the Agent, notifying the obligors to make payments directly to the Agent, such letters to be held by the Agent and sent to such obligors at its discretion in accordance with Section 12.1(d) below. All payments and proceeds of every kind from the Collateral, when directly received by the Agent pursuant to Section 12.1(d) (whether from payments on or with respect to the Collateral, from foreclosure and sale to third parties, from sale of Collateral subsequent to a foreclosure at which the Agent or another Bank was the purchaser, or otherwise) shall be held by it as a part of the Collateral and, except as otherwise expressly provided hereinafter, shall be applied to the Obligations in the manner set forth in Section 12.1(d).

                  (d) Upon the occurrence of an Event of Default, and pursuant to the procedures among the Banks set forth in Section 12.1(e), the Agent, after giving written notice to the Borrowers and to all Banks and the Swing Line Bank of the action(s) to be taken, may at any time or times thereafter (i) deliver the various letters required by Section 12.1(c) hereof and receive directly, for the benefit of the Banks and Swing Line Bank and for reduction of the Obligations as provided hereafter in this Section 12.1(d), all payments and proceeds related to the Collateral and/or (ii) sell, assign and deliver all of the Collateral or any part thereof, or any substitution therefor or any additions thereto as provided hereafter. Any such sale or assignment may be at any broker's board or at any public or private sale, at the option of the Agent or of any officer or representative acting on behalf of the Agent, without advertisement or any notice to the Borrowers or any other Person except those required by applicable law (the Borrowers hereby agreeing that ten (10) days' notice constitutes "reasonable notice"); and each Bank (including the Agent), its officers and assigns, may bid and become purchasers at any such sale, if public, or at any broker's board if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Sales hereunder may be at such time or times, place or places, for cash or credit, and upon such terms and conditions as the Agent may determine in its sole discretion. Upon the completion of any sale, the Agent shall execute all instruments of transfer necessary to vest in the purchaser(s) title to the property sold, and shall deliver to such purchaser(s) any of the property so sold which may be in the possession of the Agent.

                  In the case of any sale of Collateral, the purchase money proceeds and avails, and all other proceeds which then may be held or recovered by the Agent or the Floor Plan Agent for the benefit of the Banks and the Swing Line Bank, shall be applied in the following order:


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
                      (i) First, to the payment of the reasonable costs and expenses of such sale and of the collection or enforcement of such Collateral, and of all reasonable expenses (including attorneys fees) and liabilities incurred and advances made by the Banks in connection therewith;

                      (ii) Second, to the payment of any amounts due to Swing Line Bank in the form of Swing Line Overdraft Loans;

                      (iii) Third, to the payment ratably of the amounts due
                  to the Banks for principal of and interest on all Floor Plan Loans other than Swing Line Overdraft Loans then outstanding, without preference or priority of such indebtedness owing to one Bank over another, or of principal over interest, or of interest over principal; and

                      (iv) Fourth, to the payment ratably of the amounts due to the Banks for principal of and interest on (x) all Acquisition Loans then outstanding, without preference or priority of such indebtedness owing to one Bank over another, or of principal over interest, or of interest over principal,
                  (y) all Obligations arising under any Hedging Agreement existing on the Closing Date with respect to or covering Loans under this Agreement in an aggregate amount for all such covered Loans not to exceed at any time $75 Million and (z) Obligations arising under any other Hedging Agreement covering Loans under this Agreement; provided that the Bank entering into such Hedging Agreement has delivered a written request for approval of such Hedging Agreement to the Agent and each of the Banks and the Required Banks approve such Hedging Agreement (and the failure of any Bank to object in writing to such request within five (5) business days of receipt of such request shall be deemed approval) but excluding for the purposes of this Section 12.1(d)(iv) all Obligations arising under any Hedging Agreements which do not meet the requirements of subclauses (y) or (z) above (the "Excess Hedging Agreement Liability"); and

                      (v) Fifth, to the payment of Excess Hedging Agreement Liability owing to any of the Banks without preference or priority of such indebtedness owing to one Bank over another; and

                      (vi) Sixth, to the payment of the surplus, if any, to the Borrowers, their successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                  (e) After the occurrence and during the continuance of a Default or an Event of Default, the Required Banks shall meet to establish written procedures to be taken by the Agent for the protection, collection and enforcement of the Collateral. The Agent shall not act with respect to the Collateral except in accordance with the written procedures as established by the Required Banks; however, if the Required Banks fail to agree upon and establish such procedures, and the


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
exigency of the circumstances requires, the Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems necessary to protect and enforce the Collateral or the rights of the Banks and the Swing Line Bank under the Loan Documents. The Borrowers shall acquire no rights or defenses under this Section 12.1(e).

                  (f) No Bank or the Swing Line Bank may enforce, or demand enforcement of, any rights or Liens with respect to the Collateral except upon the terms and conditions elsewhere stated in this Agreement.

         SECTION 12.2 Agent's Reliance, Etc.

                  (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes, the Swing Line Note or any of the other Loan Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties hereto that the Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 12.2 resulting from their sole ordinary or contributory negligence).

                  (b) Without limitation of the generality of the foregoing, the
Agent: (i) may treat the payee of each Note, the Swing Line Note and the Obligations of each Borrower hereunder and the Swing Line Bank, respectively, as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank, the Swing Line Bank, or the Floor Plan Agent and shall not be responsible to any Bank, the Swing Line Bank, or the Floor Plan Agent for any statements, warranties or representations made in or in connection with this Agreement, any Note, the Swing Line Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note, the Swing Line Note or any other Loan Document or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Bank, the Swing Line Bank or the Floor Plan Agent for the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of this Agreement, any Note, the Swing Line Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Bank, the Swing Line Bank or the Floor Plan Agent for the perfection or priority of any Lien securing the Loans; and (vii) shall incur no liability under or in respect of this Agreement, any Note, the Swing Line Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.


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
         SECTION 12.3 Agent and Affiliates; Chase and Affiliates. Without limiting the right of any other Bank or the Swing Line Bank to engage in any business transactions with any Borrower or any of its Affiliates, with respect to their Commitments, the Loans, if any, made by them, the Notes, and the Swing Line Note, if any, issued to them, Chase shall have the same rights and powers under this Agreement, any Note, the Swing Line Note or any of the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Chase in its individual capacity. Chase and its Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activities not the subject of the Loan Documents (collectively, the "Other Financings") with any of Borrowers or any of their Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with any of the Borrowers or any of their Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Banks or the Floor Plan Agent. Without limiting the rights and remedies of the Banks, the Swing Line Bank, or the Floor Plan Agent specifically set forth in the Loan Documents, no other Bank, the Swing Line Bank, nor the Floor Plan Agent shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of any Borrower not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the Obligations of any Borrower under the Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes, then each Bank, the Swing Line Bank and the Floor Plan Agent shall be entitled to share in such application according to its equitable portion of such Obligations.

         SECTION 12.4 Agent's Indemnity.

                  (a) The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes, the Swing Line Note or any other Loan Document unless indemnified to the Agent's satisfaction by the Banks and the Swing Line Bank against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, the Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks and the Swing Line Bank agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective aggregate principal amounts of the Notes and the Swing Line Note then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Pro Rata Share of Total Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Total Commitments immediately prior to the time the Total Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (or either of them) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, the Notes, the


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                                       104

Swing Line Note and the other Loan Documents (including any action taken or omitted under Article II of this Agreement). Without limitation of the foregoing, each Bank and the Swing Line Bank agrees to reimburse the Agent promptly upon demand for its respective Pro Rata Share of the Total Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes, the Swing Line Note and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrowers. The provisions of this Section 12.4 shall survive the termination of this Agreement, the payment of the Loans and/or the assignment of any of the Notes and the Swing Line Note.

                  (b) Notwithstanding the foregoing, no Bank or the Swing Line Bank shall be liable under this Section 12.4 to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Agent resulting from the Agent's gross negligence or willful misconduct. Each Bank and the Swing Line Bank agrees, however, that it expressly intends, under this Section 12.4, to indemnify the Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Agent's sole ordinary or contributory negligence.

         SECTION 12.5 Bank Credit Decision. Each Bank and the Swing Line Bank acknowledges that it has, independently and without reliance upon the Agent, the Floor Plan Agent or any other Bank or the Swing Line Bank and based on the financial statements most recently delivered under either referred to in Section
7.5 or Section 9.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank and the Swing Line Bank also acknowledges that it will, independently and without reliance upon the Agent, the Floor Plan Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder.

         SECTION 12.6 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided herein, the Agent may resign at any time by giving thirty (30) days written notice thereof to the Banks, the Swing Line Bank, the Floor Plan Agent and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the approval of the Company, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, approved by the Company and shall have accepted such appointment, all within thirty (30) calendar days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder and under the Notes by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the


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
Notes. After any retiring Agent's resignation as the Agent hereunder and under the Notes, the provisions of this Article XII and Section 13.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Notes.

         SECTION 12.7 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Bank, the Swing Line Bank, the Floor Plan Agent or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" or "notice of event of default," as applicable. If the Agent receives such a notice, the Agent shall give notice thereof to the Banks, the Swing Line Bank and the Floor Plan Agent and, if such notice is received from a Bank, the Swing Line Bank or the Floor Plan Agent, the Agent shall give notice thereof to the other Banks, the Swing Line Bank and the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 12.1 and Section 12.2.

         SECTION 12.8 Authorization and Action of the Floor Plan Agent.

                  (a) In order to expedite the various transactions contemplated by this Agreement, each Bank, the Swing Line Bank and the Agent hereby irrevocably appoint and authorize Comerica Bank to act as Floor Plan Agent on its behalf. Each of the Banks, the Swing Line Bank and the Agent, and each subsequent holder of any Note or the Swing Line Note by its acceptance thereof, hereby irrevocably authorizes and directs the Floor Plan Agent to take such action and to exercise such powers hereunder as are specifically delegated to or required of the Floor Plan Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Floor Plan Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Floor Plan Agent shall be mechanical and administrative in nature; the Floor Plan Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank, the Swing Line Bank or the Agent; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Floor Plan Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Floor Plan Agent is hereby expressly authorized on behalf of the Banks to (i) receive and distribute funds, (ii) to receive and distribute all notices and agreements and other material and (iii) to take all actions and perform such duties and make such determinations, all as provided in this Agreement. As to any matters not expressly provided for by this Agreement or any Loan Document, the Floor Plan Agent shall not be required to exercise any discretion or take any action, but shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks, the Swing Line Bank, the Agent and all holders of Notes and the Swing Line Note and the Loans and the Floor Plan Agent; provided, however, that the Floor Plan Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law.


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
                  (b) To the extent that any proceeds of the Motor Vehicles includes notes or other instruments evidencing any monetary obligation to, or interest of, any Borrower, such Borrower shall deliver or cause to be delivered to the Floor Plan Agent letters, executed by such Borrower and approved by counsel for the Floor Plan Agent, notifying the obligors to make payments directly to the Floor Plan Agent, such letters to be held by the Floor Plan Agent and sent to such obligors at its discretion. All payments and proceeds of every kind from such Motor Vehicles, when directly received by the Floor Plan Agent (whether from payments on or with respect to proceeds of Motor Vehicles, from foreclosure and sale to third parties, from sale of Motor Vehicles subsequent to a foreclosure at which the Floor Plan Agent or another Bank was the purchaser, or otherwise) shall be, except as otherwise expressly provided hereinafter, applied to the Obligations in the manner set forth in Section 12.1(d).

         SECTION 12.9 Floor Plan Agent's Reliance, Etc.

                  (a) Neither the Floor Plan Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement (i) with the consent or at the request of the Required Banks acting by and through the Agent or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties hereto that the Floor Plan Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 12.9 resulting from their sole ordinary or contributory negligence).

                  (b) Without limitation of the generality of the foregoing, the Floor Plan Agent: (i) may treat the Agent as Agent hereunder until the Floor Plan Agent receives written notice of the appointment of a successor Agent as provided in Section 12.6; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank, the Swing Line Bank or the Agent and shall not be responsible to any Bank, the Swing Line Bank or the Agent for any statements, warranties or representations made in or in connection with this Agreement; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Bank, the Swing Line Bank or the Agent for the due execution, legality, validity, enforceability, collectability, genuineness, sufficiency or value of this Agreement, or any other instrument or document furnished pursuant hereto or thereto; (vi) except as otherwise expressly provided herein shall not be responsible to any Bank, the Swing Line Bank or the Agent for the perfection or priority of any Lien securing the Loans; and (vii) shall incur no liability under or in respect of this Agreement, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.


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
         SECTION 12.10 Floor Plan Agent and Affiliates; Comerica Bank and Affiliates. Without limiting the right of any other Bank, the Swing Line Bank or the Agent to engage in any business transactions with any Borrower or any of its Affiliates, with respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, Comerica Bank shall have the same rights and powers under this Agreement, any Note, the Swing Line Note or any of the other Loan Documents as any other Bank and may exercise the same as though it were not the Floor Plan Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Comerica Bank in its individual capacity. Unless prohibited hereby, Comerica Bank and its Affiliates may be engaged in, or may hereafter engage in, one or more Other Financings with the Company, any other Borrower or any of their Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in Other Activities with no responsibility to account therefor to the Banks or the Agent. Without limiting the rights and remedies of the Banks or the Agent specifically set forth in the Loan Documents, no other Bank nor the Agent shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of any of the Borrowers not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Floor Plan Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Floor Plan Agent which may be or become security for the Obligations of the Borrowers under the Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes or the Swing Line Note, then each Bank and the Swing Line Bank shall be entitled to share in such application according to its equitable portion of such Obligations.

         SECTION 12.11 Floor Plan Agent's Indemnity.

                  (a) The Floor Plan Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes, the Swing Line Note, or any other Loan Document unless indemnified to the Floor Plan Agent's satisfaction by the Banks and the Swing Line Bank, against loss, cost, liability and expense. If any indemnity furnished to the Floor Plan Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks and the Swing Line Bank agree to indemnify the Floor Plan Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective aggregate principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Pro Rata Share of Total Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Total Commitments immediately prior to the time the Total Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Floor Plan Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Floor Plan Agent under this Agreement, the Notes, the Swing Line Note and the other Loan Documents (including action taken or omitted under Article II or Article IV of this Agreement). Without limitation of the foregoing, each Bank and the Swing


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
Line Bank agrees to reimburse the Floor Plan Agent promptly upon demand for its respective Pro Rata Share of the Total Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Floor Plan Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes, the Swing Line Note and the other Loan Documents to the extent that the Floor Plan Agent is not reimbursed for such expenses by the Borrowers. The provisions of this Section 12.11 shall survive the termination of this Agreement, the payment of the Loans and/or the assignment of any of the Notes or the Swing Line Note.

                  (b) Notwithstanding the foregoing, no Bank nor the Swing Line Bank shall be liable under this Section 12.11 to the Floor Plan Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Floor Plan Agent resulting from the Floor Plan Agent's gross negligence or willful misconduct. Each Bank and the Swing Line Bank agrees, however, that it expressly intends, under this Section 12.11, to indemnify the Floor Plan Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Floor Plan Agent's sole ordinary or contributory negligence.

         SECTION 12.12 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Floor Plan Agent, the Agent or any other Bank and based on the financial statements referred to in Section 7.5 and
Section 9.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank and the Swing Line Bank also acknowledges that it will, independently and without reliance upon the Floor Plan Agent, the Swing Line Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder.

         SECTION 12.13 Successor Floor Plan Agent. Subject to the appointment and acceptance of a successor Floor Plan Agent as provided herein, the Floor Plan Agent may resign at any time by giving written thirty (30) days notice thereof to the Banks, the Agent and the Company. Prior to the effectiveness of the termination of the existing Floor Plan Agent, the Floor Plan Agent shall also be terminated as Swing Line Bank and all Swing Line Loans, Swing Line Overdraft Loans outstanding as of such date and all amounts funded by the Floor Plan Agent pursuant to Section 2.11 hereof shall be purchased by the Successor Floor Plan Agent, and all of the obligations of the Floor Plan Agent pursuant to any drafting agreements issued by the Floor Plan Agent pursuant to Section 2.8 hereof shall have been irrevocably assumed by the Successor Floor Plan Agent, and the Successor Floor Plan Agent shall have agreed to indemnify the existing Floor Plan Agent in connection with any costs, liabilities or obligations arising out of, or in any way connected with, the transfer of such drafting agreements to the Successor Floor Plan Agent. Upon any such resignation or termination, the Required Banks shall have the right to appoint a successor Floor Plan Agent, subject to the approval of the Company, which approval shall not be unreasonably withheld. If no successor Floor Plan Agent shall have been so appointed by the Required Banks, approved by the Company and shall have accepted such appointment, all within thirty (30) calendar days after the resignation or


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
termination of the Floor Plan Agent, then the Agent shall, on behalf of the Banks, appoint a successor Floor Plan Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Floor Plan Agent hereunder, such successor Floor Plan Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Floor Plan Agent, and the retiring Floor Plan Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Floor Plan Agent's resignation as the Floor Plan Agent hereunder, the provisions of this Article XII and Section 13.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Floor Plan Agent under this Agreement.

         SECTION 12.14 Notice of Default. The Floor Plan Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Floor Plan Agent shall have received notice from a Borrower, a Bank or the Swing Line Bank, stating that such Default or Event of Default has occurred and stating that such notice is a "notice of default or "notice of event of default", as applicable. If the Floor Plan Agent receives such a notice, the Floor Plan Agent shall give notice thereof to the Banks, the Swing Line Bank and the Agent. If the Floor Plan Agent receives such a notice, the Floor Plan Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Sections
12.8 and 12.9.

         SECTION 12.15 Documentation Agent; Co-Agent. None of the Banks identified on the facing page or signature pages of this Agreement as Documentation Agent or Co-Agent shall have any right, power, obligation, liability or responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall have or be deemed to have any fiduciary relations with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking any action hereunder.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1 Notices, Etc. The Agent, any Bank, or the holder of any of the Notes or Loans, the Floor Plan Agent, and the Swing Line Bank giving consent or notice or making any request of the Company or any of the other Borrowers provided for hereunder, shall notify each Bank, the Floor Plan Agent and the Agent thereof. In the event that the holder of any Note (including any Bank) shall transfer such Note, it shall promptly so advise the Agent which shall be entitled to assume conclusively that no transfer of any Note has been made by any holder (including any Bank) unless and until the Agent receives written notice to the contrary. All notices, consents, requests, approvals, demands and other communications (collectively, "Communications") provided for herein shall be in writing (including telecopy Communications) and mailed, telecopied or delivered:


             Second Amended and Restated Revolving Credit Agreement

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
                  (a) if to the Company, at 950 Echo Lane, Suite #350, Houston, Texas 77024, Attention of Scott Thompson, Chief Financial Officer (Telecopy No.
(713) 467-6268);

                  (b) if to the Borrowers, or any individual Borrower, at the address of the Company specified in Section 13.1(a) above;

                  (c) if to the Agent, at 712 Travis Street, 5-CBBE-78, Houston, Texas 77002, Attention of Mary Arnold, Vice President (Telecopy No. (713) 216-6004) with a copy to Chase Securities, Inc., 707 Travis Street, 8-TCBN-96, Houston, Texas 77002, Attention of Manager, Syndications (Telecopy No. (713) 216-2291);

                  (d) if to any Bank, as specified on the signature page for such Bank hereto or, in the case of any Person who becomes a Bank after the date hereof, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person or;

                  (e) in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties;

                  (f) if to the Floor Plan Agent, at Comerica Bank National Dealer Services, 1920 Main Street, Suite 1150 Irvine, California 92614, Attention of Bruce Nowel, (Telecopy No. 949-476-1222) with a copy to Comerica Bank, Attention: Chris Stearns (Telecopy No. 313-222- 9419).

All Communications shall, when mailed, telecopied or delivered, be effective when (i) mailed by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto), or (ii) telecopied to any party to the telecopy number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other telecopy number designated by such party in a Communication to the other parties hereto) and confirmed by a transmission report verifying the correct telecopier number and number of pages and that such transmission was well transmitted, or (iii) delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto); provided, however, Communications to the Agent pursuant to
Article VI or Article XI shall not be effective until received by the Agent.

         SECTION 13.2 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Loans and the execution and delivery to the Banks of the Notes evidencing such Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any


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Commitment Fees or any other fee or amount payable under the Notes or this
Agreement is outstanding and unpaid and so long as the Commitments of the Banks have not been terminated.

         SECTION 13.3 Successors and Assigns; Participations.

                  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Agent, the Floor Plan Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except as permitted by Section 10.3, no Borrower may assign or transfer any of its rights or Obligations hereunder without the prior written consent of all the Banks.

                  (b) Each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including a portion of its Commitment and the same portion of the Loans at the time owing to it and the Note held by it); provided, however, that (i) except in the case of an assignment to a Bank or an Affiliate of a Bank, the Company (except during the continuance of an Event of Default) and the Agent must give their prior written consent by countersigning the Assignment and Acceptance (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations to this Agreement, and be pro rata between the Acquisition Loan Commitment of such Bank and the Floor Plan Loan Commitment of such Bank, (iii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall (A) be equal to the entire amount of the Commitment of the assigning Bank or (B) if not equal to the entire amount of the Commitment of the assigning Bank, in no event be less than Five Million Dollars ($5,000,000) and shall be in an amount which is an integral multiple of One Million Dollars ($1,000,000); provided, however, for purposes of this Section 13.3(b)(iii)(B), that the retained Commitment of the assigning Bank may not be less than Five Million Dollars ($5,000,000), (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit M hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment and the assignor shall pay a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the Bank's assignor thereunder, and (v) the assignee shall deliver to the Agent an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be no later than five (5) Business Days after the execution thereof unless otherwise agreed to by the assigning Bank, the Eligible Assignee thereunder and the Agent, (x) the assignee thereunder shall be a party hereto and under the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Loan Documents and (y) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.


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
                  (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty contained in Section 5.14 and that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or the performance or observance by any of the Borrowers of any of their Obligations under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements most recently delivered under either in Section 7.5 or
Section 9.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank's assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee and can make the representation contained in Section 5.14 and has, to the extent required, complied with the covenants contained therein; (vi) such assignee appoints and authorizes the Agent and the Floor Plan Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and the Floor Plan Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) The Agent shall maintain at its address referred to in
Section 13.1 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrowers and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement and the Loan Documents. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee together with the Note subject to such assignment, the processing and recordation fee referred to in paragraph (b) above and, if required, the Company's written consent to such assignment, the Agent shall (subject to the consent of the Company to such assignment, if required), if such Assignment and Acceptance has been completed and is in the form of Exhibit M, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the Banks. Within five (5) Business Days after receipt of notice, the Company, at its own expense, shall execute and


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
deliver and shall cause each of the other Borrowers to execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the assigning Bank's Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Bank in an amount equal to the portion of its Commitment retained by the assigning Bank hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C-1 or C-2 hereto, as applicable. Each canceled Note shall be promptly returned to the Company.

                  (f) Each Bank may without the consent of any Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Note held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions and Tax indemnities contained in Article V only to the same extent that the Bank from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions and Tax indemnities and (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the Obligations of any of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal of or interest on the Loans).

                  (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Bank by or on behalf of any of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to any Borrower received from such Bank.

                  (h) Anything in this Section 13.3 to the contrary notwithstanding, any Bank may at any time, without the consent of any Borrower or the Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 13.3 be


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
construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

         SECTION 13.4 Expenses of the Banks; Indemnity.

                  (a) The Borrowers agree to pay all reasonable out-of-pocket expenses reasonably incurred by the Agent and the Floor Plan Agent in connection with the preparation of this Agreement, the Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agent, the Floor Plan Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement or with the Loans made or the Notes issued hereunder, including the reasonable fees and disbursements of Jackson Walker L.L.P., special counsel for the Agents and Bodman, Longley & Dahling, LLP, special counsel for the Floor Plan Agent, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Bank, including allocated staff counsel costs for any Bank that elects to use the services of staff counsel in lieu of outside counsel. The Borrowers agree to indemnify the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the Notes or other Loan Documents.

                  (b) THE BORROWERS EACH AGREE TO INDEMNIFY THE AGENT, THE FLOOR PLAN AGENT AND THE BANKS AND THEIR AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD THE BANKS AND SUCH OTHER INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (I) THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO AND THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER AND THEREUNDER (INCLUDING THE MAKING OF THE COMMITMENT OF EACH BANK) AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, (II) THE USE OF PROCEEDS OF THE LOANS OR (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY BANK, APPLY TO ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. THE BORROWERS AGREE, HOWEVER, THAT THEY EXPRESSLY INTEND TO INDEMNIFY EACH INDEMNITEE FROM AND HOLD EACH OF THEM HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES OR


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EXPENSES ARISING OUT OF THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH
INDEMNITEE, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR TO ANY OF THE FOREGOING ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR THE FLOOR PLAN AGENT.

                  (c) The provisions of this Section 13.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of any Bank. All amounts due under this Section 13.4 shall be payable within ten (10) days following receipt by the Company of a detailed invoice or statement setting forth in reasonable detail the basis of such claim and the amounts so expended or lost or the amount of damages so incurred.

                  (d) No Indemnitee may settle any claim to be indemnified without prior written notice to the Company; provided however, failure to provide such prior written notice shall in no way affect the settlement of such claims.

                  (e) In the case of any indemnification hereunder, the Indemnitee shall give notice to the Company of any such claim or demand being made against the Indemnitee and the Company may participate in such proceeding at its own expense if legal counsel to the Company is acceptable to the Agent.

         SECTION 13.5 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Bank and the Swing Line Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank, the Swing Line Bank or any branch Subsidiary or Affiliate thereof to or for the credit or the account of the Borrowers against any of and all the Obligations of the Borrowers now or hereafter existing under this Agreement and the Note held by such Bank and the Swing Line Bank, respectively, according to their respective rights as otherwise provided herein, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such Obligations may be unmatured. Each Bank and the Swing Line Bank agree promptly to notify the Borrowers after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank and the Swing Line Bank under this Section 13.5 are in addition to other rights and remedies (including other rights of setoff) which such Bank and the Swing Line Bank may have under applicable law.

         SECTION 13.6  Governing Law; Jurisdiction.

                   (a) This Agreement, the Notes, the other Loan Documents and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Borrowers, the Agent, the Floor Plan Agent and the Banks under the laws of the


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State of Texas and of the United States of America and for all purposes shall be governed by, and construed and interpreted in accordance with, the laws of said state and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, the Notes or the other Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive, or charge in respect of any Loans, including any right to contract for, take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. If and to the extent the laws of the State of Texas are applicable for purposes of determining the Highest Lawful Rate, such term shall mean the "weekly ceiling" from time to time in effect under Chapter 1D of the Texas Credit Title, as amended (the "Act"), or, if permitted by applicable law and effective upon the giving of the notices required by the Act (or effective upon any other date otherwise specified by applicable law), the "monthly", "quarterly" or "annualized" ceiling from time to time in effect under the Act, whichever Agent shall elect to substitute for the "weekly ceiling," and vice versa, each such substitution to have the effect provided in the Act, and Agent shall be entitled to make such election from time to time one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with the Act. The provisions of Chapter 346, Texas Finance Code, as amended, do not apply to this Agreement or any Note issued hereunder.

                   (b) Each Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any Texas state court, or any United States federal court, sitting in the City of Houston or County of Harris, Texas, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Collateral is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Obligations. Each Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Texas state court, or any United States federal court, sitting in the City of Houston or County of Harris, Texas may be made by certified or registered mail, return receipt requested, directed to such Borrower at its address stated in Section 13.1, or at a subsequent address of which Administrative Agent received actual notice from such Borrower in accordance with this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed.

         SECTION 13.7  Waivers; Amendments.

                  (a) No failure or delay of the Agent, the Floor Plan Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Floor Plan Agent and the Banks hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, the Notes or the other Loan Documents or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective


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only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Each holder of any Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

                  (b) Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Banks; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the payment of any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or, except as provided in this Agreement, change the rate of interest on any Loan, or the amount of any fees payable to any Bank without the written consent of each Bank affected thereby, (ii) change the Commitment of any Bank without the written consent of such Bank or change the Commitment Fees of any Bank without the written consent of each Bank, or change the amount of the Total Commitment without the consent of each Bank,
(iii) release or defer the granting or perfecting of a Lien in any Collateral or release any guaranty or similar undertaking provided by any Person or modify any indemnity provided to the Banks hereunder or under the other Loan Documents without the written consent of each Bank; provided however the Agent or the Floor Plan Agent, as the case may be, shall be entitled to release any Collateral or any guaranty which a Borrower is permitted to sell or transfer or otherwise release under the terms of this Agreement or any Loan Document without notice to or any further action or consent of the Banks; or (iv) amend or modify the provisions of this Section 13.7, Section 13.3, Section 4.6(c), Section 12.1(d), Section 6.7(a) or the definition of the "Required Banks," without the written consent of each Bank; and provided further that no such agreement shall amend, modify, waive or otherwise affect the rights or duties of the Agent or the Floor Plan Agent hereunder without the written consent of the Agent or the Floor Plan Agent, respectively. Each Bank and each holder of any Note shall be bound by any modification or amendment authorized by this Section 13.7 regardless of whether its Note shall be marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section 13.7 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

         SECTION 13.8 Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount contracted for, charged, paid, or otherwise agreed to be paid, or received to the Agent or any Bank for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Agreement or any Note or any other Loan Document to the contrary


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
notwithstanding, none of the Borrowers shall ever be required to pay unearned interest on any Note and shall never be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement, such Note and the other Loan Documents would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrowers under this Agreement and such Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Borrowers under this Agreement, such Note or any Loan Document shall be reduced to the amount allowed under applicable law, and (b) any unearned interest paid by the Borrowers or any interest paid by the Borrowers in excess of the Highest Lawful Rate shall be credited on the principal of such Note (or, if the principal amount of such Note shall have been paid in full, refunded to the Borrowers). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Bank under the Notes held by it, or under this Agreement, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being such Bank's "Maximum Permissible Rate"), and shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Notes all interest at any time contracted for, charged or received by such Bank in connection therewith. If at any time and from time to time (i) the amount of interest payable to any Bank on any date shall be computed at such Bank's Maximum Permissible Rate pursuant to this
Section 13.8 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this Section 13.8.

         SECTION 13.9  Severability; Conflicts.

                  (a) In the event any one or more of the provisions contained in this Agreement, the Notes or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  (b) In the event any of the terms and provisions of any other Loan Document are inconsistent with the terms and provisions set forth in this Agreement, the terms and provisions set forth in this Agreement shall prevail.


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
         SECTION 13.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 13.11.

         SECTION 13.11 Binding Effect. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent, the Floor Plan Agent and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein except as provided in
Section 13.3(a).

         SECTION 13.12 Further Assurances. Each Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take any and all such other action, as the Agent or the Floor Plan Agent may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, the Obligations of the Borrowers thereunder or for better assuring and confirming unto the Banks all or any part of the security for any of such Obligations.

         SECTION 13.13 Subsidiary Solvency Savings Clause. Each of the Borrowers acknowledges the receipt and acceptance of valuable consideration as of the Closing Date and thereafter in connection with this Agreement; and each such Borrower further acknowledges and agrees that the direct benefits and enrichment it derives from being a party to this Agreement constitute a reasonably equivalent value to it in exchange for the joint and several liability it has incurred pursuant to this the Agreement. Further, each of the Borrowers acknowledges the interdependence by and among the other Borrowers in successfully carrying out their business operations. Each of the Borrowers represents that it is solvent prior to entering into this Agreement and that the transactions completed hereby will not render it insolvent and will not cause it to become financially non-viable in the future; provided, however in the event that the Indebtedness incurred by any Borrower pursuant to this Agreement or the transactions contemplated hereby would constitute a "fraudulent transfer"as to any such Borrower under Section 548 of the Federal Bankruptcy Code or pursuant to any applicable state law governing "fraudulent transfers" because such Borrower is deemed to have become insolvent as a result of incurring such Indebtedness, then, in such event, the liability of any such Borrower hereunder shall be deemed for all purposes to be equal to one dollar less than that amount of Indebtedness which would not render such Borrower insolvent.

         SECTION 13.14 Joint and Several Liability and Related Matters.

                  (a) Each of Floor Plan Borrowers other than the Company authorizes the Company with full power and authority as attorney-in-fact, to execute and deliver Requests for Borrowings, requests for issuance of Letters of Credit and each other instrument, certificate and report to be delivered by any Floor Plan Borrower to the Agent, the Floor Plan Agent and the Banks pursuant to this Agreement or any Loan Document. Each of the Floor Plan Borrowers other than


             Second Amended and Restated Revolving Credit Agreement the Company agrees that it shall be bound by any action taken by the Company on its behalf pursuant to such appointment.

                  (b) The obligations of each of the Ford Borrowers under this Agreement and the Loan Documents shall be joint and several only with all other Ford Borrowers and the liability of each of the Ford Borrowers shall be limited to an amount equal to the Ford Borrower Liability Amount and the Collateral of all Ford Borrowers granted or pledged to the Agent for the benefit of the Banks to secure the Obligations shall secure only that portion of the Obligations attributable to all of the Ford Borrowers as hereinabove provided. The obligations of each of the GM Borrowers under this Agreement and the Loan Documents shall be joint and several with all the Borrowers and (except as provided in the GM Borrower Guaranty executed by each of the GM Borrowers) the liability of each of the GM Borrowers shall be limited to an amount equal to the GM Borrower Liability Amount and the Collateral of all GM Borrowers granted or pledged to the Agent for the benefit of the Banks to secure the Obligations shall secure only that portion of the Obligations attributable to all of the GM Borrowers as hereinabove provided. The obligations of all other Borrowers under this Agreement and the other Loan Documents are joint and several and not limited in any way whatsoever.

                  (c) Except as herein provided, each Borrower acknowledges and agrees that it is the intent of the parties that each Borrower be primarily liable for the obligations as a joint and several obligor. It is the intention of the parties that, except as herein provided, with respect to liability of any Borrower hereunder arising solely by reason of its being jointly and severally liable for Loans and Letter of Credit Obligations and other extensions of credit taken by other Borrowers, the obligations of such Borrower shall be absolute, unconditional and irrevocable irrespective of:

                       (i)   any lack of validity, legality or
                  enforceability of this Agreement, any Note or any Loan Document as to any other Borrower;

                       (ii)  the failure of any Bank or any holder of any
                  Note:

                                (A) to enforce any right or remedy against any
                             Borrower or any other Person (including any surety) under the provisions of this Agreement, such Note or otherwise, or

                                (B) to exercise any right or remedy against any
                             surety of, or Collateral securing, any obligations;

                       (iii) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

                       (iv) any reduction, limitation, impairment or termination of any Obligations with respect to any other Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to


             Second Amended and Restated Revolving Credit Agreement

                  (and each Borrower hereby waives any right to or claim of) any defense (other than the defense of payment in full of the Obligations) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Borrower;

                       (v) any addition, exchange, release, surrender or nonperfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by any Bank or any holder of the Notes securing any of the Obligations; or

                       (vi) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Obligations) available to, or a legal or equitable discharge of, any other Borrower, any surety or any guarantor.

                  (d) Each Borrower agrees that its liability hereunder including, without limitation, any joint and several liability of such Borrower, shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by any Bank or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower as though such payment had not been made.

                  (e) Each Borrower hereby expressly waives: (i) notice of the Banks' acceptance of this Agreement; (ii) notice of the existence or creation or non payment of all or any of the Obligations other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement; and (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing, subject, however, in the case of Collateral in the possession of the Agent or a Bank to such Person's duty to use reasonable care in the custody and preservation of such Collateral.

                  (f) No delay on any of the Banks' part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Banks of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Banks permitted hereunder shall in any way affect or impair any such Banks' rights or any Borrower's Obligations under this Agreement.

                  (g) Each Borrower hereby represents and warrants to each of the Banks that it now has and will continue to have independent means of obtaining information concerning the Borrowers' affairs, financial condition and business. Banks shall not have any duty or responsibility to provide any Borrower with any credit or other information concerning the Borrowers' affairs, financial condition or business which may come into the Banks' possession.


             Second Amended and Restated Revolving Credit Agreement

         SECTION 13.15 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT, THE FLOOR PLAN AGENT AND EACH OF THE BORROWERS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, FLOOR PLAN AGENT NOR ANY OF THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS, THE AGENT, THE FLOOR PLAN AGENT OR ANY OF THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

         SECTION 13.16 Loans Under Prior Credit Agreement. On the Closing Date:

                  (a) The Company shall pay all accrued and unpaid commitment fees outstanding under the Amended and Restated Revolving Credit Agreement dated as of June 19, 1998 (the "Prior Credit Agreement") for the account of each "lender" under the Prior Credit Agreement;

                  (b) each Loan under the Prior Credit Agreement shall be renewed and extended and shall on the Closing Date constitute a Loan of the same Type as under the Prior Credit Agreement and each such Loan that is a Eurodollar Loan having an Interest Period extending beyond the Closing Date shall be deemed to be renewed and extended under the same LIBO Rate and Interest Period applicable thereto and the Interest Period for each such Loan shall not be terminated solely as a result of the execution and delivery by the Borrowers of this Agreement, the Notes and the other Loan Documents;

                  (c) each Letter of Credit outstanding under the Prior Credit Agreement shall be deemed to have been issued under the Prior Credit Agreement as amended by this Agreement without further consideration or any fees under the Prior Credit Agreement; and

                  (d) the Prior Credit Agreement and the Commitments thereunder shall terminate and be superseded by this Agreement.

         SECTION 13.17 FINAL AGREEMENT OF THE PARTIES. THIS WRITTEN AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE NOTES, THE AGENT'S LETTER, THE FLOOR PLAN AGENT'S LETTER AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.2(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF

             Second Amended and Restated Revolving Credit Agreement

AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                                      * * *
                    Signatures following on succeeding pages




             Second Amended and Restated Revolving Credit Agreement

         IN WITNESS HEREOF, the Borrowers, the Banks listed on the signature pages hereto, the Agent and the Floor Plan Agent have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:                             GROUP 1 AUTOMOTIVE, INC., a Delaware
                                       corporation


                                       By:
                                           ------------------------------------
                                           Name: Scott Thompson
                                           Title: Senior Vice President

                                       COURTESY NISSAN, INC., a Texas
                                       corporation; FOYT MOTORS, INC., a Texas
                                       corporation; BOB HOWARD AUTOMOTIVE-H,
                                       INC., an Oklahoma corporation; BOB HOWARD
                                       DODGE, INC., an Oklahoma corporation; BOB
                                       HOWARD MOTORS, INC., an Oklahoma
                                       corporation; HOWARD PONTIAC-GMC, INC., an
                                       Oklahoma corporation; ROUND ROCK NISSAN,
                                       INC., a Texas corporation; SMC LUXURY
                                       CARS, INC., a Texas corporation; MIKE
                                       SMITH AUTOPLAZA, INC., a Texas
                                       corporation; SMITH, LIU & CORBIN, INC., a
                                       Texas corporation; SMITH, LIU & KUTZ,
                                       INC., a Texas corporation; SOUTHWEST
                                       TOYOTA, INC., a Texas corporation; TOWN
                                       NORTH IMPORTS, INC., a Texas corporation;
                                       TOWN NORTH NISSAN, INC., a Texas
                                       corporation; TOWN NORTH SUZUKI, INC., a
                                       Texas corporation; COURTESY FORD, INC., a
                                       Florida corporation; GROUP 1 FORD, INC., a Texas corporation; BOB HOWARD NISSAN, INC., an Oklahoma corporation; KOONS FORD, INC., a Florida corporation; PERIMETER FORD, INC., a Delaware corporation; MIKE SMITH AUTOMOTIVE N, INC., a Texas corporation; MIKE SMITH AUTOPLEX, INC., a Texas corporation; MIKE SMITH AUTOPLEX BUICK, INC., a Texas corporation; MIKE SMITH AUTOPLEX DODGE, INC., a Texas corporation; MIKE SMITH AUTOPLEX-GERMAN IMPORTS, INC., a Texas corporation; MIKE SMITH AUTOPLEX-V, INC., a Texas corporation; CASA CHRYSLER PLYMOUTH JEEP, INC., a New Mexico corporation; CASA CHEVROLET, INC., a New Mexico corporation; FLAMINGO FORD, INC., a Florida corporation; HIGHLAND AUTOPLEX, INC., a Texas corporation; SMITH AUTOMOTIVE GROUP, INC., a Texas corporation; J. CARROLL MANAGEMENT GROUP, INC., a


             Second Amended and Restated Revolving Credit Agreement

                                       Florida corporation; MMK INTERESTS, INC., a Texas corporation; BOB HOWARD CHEVROLET, INC., an Oklahoma corporation; HOWARD AUTOMOTIVE GROUP, INC., an Oklahoma corporation; PRESTIGE CHRYSLER PLYMOUTH, INC., a Texas corporation; MAXWELL CHRYSLER PLYMOUTH DODGE, INC., a Texas corporation; MIKE SMITH L/M, INC., a Delaware corporation; MIKE SMITH GM, INC., a Delaware corporation; MCKINNEY DODGE, INC., a Texas corporation; LUBY CHEVROLET CO., a Delaware corporation; MAXWELL TEXAS MANAGEMENT, INC., a Texas corporation


                                       By:
                                           ------------------------------------
                                           Name:  Scott Thompson
                                           Title: Senior Vice President


                                       MAXWELL CHRYSLER, PLYMOUTH, DODGE, JEEP,
                                       EAGLE, LTD., a Texas limited partnership

                                       By: MAXWELL CHRYSLER PLYMOUTH DODGE,
                                           INC., a Texas corporation


                                           By:
                                               --------------------------------
                                               Name: Scott Thompson
                                               Title: Vice President

                                       PRESTIGE CHRYSLER PLYMOUTH SOUTH, LTD., a
                                       Texas limited partnership

                                       By: PRESTIGE CHRYSLER PLYMOUTH, INC., a
                                           Texas corporation

                                           By:
                                               --------------------------------
                                               Name: Scott Thompson
                                               Title: Vice President


             Second Amended and Restated Revolving Credit Agreement

                                       PRESTIGE CHRYSLER PLYMOUTH NORTHWEST,
                                       Ltd., a Texas limited partnership

                                       By: MMK INTERESTS, INC., a Texas
                                           corporation


                                           By:
                                               --------------------------------
                                               Name: Scott Thompson
                                               Title: Vice President

                                       MAXWELL FORD, LTD.,
                                       a Texas limited partnership

                                       By: MAXWELL TEXAS MANAGEMENT, INC., a
                                           Texas corporation


                                           By:
                                               --------------------------------
                                               Name: Scott Thompson
                                               Title: Vice President


                                       PRESTIGE MAXWELL, INC., a Delaware
                                       corporation;
                                       MAXWELL HOLDINGS, INC., a Delaware
                                       corporation.


                                           By:
                                               --------------------------------
                                               Name: Robert E. Howard II
                                               Title: President



AGENT AND ISSUING BANK:                CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION


                                       By:
                                           ------------------------------------
                                           Name:    Mary C. Arnold
                                           Title:   Vice President


             Second Amended and Restated Revolving Credit Agreement

FLOOR PLAN AGENT                       COMERICA BANK
AND SWING LINE BANK


                                       By:
                                           ------------------------------------
                                           Name:    Joseph A. Moran
                                           Title:   Senior Vice President




             Second Amended and Restated Revolving Credit Agreement

BANKS:                                 NATIONSBANK, N.A.


                                       By:
                                           ------------------------------------
                                           Name:   Bruce Clay
                                           Title:  Vice President


                                       Address: 140 Cypress Station #208
                                                Houston, Texas 77090



                                       Telecopy No.: 281-537-3246


                                       Domestic Lending Office
                                       Attention: Bruce Clay



                                       Eurodollar Lending Office
                                       Attention:   Bruce Clay



             Second Amended and Restated Revolving Credit Agreement

BANKS                                  U.S. BANK NATIONAL ASSOCIATION




                                       By:
                                           ------------------------------------
                                       Name:   Tracy Muegge
                                       Title:  Vice President

                                       Address: 2460 Watt Avenue, Suite 200
                                                Sacramento, CA  95825

                                       Telecopy No.: (916) 974-7088


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------



             Second Amended and Restated Revolving Credit Agreement

                                       CHASE BANK OF TEXAS, N.A.





                                       By:
                                           ------------------------------------
                                       Name:   Mary C. Arnold
                                       Title:  Vice President

                                       Address:  712 Main Street
                                                 5-CBBE-78
                                                 Houston, Texas 77002

                                       Telecopy No.: (713) 216-6004



                                       Domestic Lending Office
                                       Attention:  Gale Manning:



                                       Eurodollar Lending Office

                                       Attention:  Gale Manning:


             Second Amended and Restated Revolving Credit Agreement

                                       COMERICA BANK




                                       By:
                                           ------------------------------------
                                       Name:   Joe Morane
                                       Title:  Senior Vice President

                                       Address:  411 W. Lafayette,
                                                 MC3519, 8th Fl.
                                                 Detroit, Michigan  48243

                                       Telecopy No.: (313) 222-9419


                                       Domestic Lending Office
                                       Attention:  Joe Moran



                                       Eurodollar Lending Office
                                       Attention:  Joe Moran


             Second Amended and Restated Revolving Credit Agreement

                                       BANKBOSTON, N.A.




                                       By:
                                           ------------------------------------
                                       Name:    Mark Mazmanian
                                       Title:   Vice President

                                       Address:  100 Rust Kraft Road
                                                 MS: MA EAS 77-01-14
                                                 Dedham, MA  02026

                                       Telecopy No.: (781) 320-2880


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------



             Second Amended and Restated Revolving Credit Agreement

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION




                                       By:
                                           ------------------------------------
                                       Name:    Bruce Clay
                                       Title:   Vice President

                                       Address:  500 N. Akard, 24th Floor
                                                 Dallas, Texas 75201

                                       Telecopy No.: (214) 758-4739


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------



             Second Amended and Restated Revolving Credit Agreement

                                       BANK ONE, TEXAS, NATIONAL
                                       ASSOCIATION



                                       By:
                                           ------------------------------------
                                       Name:    Jeff Edge
                                       Title:   Vice President

                                       Address: 1424 E. North Belt
                                                Suite 100
                                                Houston, TX 77032

                                       Telecopy No.: (281) 985-2931


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------


             Second Amended and Restated Revolving Credit Agreement

                                       GOLDMAN SACHS CREDIT PARTNERS, L.P.




                                       By:
                                           ------------------------------------
                                       Name:    John Urban
                                       Title:   Managing Director

                                       Address:  85 Broad Street
                                                 27th Floor
                                                 New York, NY 10004

                                       Telecopy No.: (212) 902-3757


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------

             Second Amended and Restated Revolving Credit Agreement

                                       NATIONAL CITY BANK OF KENTUCKY




                                       By:
                                           ------------------------------------
                                       Name:    Tom Gurbach
                                       Title:   Vice President


                                       Address:  National City Tower, 37th Floor
                                                 101 S. Fifth Street
                                                 Louisville, KY  40202

                                       Telecopy No.: (502) 581-5122


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------


             Second Amended and Restated Revolving Credit Agreement

                                       WORLD OMNI FINANCIAL CORP.




                                       By:
                                           ------------------------------------
                                       Name:    Bruce Wohlleb
                                       Title:   Vice President


                                       Address:  120 NW 12th Avenue
                                                 Deerfield Beach, FL 33442


                                       Telecopy No.: (800) 422-6704


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------


             Second Amended and Restated Revolving Credit Agreement

                                       THE BANK OF NOVA SCOTIA



                                       By:
                                           ------------------------------------
                                       Name:    Brian Allen
                                       Title:   Senior Relationship Manager


                                       Address:  One Liberty Plaza, 26th Floor
                                                 New York, NY 10006


                                       Telecopy No.: (212) 225-5090


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------


             Second Amended and Restated Revolving Credit Agreement

                                       BANK OF HAWAII



                                       By:
                                           ------------------------------------
                                       Name:    Brenda Testerman
                                       Title:   Vice President


                                       Address:  1850 N. Central Ave., Suite 400
                                                 Phoenix, AZ 85004


                                       Telecopy No.: (602) 257-2235


                                       Domestic Lending Office
                                       Attention:
                                                  -----------------------------


                                       Eurodollar Lending Office
                                       Attention:
                                                  -----------------------------


             Second Amended and Restated Revolving Credit Agreement